UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Western Digital Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Our strategy across five major strategic pillars
Drive Differentiated Leadership in Flash ●Capitalize on market transition to solid state drives ●Focus on through-cycle gross margin leadership ●Leverage consumer brand strength
Creating the future of data
No matter how you follow your passion, you should be empowered and inspired by the data that surrounds you. At Western Digital, our broad and ever-expanding portfolio delivers powerful storage solutions with data security features for everyone from students, gamers and home offices to the largest enterprises and cloud providers. Our flash and hard disk drive (“HDD”) products also play a central role in the Artificial Intelligence (“AI”) revolution by providing critical storage at every stage of the AI data cycle. Across industries and applications, through our Western Digital®, WD®, WD_BLACK™, SanDisk® and SanDisk® Professional brands, we spark innovation, drive deeper connections and enable smarter decisions.
As we work to constantly create opportunities for people to bridge the gap between aspiration and actualization, it is our culture and our passion to do things the right way. We thrive on inclusivity. We relentlessly pursue technological advancements, with approximately 13,000 active patents for groundbreaking memory technologies and beyond. We continuously analyze and optimize our operations for efficiency and reliability and to secure our supply chain. We are also proud to have been recognized as one of the World’s Most Ethical Companies (Ethisphere) six years running.
All the while, we keep our customers’ efficiency, security and overall capabilities front and center. It is our mission to fuel new possibilities and write the future in collaboration with our stakeholders, with solutions imagined and realized on their terms. Together, we can create what’s next.

Drive Leadership in HDD
●Ensure reliable capacity growth and improved total cost of ownership
●Enhance customers’ ability to generate value from data
●Develop new technologies across the storage landscape

Lead in Storage Innovation
●Lead in areal density
●Invest in leading HDD technologies to enable future drive capacity transition
●Drive capital-efficient bit growth in flash
●Capitalize on generative AI-driven demand for new storage solutions

Deliver Customer Value ●Increase long-term engagement and through-cycle agreements with key customers ●Expand strategic relationships with customers

Accelerate Operational Excellence
●Achieve operational excellence to translate technology into stockholder value
●Deliver best-in-class operating efficiency to drive profitability
●Focus on sustainability and digital innovation of our manufacturing processes

Our Purpose To be the world’s iconic data storage company

1

Letter from Our Chair and
Lead Independent Director

Dear Fellow Stockholders:

On behalf of the entire Board, thank you for your continued support and investment in Western Digital. Following our October 2023 announcement of plans to separate our HDD and flash businesses, we are pleased with the progress being made to prepare for the separation as well as our management team’s continued focus on innovation and operational efficiency. We are proud to provide you with updates on our performance and key focus areas for the Board and our stockholders as we approach our 2024 Annual Meeting.
Strong Execution as We Progress Towards HDD and Flash Separation
In October 2023, our Board announced the outcome of its comprehensive strategic review of the business and intention to separate our existing HDD and flash businesses into two separate, publicly listed companies to unlock long-term value for our stockholders. Since then, we have made significant progress – including naming executives to key leadership positions – and we are taking actions that we believe position both companies to have a strong product portfolio and operational and financial leadership post–separation.
While progressing on the separation, our Board and management team have remained focused on achieving operational efficiency and enhancing our business agility to drive innovation and execute on opportunities as the technology landscape and our businesses evolve. This focus has yielded excellent results and performance, which we believe can enable us to generate higher earnings and improve profitability while positioning our HDD and flash businesses for success.

Sound Governance, Board Oversight and Stockholder Engagement
We continue to prioritize sound corporate governance practices that facilitate strong Board oversight and align with feedback shared by stockholders through our regular outreach program.
We have worked to further enhance our governance practices over the past several years to promote independent Board leadership, a robust Board evaluation process and smooth and effective director and management succession.
Our Board is composed of individuals who bring extensive experience and diverse perspectives and skills that have been essential to the oversight of our evolving business. Over the past year, we worked to evaluate and align the skills and expertise of our directors with the needs of both standalone companies upon the completion of the separation while continuing to foster diversity, as demonstrated by our commitment to include diverse candidates in our Board search processes.
Stockholder engagement remains a key consideration into the Board’s decision-making process. Through our ongoing discussions with stockholders throughout the year, we have discussed business and strategy, board composition and diversity, executive compensation and corporate responsibility and sustainability matters. The views and perspectives shared by our stockholders continue to inform our executive compensation program, as summarized in this year’s proxy statement.

Pursuit of Sustainable Excellence
At Western Digital, our environmental, social and responsible business efforts are an integral part of our operations. In fiscal 2024, we continued our journey to sustainable excellence and are proud of how we have distinguished ourselves through our dedication to transparency and substantive progress. After setting four new, ambitious sustainability targets in fiscal 2023, we have intensified our focus on initiatives to mitigate the impacts of climate change and are ahead of our combined Scope 1 and 2 emission goals with regards to our Science-Based Targets trajectory.
We also continue to put our people at the heart of everything we do and work to support safe and fair working conditions for all employees.
We Ask for Your Support
We are grateful for the opportunity to represent our stockholders and serve the company as we continue driving towards our planned separation with a focus on sustainable and long-term growth, unlocking value for our stockholders. We welcome and appreciate your input and support for our voting recommendations at our upcoming Annual Meeting.
Sincerely,

MATTHEW E. MASSENGILL Independent Chair of the Board
STEPHANIE A. STREETER Lead Independent Director

2	Western Digital 2024 Proxy Statement

Notice of Annual Meeting
of Stockholders

Western Digital Corporation
5601 Great Oaks Parkway
San Jose, California 95119

Date November 20, 2024

Time Online check-in begins: 7:45 a.m. Pacific Time Meeting begins: 8:00 a.m. Pacific Time

Location
Our annual meeting will be a completely virtual meeting of stockholders that will provide stockholders comparable rights and opportunities to participate as they would have at an in-person meeting. To participate, vote or submit questions during the annual meeting via live webcast, please visit: www.virtualshareholdermeeting.com/ WDC2024. Please see the section entitled “Additional Information— General Information About the Annual Meeting—Virtual Annual Meeting” for additional information.

Who Can Vote
Holders of record of shares of our common stock and Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) at the close of business on September 23, 2024 will be entitled to notice of and to vote, together as a single class, at our annual meeting and any postponements or adjournments of the meeting.
A list of stockholders as of the record date for the annual meeting may be accessed during the virtual annual meeting at www.virtualshareholdermeeting. com/WDC2024 by using the control number on your Notice of Internet Availability of Proxy Materials, or on your proxy card or voting instruction form that accompanied your proxy materials.

Matters to be Voted on

Proposal		Board Recommendation
01	Election of the eight director nominees named in the attached Proxy Statement to serve until our next annual meeting of stockholders and until their respective successors are duly elected and qualified	VOTE FOR
02	Approval on an advisory basis of the named executive officer compensation disclosed in the attached Proxy Statement	VOTE FOR
03	Approval of the amendment and restatement of our 2021 Long-Term Incentive Plan to increase by six million the number of shares of our common stock available for issuance under that plan	VOTE FOR
04	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2025	VOTE FOR

At the meeting, we will also consider any other business that may properly come before our annual meeting and any postponements or adjournments of the meeting.

By Order of our Board of Directors,

CYNTHIA LOCK TREGILLIS
Senior Vice President, Chief Legal Officer and Secretary
October 7, 2024

Voting Shares in Advance of the Meeting
Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your vote will be counted regardless of whether you attend the annual meeting.

Via the Internet Visit the website listed on your notice, proxy card or voting instruction form	By Phone Call the phone number listed on your proxy card or voting instruction form	By Mail Complete, sign, date and return your proxy card or voting instruction form in the envelope provided

Important notice regarding the availability of proxy materials for our annual meeting of stockholders to be held on November 20, 2024:
On or about October 7, 2024, proxy materials for the annual meeting, including the attached Proxy Statement and our Annual Report for the fiscal year ended June 28, 2024, are being furnished to stockholders entitled to vote at the annual meeting. The Proxy Statement and 2024 Annual Report are available on our Investor Relations website at investor.wdc.com. You can also view these materials at www.proxyvote.com by using the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials.

3

Disclaimers

Cautionary Note Regarding
Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements concerning our business strategy and strategic priorities, including expectations regarding our planned separation of our HDD and flash businesses, including expected changes in leadership and expected benefits of the separation, our ability to execute our strategy, our future financial performance, our plans for our corporate responsibility and sustainability program, including our emissions reduction targets, renewable energy, waste and water use goals, and our policies and reporting in the area of human rights and diversity and inclusion efforts. These forward-looking statements are based on management’s current expectations as of the date of this Proxy Statement and are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to: volatility in global economic conditions; operational, financial and legal challenges and difficulties inherent in implementing a separation of the company's HDD and flash businesses; the final approval of the separation by the company's board of directors; inflation, increase in interest rates and economic recession; future responses to and effects of public health crises; the impact of business and market conditions; the outcome and impact of our announced separation transaction, including with respect to customer and supplier relationships, regulatory and contractual restrictions, stock price volatility and the diversion of management’s attention from ongoing business operations and opportunities; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our level of debt and other financial obligations; changes to our relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; our ability to achieve our GHG emissions reduction and other Environmental, Social and Governance (“ESG”) goals; the impact of international conflicts; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the SEC on August 20, 2024 (the “2024 Annual Report on Form 10-K”), to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law. Furthermore, certain statements in this Proxy Statement, particularly pertaining to our ESG performance, goals and initiatives, are subject to additional risks and uncertainties, including regarding: gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependency on third-parties to provide certain information and to comply with applicable laws and policies; our reference to various ESG reporting standards and frameworks (including standards for the measurement of underlying data), which continue to evolve; and other unforeseen events or conditions. These factors, as well as others, may cause results to differ materially and adversely from those expressed in any of our forward-looking statements. Additionally, we may provide information herein that is not necessarily “material” under the federal securities laws for the SEC reporting purposes but that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data) and the interest of various stakeholders. However, we cannot guarantee strict adherence to framework recommendations and much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change, and our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control.

Website References

You may also access additional information about Western Digital at investor.wdc.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of, and shall not be deemed incorporated by reference into, this Proxy Statement.

4	Western Digital 2024 Proxy Statement

Description of Compensation Arrangements for Named Executive Officers		60
Outstanding Equity Awards at Fiscal 2024 Year-End Table		61
Fiscal 2024 Option Exercises and Stock Vested Table		62
Fiscal 2024 Non-Qualified Deferred Compensation Table		63
Potential Payments upon Termination or Change in Control		63
CEO Pay Ratio		67
Pay Versus Performance		68
Equity Plan Proposal		71
PROPOSAL 3:	Approval of the Amendment and Restatement of our 2021 Long-Term Incentive Plan to Increase by Six Million the Number of Shares of Our Common Stock Available for Issuance Under that Plan	71

Equity Compensation Plan Information		82
Stock Ownership Information		83
Audit Committee Matters		85
PROPOSAL 4:	Ratification of Appointment of our Independent Registered Public Accounting Firm	85
Report of the Audit Committee		86
Additional Information		88
General Information About the Annual Meeting		88
Virtual Annual Meeting		88
Availability of Annual Report		93
Communication with our Company		93
Appendix A—Non-GAAP Financial Measures		A-1
Appendix B—Amended and Restated 2021 Long-Term Incentive Plan		B-1

5

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. We encourage you to read this entire Proxy Statement for more information about these topics prior to voting.

Our Director Nominees

6	Western Digital 2024 Proxy Statement

Board Nominee Highlights

INDEPENDENCE	GENDER	AGE	TENURE
88%	38%	64 Years	6 Years
Independent	Women	Average	Median

WOMEN IN BOARD LEADERSHIP ROLES

Lead Independent Director	Audit Committee Chair	Governance Committee Chair

Corporate Governance Highlights

Our Board of Directors is committed to maintaining the highest standards of corporate governance. Our strong corporate governance practices are intended to help promote the long-term interests of our stockholders.

Corporate Governance Best Practices

We regularly evaluate our corporate governance practices against prevailing best practices and emerging and evolving topics identified through stockholder outreach and trends and developments in corporate governance best practices.

✓Robust year-round Board-led stockholder engagement program that informs Board decisions
✓Independent Board leadership, including an independent Chair of the Board separate from our CEO and a Lead Independent Director with clearly defined roles and responsibilities
✓Commitment to Board diversity, with our Corporate Governance Guidelines requiring the Governance Committee to include, and instruct any search firm it engages to include, women and members of underrepresented communities in the director selection pool
✓Women serve in key Board leadership positions as our Lead Independent Director and Chairs of the Audit Committee and Governance Committee
✓All directors are elected annually by a simple majority of votes cast
✓Seven of eight director nominees are independent
✓Director retirement policy upon reaching age 72
✓Active Board refreshment resulting in three new independent, non-employee directors being appointed since 2021

✓Overboarding policy for additional public company directorships by directors, including a lower threshold for our CEO
✓Active Board oversight of strategic planning and risk management
✓Board committee oversight of corporate responsibility, sustainability and human capital management
✓Annual sustainability reporting via standalone Sustainability Report aligned with leading frameworks and standards
✓Succession planning for directors, our CEO and other key officers
✓Board committee oversight of political and lobbying activities and expenditures
✓Annual Board and committee self-evaluations
✓Annual individual assessments of directors
✓Anti-hedging, anti-pledging and clawback policies
✓All current non-employee directors comply with our stock ownership guidelines
✓All executive officers achieved stock ownership requirements pursuant to our guidelines

Proxy Summary	7

Year-Round Stockholder Engagement

We have a regular and long-standing practice of maintaining dialogue with our stockholders through our Board-driven stockholder engagement program. We value engagement with our stockholders and have relied on our ongoing engagement program to solicit, identify and understand stockholder perspectives and feedback on our strategy, Board refreshment and composition, executive compensation, ESG and other areas of investor focus. Over the past year, we reached out to stockholders representing approximately 50% of shares outstanding and conducted calls with stockholders representing approximately 32% of shares outstanding, and reflecting various investment styles and geographies, including participation from Martin Cole, Chair of the Compensation and Talent Committee, in select engagements. Stockholder feedback is shared regularly with our Board and serves as a critical input in our Board's deliberations and decision-making process. Please see the section entitled “Corporate Governance Matters – Stockholder Engagement” on page 25 for a description of the topics discussed and stockholder feedback during our summer 2024 stockholder engagement.

Corporate Responsibility and Sustainability

We believe responsible and sustainable business practices support the long-term success of our company. These practices help keep our communities and our environment vibrant and healthy. They also lead us to more efficient and resilient business operations, help us meet our customers’ efficiency targets, reduce risks of misconduct and legal liability, enhance the reliability of our supply chain and improve the health, well-being, engagement and productivity of our employees. We believe that being an industry leader is not just about having talented employees or innovative products. It is also about doing business the right way, every day. That is why our commitment to corporate responsibility is deeply embedded throughout our business.

Continuing our focus on emissions, in June 2023, we committed to running our global operations on 100% renewable energy by 2030 and to achieve net zero emissions in our operations (Scopes 1 and 2) by 2032. We also committed to diverting more than 95% of our operational waste from landfills and reduce water withdrawals by 20%, both by 2030.

As of the end of fiscal 2023, we have reduced our combined Scope 1 and 2 emissions by more than 20%, putting us nearly a third of the way to our 2030 goal in just two years. We were also recognized as one of the World’s Most Ethical Companies for the sixth consecutive year in 2024 by Ethisphere.

Additionally, we thrive on the power and potential of inclusion. By considering various perspectives, we aspire to achieve the best outcomes for our employees, our company, our customers and the world around us.

Our 2023 Sustainability Report is located on our Corporate Responsibility page at www.westerndigital.com. The topics covered were selected based on a detailed materiality assessment facilitated by a third party, which incorporated input from investors, customers and other stakeholders, as well as our strategic priorities, and the report was prepared in accordance with the Global Reporting Initiative (“GRI”) standards: Core option, references Sustainability Accounting Standards Board (“SASB”) standards and includes disclosures aligned with the UN Sustainable Development Goals (“UN SDGs”) and the Task Force on Climate-Related Financial Disclosures (“TCFD”) recommendations. The Governance Committee oversees our corporate responsibility and sustainability policies and programs pursuant to its charter.

For more information, please refer to the section entitled “Corporate Responsibility and Sustainability” on page 21.

8	Western Digital 2024 Proxy Statement

Corporate Governance Matters

PROPOSAL 1
ELECTION OF DIRECTORS

We are asking our stockholders to elect eight directors to our Board of Directors at the 2024 annual meeting of stockholders. Defining attributes of our Board include:

●All directors elected annually by a simple majority of votes cast
●Independent Board leadership, including an independent Chair of the Board separate from our CEO and a Lead Independent Director with clearly defined roles and responsibilities
●Women serve in key Board leadership positions as our Lead Independent Director and Chairs of the Audit Committee and Governance Committee
●Seven of eight director nominees are independent
●Three new independent directors appointed since 2021
●Skills and experience of directors aligned to business strategy and key areas of risk oversight
Our Board of Directors recommends a vote FOR each of the eight director nominees named in this Proxy Statement

Our Board of Directors is presenting eight nominees for election as directors at our 2024 annual meeting of stockholders (“Annual Meeting”). Each of the nominees is currently a member of our Board and was elected to our Board by our stockholders at our 2023 Annual Meeting. Each director elected at the Annual Meeting will serve until our 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and until a successor is duly elected and qualified or until the director’s earlier resignation.(1)

Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee is unable or unwilling for good cause to stand for election or serve as a director if elected, the persons named as proxies may vote for a substitute nominee designated by our existing Board of Directors, or our Board may choose to reduce its size.

Reed B. Rayman has not been nominated for re-election at the Annual Meeting and his term of service will end immediately prior to the Annual Meeting. The decision was not as a result of any disagreements with our company. Mr. Rayman joined our Board after being designated for appointment by AP WD Holdings, L.P. (“Apollo”) pursuant to our investment agreement with Apollo. Apollo has since converted and sold its shares of Series A Preferred Stock, and therefore no longer has the right to appoint a person to our Board. Our Board intends to reduce the size of our Board to eight directors immediately following the Annual Meeting. Stockholders may not vote their shares for more than eight director nominees.

Vote Required for Approval

Each director nominee will be elected as a director if the nominee receives the affirmative vote of a majority of the votes cast with respect to his or her election (in other words, the number of votes “FOR” a director must exceed the number of votes cast “AGAINST” that director). You may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. Proxies received by our Board of Directors will be voted FOR each director nominee unless specified otherwise.

Under our By-laws, any incumbent director who fails to be elected must offer to tender his or her resignation to our Board. If the director conditions his or her resignation on acceptance by our Board, the Governance Committee will then make a recommendation to our Board on whether to accept or reject the resignation or whether other action should be taken. Our Board will act on the resignation and publicly disclose and explain its decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in our Board’s or the committee’s decision.

(1)	Note: We anticipate that there will be changes to the composition of our Board of Directors following completion of the planned separation of our existing HDD and flash businesses into two separate, publicly listed companies (the “Separation”), which is anticipated to occur after the Annual Meeting. Any such changes to our Board of Directors will be disclosed in future SEC filings.

Corporate Governance Matters	9

Nominees for Election

Below is information about the experience and other key qualifications and attributes of each of our Board’s eight director nominees.

KIMBERLY E. ALEXY, 54 INDEPENDENT Director Since: November 2018 Committees:	SKILLS & EXPERIENCE SUPPORTING BOARD NOMINATION
●From her more than 25 years of experience in capital markets, corporate finance and investments across several financial institutions, Ms. Alexy brings to our Board deep expertise in finance and first-hand transaction experience.
●Ms. Alexy also contributes her specialized knowledge of cybersecurity issues, which includes a CERT Certificate in Cybersecurity Oversight for corporate directors issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University, strengthening our Board’s risk oversight function.
●Additionally, Ms. Alexy has a CFA designation and her financial skills and prior experience qualify her as an “audit committee financial expert” under SEC rules. Her previous service on numerous public company boards of directors, including as chair of audit or governance committees, provides our Board with valuable insights and perspectives and has been instrumental in Ms. Alexy’s leadership in overseeing our enterprise risk management program as Chair of the Audit Committee.
CAREER HIGHLIGHTS
Alexy Capital Management, a private investment fund
●Founder and principal
(2005-present)
Prudential Securities
●Senior vice president and managing director
(1998-2003)
Lehman Brothers
●Vice president of equity research (1995-1998)

OTHER PUBLIC BOARDS
Current ●None	Past Five Years ●Five9, Inc. ●Mandiant, Inc. ●Alteryx, Inc.

THOMAS CAULFIELD, 65 INDEPENDENT Director Since: July 2021 Committees:	SKILLS & EXPERIENCE SUPPORTING BOARD NOMINATION
●Having served as an executive in the technology industry for over 30 years, Dr. Caulfield brings crucial semiconductor technical and business expertise enabling our Board to oversee strategies to drive innovation and unlock stockholder value.
●With direct experience leading various aspects of global technology companies ranging from research and development, to supply chain, to sales, Dr. Caulfield’s expertise has helped guide Western Digital’s review of its strategic plan.
●Dr. Caulfield also brings public company board experience.
CAREER HIGHLIGHTS
GlobalFoundries Inc., a multinational semiconductor contract manufacturing and design company
●CEO (2018-present)
●Senior vice president and general manager, Fab 8 semiconductor wafer manufacturing facility (2014-2018)
Soraa, Inc.
●President and chief operating officer
(2012-2014)
Caitin Inc.
●CEO (2010-2012)

OTHER PUBLIC BOARDS
Current ●GlobalFoundries Inc.	Past Five Years ●None

Audit	Compensation and Talent	Governance	Executive	Committee Chair

10	Western Digital 2024 Proxy Statement

MARTIN I. COLE, 68 INDEPENDENT Director Since: December 2014 Committees:	SKILLS & EXPERIENCE SUPPORTING BOARD NOMINATION
●Mr. Cole brings to our Board extensive senior executive leadership experience across a variety of business sectors and geographies, enabling him to provide strategic advice and wide-ranging insights, including relating to technology solutions, which are an important part of our business.
●Through his roles at Accenture plc and Cloudera, Mr. Cole has a demonstrated track record and understanding of how to build and lead successful businesses in an increasingly competitive technology landscape, greatly enhancing the strategic oversight capabilities of our Board.
●Mr. Cole has significant experience establishing and overseeing executive compensation programs as a former executive, CEO and as a board and compensation committee member at other public companies. As Chair of the Compensation and Talent Committee, he has played a critical role in leading enhancements to our compensation program and practices to align with our stockholders’ input and perspectives.
●Mr. Cole’s former executive and board roles, along with his financial experience, qualify him as an “audit committee financial expert” under SEC rules.
CAREER HIGHLIGHTS
3i Group plc, a private equity firm
●Senior adviser (2017-present)
Cloudera, Inc., an enterprise data management systems company
●Interim CEO (August 2019-January 2020)
Accenture plc
●Chief executive – technology (2012-2014)
●Chief executive – communications, media and technology group (2006-2012)
●Chief executive – government operating group (2004-2006)
●Managing partner, outsourcing and infrastructure group
(2002-2004)

OTHER PUBLIC BOARDS
Current ●The Western Union Company	Past Five Years ●Cloudera, Inc.

TUNÇ DOLUCA, 66 INDEPENDENT Director Since: August 2018 Committees:	SKILLS & EXPERIENCE SUPPORTING BOARD NOMINATION
●Mr. Doluca brings to our Board 40 years of executive leadership and technical experience in the semiconductor industry, which provides our Board with valuable perspectives directly relevant to our business, our products, and the markets in which we operate.
●As a seasoned CEO and previous director of large public technology companies, Mr. Doluca has contributed extensively to our Board’s oversight of corporate strategy, financial management, compensation, operations, marketing and research and development.
●Mr. Doluca has a range of experience across compensation and human capital matters, and, as a member of the Compensation and Talent Committee, has helped guide the development of our compensation programs and people policies and programs, including those focusing on talent development and inclusion, all which are critical to achieving our strategic objectives.
CAREER HIGHLIGHTS
Maxim Integrated (acquired by Analog Devices, Inc. in August 2021), an integrated circuits manufacturing company
●President and CEO
(2007-August 2021)
●Group president
(2005-2007)
●Senior vice president
(2004-2005)
●Vice president
(1994-2004)

OTHER PUBLIC BOARDS
Current ●None	Past Five Years ●Analog Devices, Inc. ●Maxim Integrated

Audit	Compensation and Talent	Governance	Executive	Committee Chair

Corporate Governance Matters	11

DAVID V. GOECKELER, 62 CHIEF EXECUTIVE OFFICER Director Since: March 2020 Committees:	SKILLS & EXPERIENCE SUPPORTING BOARD NOMINATION
●With more than 30 years in the technology industry, Mr. Goeckeler has a proven ability to set and implement strategy of large, global technology franchises, including in his current position as our CEO.
●Mr. Goeckeler also brings deep experience in technical and senior management positions, and his leadership of teams through large-scale development projects and strategic acquisitions have positioned our company to capitalize on opportunities in the shifting landscape.
●His experience, combined with his thorough knowledge and understanding of Western Digital’s operations, allow Mr. Goeckeler to lead and manage our day-to-day operations, while overseeing the strategic direction of our company.
CAREER HIGHLIGHTS
Western Digital Corporation
●CEO (March 2020-present)
Cisco Systems, Inc., a multinational technology company
●Executive vice president and general manager, networking and security
(2017-March 2020)
●Senior vice president and general manager, networking and security business group
(2016-2017)
●Senior vice president and general manager, security business (2014-2016)

OTHER PUBLIC BOARDS
Current ●Automatic Data Processing, Inc.	Past Five Years ●None

MATTHEW E. MASSENGILL, 63 INDEPENDENT CHAIR OF THE BOARD Director Since: January 2000 Committees:	SKILLS & EXPERIENCE SUPPORTING BOARD NOMINATION
●Mr. Massengill brings over 30 years of executive management and leadership experience, including as Western Digital’s former CEO, President and COO, which has been instrumental to our Board’s role in overseeing achievement of our strategic objectives and risk management.
●In addition to his deep understanding of our operations, Mr. Massengill also has extensive background in various aspects of the global technology market and brings valuable insight into identification and mitigation of key risks faced by technology companies.
●His prior service on other public company boards has enabled Mr. Massengill to provide strong, independent leadership of our Board, while partnering closely with our management team and our stakeholders.
CAREER HIGHLIGHTS Western Digital Corporation ●Chair of the Board (2015-present and 2001-2007) ●CEO (2000-2005) ●President (2000-2002) ●Chief Operating Officer (1999-2000)
OTHER PUBLIC BOARDS
Current ●None	Past Five Years ●None

Audit	Compensation and Talent	Governance	Executive	Committee Chair

12	Western Digital 2024 Proxy Statement

STEPHANIE A. STREETER, 67 LEAD INDEPENDENT DIRECTOR Director Since: November 2018 Committees:	SKILLS & EXPERIENCE SUPPORTING BOARD NOMINATION
●As the former CEO of two global companies, Ms. Streeter brings to our Board extensive senior executive leadership experience overseeing companies with manufacturing and operations across the globe, contributing crucially to our Board’s role in guiding business and marketing strategies.
●Ms. Streeter has a track record of driving growth for consumer products and supply chain management companies, contributing to our Board’s thoughtful consideration of our diverse stakeholders. Ms. Streeter has served on several public company boards of directors, with substantial governance experience as a director and former governance committee member of public companies such as Goodyear and Kohl’s, allowing her to effectively serve as our Lead Independent Director.
●As Chair of the Governance Committee, Ms. Streeter has also helped lead our recent Board refreshment efforts and the oversight of our robust corporate responsibility practices and disclosures. Her former executive and board roles, along with her financial experience, qualify her as an “audit committee financial expert” under SEC rules.
CAREER HIGHLIGHTS Libbey Inc. ●CEO (2011-2016) U.S. Olympic Committee ●Acting CEO (2009-2010) ●Board member (2004-2009) Banta Corporation ●President and CEO (2001-2007)
OTHER PUBLIC BOARDS
Current ●None	Past Five Years ●Kohl’s Corporation ●Goodyear Tire & Rubber Company

MIYUKI SUZUKI, 64 INDEPENDENT Director Since: July 2021 Committees:	SKILLS & EXPERIENCE SUPPORTING BOARD NOMINATION
●Ms. Suzuki is a seasoned leader in the technology and telecommunications industries contributing to our Board’s comprehensive perspectives around the technology industry.
●Ms. Suzuki also has deep global operations experience across the Asia Pacific region, which has provided valuable insight for our Board throughout Western Digital’s joint venture with Kioxia Corporation.
●Ms. Suzuki has substantial governance experience as a public company director at Twilio, a global software company, and private company board experience specific to Japan-based companies (Jera Co., Inc. and, previously, MetLife Japan).
CAREER HIGHLIGHTS
Cisco Systems, Inc.
●President, Asia Pacific, Japan and China (2018-February 2021)
●President and general manager, Japan (2015-2018)
Jetstar Japan
●President and CEO (2011-2015)
KVH (now Colt Technology Services)
●President and vice chairman (2007-2011)
Lexis Nexis Asia Pacific
●President and CEO (2004-2006)

OTHER PUBLIC BOARDS
Current ●Twilio Inc.	Past Five Years ●None

Audit	Compensation and Talent	Governance	Executive	Committee Chair

Corporate Governance Matters	13

Director Nominee Skills and Experience

Our Board of Directors believes our nominees’ breadth of experience, diversity and mix of qualifications, attributes, tenure and skills strengthen our Board’s independent leadership and effective oversight of management.

INDEPENDENCE	GENDER	AGE	TENURE
88%	38%	64 Years	6 Years
Independent	Women	Average	Median

WOMEN IN BOARD LEADERSHIP ROLES

Lead Independent Director	Audit Committee Chair	Governance Committee Chair

14	Western Digital 2024 Proxy Statement

DIRECTOR NOMINEE SKILLS, EXPERIENCE AND BACKGROUNDS

EXECUTIVE
SEMICONDUCTOR
DATA INFRASTRUCTURE
STRATEGIC TRANSACTIONS
MANUFACTURING
OPERATIONS AND INFRASTRUCTURE
TECHNOLOGY/INNOVATION
GLOBAL
FINANCE AND ACCOUNTING
CYBERSECURITY
RISK MANAGEMENT
CORPORATE ENVIRONMENTAL, SUSTAINABILITY AND CLIMATE
CORPORATE SOCIAL RESPONSIBILITY
HUMAN CAPITAL MANAGEMENT

Indicates expertise derived from direct and hands-on experience or direct managerial experience with the subject matter during his/her career
Indicates experience derived through: (i) board or relevant committee membership at our company or another public company; (ii) executive leadership or board membership of a public company in the relevant industry; or (iii) consulting, investment banking, private equity investing or legal experience

MEMBER OF AN UNDERREPRESENTED COMMUNITY Self-identifies as racially or ethnically diverse, or as a member of the LGBTQ+ community
GENDER Self-identified gender Male = M; Female = F; Nonbinary, third gender or other = O	F	M	M	M	M	M	F	F

OUR BOARD IS HIGHLY ENGAGED AND WELL QUALIFIED, AND ALL DIRECTOR NOMINEES POSSESS THE SKILLS AND EXPERIENCE NECESSARY TO OVERSEE OUR EVOLVING AND GROWING BUSINESS.

Corporate Governance Matters	15

DESCRIPTION OF SKILLS, EXPERIENCE AND BACKGROUNDS

The skills, experience and backgrounds that we value for our Board align with our purpose to be the world’s iconic data storage company. The below table provides an overview of the collective skills of our Board nominees and why each is essential to the oversight and successful execution of our strategy and purpose.

DESIRED SKILL, EXPERIENCE OR BACKGROUND	DIRECTOR QUALIFICATIONS	ALIGNMENT TO OUR STRATEGY AND BUSINESS PURPOSE
EXECUTIVE	Experience in executive-level positions	Our scale and complexity benefit from insights gained from executive-level experience and a practical understanding of complex organizations, strategic planning, governance, operations, talent development and risk management
SEMICONDUCTOR	Experience in the semiconductor industry	Our purpose to be the world’s iconic data storage company is founded on a strong understanding of our business, technology, products and operations
DATA INFRASTRUCTURE	Experience in data infrastructure, including related software, hardware and data centers, storage, protection and management	Our mission to unlock the potential of data by harnessing the possibility to use it is based on a comprehensive understanding of the challenges and opportunities our business faces with respect to data infrastructure
STRATEGIC TRANSACTIONS	Experience leading a company through a large transition, transformation, integration, merger or acquisition	Our strategic ventures have been key to our successes in our rapidly evolving industry, and transactional experience helps us identify and capitalize on strategic opportunities that unlock long-term value for our stockholders
MANUFACTURING	Experience with sophisticated, large-scale manufacturing	Our business relies on complex distribution and supply chains, as well as smoothly operating manufacturing facilities globally
OPERATIONS AND INFRASTRUCTURE	Experience with complex, global operations	Our path to advancing operational excellence and thriving in evolving market conditions is guided by insights in operational efficiencies and risk mitigation
TECHNOLOGY/INNOVATION	Experience in researching, developing or designing leading-edge technologies	Our efforts to drive continued growth through innovation across our entire portfolio of products begin with a vision to pioneer new horizons
GLOBAL	Experience with businesses with substantial international operations	Our global scale requires critical business and cultural perspectives that help us understand the strategic opportunities and risks relating to our business worldwide
FINANCE AND ACCOUNTING	Experience overseeing accounting and financial reporting	Our position as a large public company necessitates robust financial management and accurate disclosure, including our Board’s oversight of our financial reporting process and internal controls
CYBERSECURITY	Experience understanding and managing information technology and cybersecurity threats	Our business and industry are becoming increasingly subject to cybersecurity attacks and the safeguarding of our assets depends on our Board’s ability to oversee company efforts to identify and mitigate these risks
RISK MANAGEMENT	Experience in assessing and managing enterprise risks	Our management of enterprise risks largely depends on our ability to detect, evaluate and control those risks, and skilled oversight by our Board promotes our compliance with legal obligations and overall long-term success
CORPORATE ENVIRONMENTAL, SUSTAINABILITY AND CLIMATE	Experience in assessing environmental, sustainability and climate-related risks	Our efforts to address risks related to climate changes, and drive long-term value for our stockholders, are driven by our corporate sustainability policies and programs overseen by our Board
CORPORATE SOCIAL RESPONSIBILITY	Experience in promoting and upholding gender and racial equality, human rights standards and responsible corporate citizenship	Our business and customer base necessitates our commitment to gender and racial equality, human rights and responsible corporate citizenship
HUMAN CAPITAL MANAGEMENT	Experience in human capital management in large organizations	Our most valuable assets are our talented and global workforce, and our Board oversees our talent attraction, development and retention programs

16	Western Digital 2024 Proxy Statement

Board Diversity Matrix (As of October 7, 2024)

Our Board of Directors believes that having a mix of directors with diverse and complementary qualifications, expertise and attributes is fundamental to meeting its oversight responsibility. The table below reflects certain diversity information for our current Board based on self-identification by each director.(1)

Total Number of Directors			9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
Asian	1	—	—	—
White	2	6	—	—
(1)	Includes information for Mr. Rayman, who has not been nominated for re-election at the Annual Meeting and his term of service will end immediately prior to the Annual Meeting.

Director Independence

Our Board of Directors has reviewed and discussed information provided by the directors and our company regarding each director’s business and personal activities, as well as those of the director’s immediate family members, as they may relate to our company or our management. The purpose of this review is to determine whether there are any transactions or relationships that would be inconsistent with a determination that a director is independent under the listing standards of the Nasdaq Stock Market. Based on its review, our Board has affirmatively determined that, except for serving as a member of our Board, none of our current non-employee directors (Messrs. Caulfield, Cole, Doluca, Massengill or Rayman, or Mses. Alexy, Streeter or Suzuki) has any relationship that, in the opinion of our Board, would interfere with such director’s exercise of independent judgment in carrying out his or her responsibilities as a director, and that each such director qualifies as “independent” as defined by the listing standards of the Nasdaq Stock Market. In making this determination, our Board considered the relationship that Mr. Rayman has with Apollo and certain of its affiliates, including Apollo Global Management, Inc., as a result of Apollo’s investment in our company in January 2023 pursuant to the Investment Agreement and ownership of shares of our Series A Preferred Stock. After considering the nature of such relationships, our Board determined that Mr. Rayman’s affiliation with Apollo and certain of its affiliates does not compromise his ability to exercise independent judgment in carrying out his responsibilities as a director. Mr. Goeckeler is currently a full-time, executive-level employee of our company and, therefore, is not “independent” as defined by the listing standards of the Nasdaq Stock Market.

Director Meeting Attendance

During fiscal 2024, our Board of Directors met 12 times. Each of the directors who served during fiscal 2024 attended 75% or more of the aggregate number of Board meetings and meetings of the Board committees on which he or she served during fiscal 2024.

Our Board strongly encourages each director to attend our annual meeting of stockholders. All directors standing for election at our 2023 Annual Meeting attended the meeting.

STRONG DIRECTOR ENGAGEMENT

Average director attendance at fiscal 2024 Board and committee meetings:

Board	Audit	Compensation and Talent	Governance
92%	94%	96%	97%

Our Board and committee meeting aggregate average attendance in fiscal 2024 was 93%.

Corporate Governance Matters	17

Director Nominations, Board Refreshment and Diversity

Key Director Criteria

The Governance Committee has adopted a policy regarding critical factors to be considered in selecting director nominees, which include: the nominee’s personal and professional ethics, integrity and values; the nominee’s intellect, judgment, foresight, skills, experience and achievements, all of which are viewed in the context of the overall composition of our Board of Directors; the absence of any conflict of interest or legal impediment to, or restriction on, the nominee serving as a director; having a majority of independent directors on our Board; and representation of the long-term interests of our stockholders as a whole and a diversity of backgrounds and expertise, which are most needed and beneficial to our Board and our company.

The Governance Committee is committed to Board diversity and takes into account the personal characteristics, experience and skills of current and prospective directors, including gender, race, ethnicity and membership in another underrepresented community, to ensure that a broad range of perspectives is represented on our Board to effectively perform its governance role and oversee the execution of our strategy.

As further detailed below, the Governance Committee annually evaluates the size and composition of our Board and assesses whether the composition appropriately aligns with our evolving business and strategic needs. Through this process, our Board, upon the recommendation of the committee, develops a list of qualifications, skills and attributes sought in director candidates. Specific director criteria evolve over time to reflect our strategic and business needs and the changing composition of our Board.

Diverse Director Candidate Pool Provision

Our Corporate Governance Guidelines require the Governance Committee to include, and instruct any search firm it engages to include, women and members of underrepresented communities in the pool from which the committee selects director nominees. The diverse director candidate pool provision reflects our Board’s continued commitment to diversity in the boardroom.

18	Western Digital 2024 Proxy Statement

Director Nomination Process

ASSESS

Our Board of Directors, led by the Governance Committee, evaluates the size and composition of our Board at least annually, considering the evolving skills, perspectives and experience needed on our Board to perform its governance and oversight role as our business transforms and the underlying risks change over time. Among other factors, the committee considers our strategy and needs, as well as our directors’ skills, expertise, experience, tenure, age and backgrounds, including gender, race, ethnicity and membership in another underrepresented community. After assessing these factors, our Board develops criteria for potential candidates to be additive and complementary to the overall composition of our Board. Specific director criteria evolve over time to reflect our strategic and business needs and the changing composition of our Board.

IDENTIFY

The Governance Committee is authorized to use any methods it deems appropriate for identifying candidates for membership on our Board of Directors, including considering recommendations from incumbent directors, management or stockholders and engaging the services of an outside search firm to identify suitable potential director candidates. The committee will include, and instruct any search firm it engages to include, women and members of underrepresented communities in the pool of director candidates.

EVALUATE

The Governance Committee has established a process for evaluating director candidates that it follows regardless of who recommends a candidate for consideration. Through this process, the committee considers a candidate’s skills, experience, outside commitments, including service on public company boards, and other available information regarding each candidate. For incumbent director candidates, this process includes consideration of the results of the annual Board and committee evaluations. See the section entitled “Board Processes and Policies—Board and Committee Evaluations” below. Following the evaluation, the committee recommends nominees to our Board.

NOMINATE

Our Board of Directors considers the Governance Committee’s recommended nominees, analyzes their independence and qualifications and selects nominees to be presented to our stockholders for election to our Board.

Stockholder Recommendations of Director Candidates

The Governance Committee may receive recommendations for director candidates from our stockholders. A stockholder may recommend a director candidate to the Governance Committee by delivering a written notice to our Secretary at our principal executive offices and including the following in the notice: the name and address of the stockholder as they appear on our books or other proof of share ownership; the class and number of shares of our common stock beneficially owned by the stockholder as of the date the stockholder gives written notice; a description of all arrangements or understandings between the stockholder and the director candidate and any other person(s) pursuant to which the recommendation or nomination is to be made by the stockholder; the name, age, business address and residence address of the director candidate and a description of the director candidate’s business experience for at least the previous five years; the principal occupation or employment of the director candidate; the class and number of shares of our common stock beneficially owned by the director candidate; the consent of the director candidate to serve as a member of our Board of Directors if appointed or elected; and any other information required to be disclosed with respect to a director nominee in solicitations for proxies for the election of directors pursuant to applicable rules of the SEC.

The committee may require additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of our Board of Directors. Stockholders recommending candidates for consideration by our Board in connection with the next annual meeting of stockholders should submit their written recommendation no later than June 1 of the year of that meeting.

Corporate Governance Matters	19

The committee will evaluate director candidates recommended by stockholders for election to our Board in the same manner and using the same criteria as it uses for any other director candidate. If the committee determines that a stockholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of stockholders.

Board Refreshment

Our Board of Directors believes that periodic Board refreshment can provide new experience and fresh perspectives to our Board and is most effective if it is sufficiently balanced to maintain continuity among Board members that will allow for the sharing of historical perspectives and experience relevant to our company. Our Board seeks to achieve this balance through its director succession planning process and director retirement policy described below. Our Board also utilizes the annual Board and individual director assessment process discussed below under “Board Processes and Policies—Board and Committee Evaluations” to help inform its assessment of our Board’s composition and Board refreshment needs. As part of our ongoing refreshment process, our Board regularly evaluates its composition, and has undergone deliberate refreshment to both add and maintain skills critical to overseeing our business as our strategy and oversight priorities evolve. We added three new independent directors since 2021, each of whom brings new complementary skills to our Board.

Succession Planning

Our Board of Directors is focused on ensuring that it has members with diverse skills, expertise, experience, tenure, age and backgrounds, including gender, race and ethnicity, because a broad range of perspectives is critical to effective corporate governance and overseeing the execution of our strategy. The Governance Committee’s long-range succession plan not only helps to identify and recruit new directors, but also ensures a smooth transition when succession needs arise. The committee also plans for the orderly succession of our Chairs of the Board committees. Additionally, our Board has been overseeing succession planning in anticipation of the planned Separation as it relates to both post-Separation companies with a thoughtful approach to composition and skills that reflects the strategic focus of both companies.

Retirement Policy

To help facilitate the periodic refreshment of our Board of Directors, our Corporate Governance Guidelines provide that no director shall be nominated for re-election after the director has reached the age of 72.

Director Orientation and Education

All incoming directors participate in a director orientation program. The orientation includes one-on-one meetings with, and presentations by, the executive team and senior management on key topics, such as business and operations, governance policies and practices, finance, accounting and audit matters, enterprise risk management and our ethics and compliance program. We tailor the orientation to best meet the needs of each incoming director and solicit feedback from directors who completed the orientation to continuously improve the program. New Board members are also encouraged to visit our facilities to enhance their understanding of our business and operations. When directors accept new or additional responsibilities on our Board or on committees, they are provided additional orientation and educational opportunities on relevant topics.

Because our Board believes that ongoing director education is vital to the ability of directors to fulfill their responsibilities, we invite external subject matter experts to present to our Board at least annually on emerging and evolving issues relevant to our business strategy. The Governance Committee selects the topics, including AI, the geopolitical environment, cybersecurity and sustainability. We also encourage directors to participate in external continuing director education programs, at our expense, and provide a list of external learning opportunities.

20	Western Digital 2024 Proxy Statement

Board’s Role and Responsibilities

Risk Oversight and Compensation Risk Assessment

Board’s Role in Risk Oversight

Our management team is charged with managing risk and bringing to our Board of Directors’ attention all material risk exposures to our company. Our Board is responsible for overseeing the risk management process and exercises this risk oversight through both our full Board and its committees as further detailed below.

Our enterprise risk management (“ERM”) process is designed to facilitate the identification, assessment, management, reporting and monitoring of material risks our company may face over the short-term and long-term and assure regular communication with our Board and its committees regarding these risks. Key risks are raised by management to the Audit Committee and the full Board. At least annually, our Chief Audit Executive, who manages the day-to-day activities of our ERM program, reports to our Board on enterprise risk assessment under our ERM program, providing updates on key risks, status of mitigation efforts and residual risk trends. Our Board consults with outside advisors and members of management, including those involved in ERM, and has access to and periodically meets with external advisors to help monitor trends, identify potential threats and assess our company’s risk environment. Risk areas identified in the ERM process help inform how we present the risks facing our company in the “Risk Factors” section of our 2024 Annual Report on Form 10-K, which is also reviewed with the Audit Committee.

The independence of our Board and our Board leadership enhances our Board’s ability to exercise its risk oversight. Through the authority of our independent Chair of the Board and Lead Independent Director to establish Board agendas, and call and preside at Board meetings and executive sessions of our independent directors as described under “Board Structure—Board Leadership Structure” below, our current Board leadership structure offers mechanisms to facilitate our Board’s exercise of its oversight responsibilities, including by requiring management reports on specific risk exposures and requesting additional information or directing alternative actions with respect to management’s recommendation on any risk matters as our Board may determine to be necessary or advisable.

BOARD OF DIRECTORS
Our Board meets periodically with our Chief Audit Executive to review our overall ERM program and policies. Throughout the year, our Board receives updates on specific risks and mitigating measures in the course of its review of our strategy and business plan, and through reports to our Board by its respective committees and senior members of management.

AUDIT
COMMITTEE
●Oversees ERM, internal audit and internal controls processes and policies and our Chief Audit Executive
●Oversees the following risk topics:
●Financial reporting, accounting, internal controls, fraud and capital structure
●Cybersecurity
●Legal and regulatory compliance, including our Ethics and Compliance program
●Legal and regulatory requirements regarding public disclosure of topics covered by our corporate responsibility and sustainability programs and related controls and procedures
●Tax and transfer pricing matters
●General business risks

COMPENSATION AND
TALENT COMMITTEE
Oversees the following risk topics:
●Compensation programs, policies and practices
●Equity and other incentive plans
●Recruiting, engagement and retention
●People programs, policies and practices, including talent attraction, engagement and retention and inclusion
●CEO succession planning and senior leadership development

GOVERNANCE
COMMITTEE
Oversees the following risk topics:
●Board and committee composition, including Board leadership structure
●Director succession planning
●Corporate governance policies and practices
●Corporate responsibility and sustainability policies and programs, including related to human rights, environmental and climate change
●Corporate political and lobbying activities and expenditures

MANAGEMENT
Each of our major business unit and functional area heads, with assistance from their staff, works with our internal audit and ERM functions to identify risks that could affect achievement of business strategies or objectives and develop risk mitigation measures, contingency plans and a consolidated risk profile that is reviewed and discussed with our CEO and CFO before presentation to the Audit Committee. On a regular basis, our ERM function reviews with senior management and the Audit Committee the risk profile and action plan progress, which are also made available to our Board. Our Chief Audit Executive also develops a risk-based internal audit plan utilizing the ERM consolidated risk profile.

Corporate Governance Matters	21

Compensation Risk Assessment

Consistent with SEC disclosure requirements, we reviewed our fiscal 2024 compensation policies and practices to determine whether they encourage excessive risk taking. We concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our company.

Insider Trading Policy

Our Board of Directors has adopted an Insider Trading Policy governing transactions involving our securities by all directors, officers, and employees of our company and its subsidiaries. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. Our Insider Trading Policy is filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K. Because our Insider Trading Policy is designed to address transactions in our company’s securities by our directors, officers, and employees, our Insider Trading Policy does not govern purchases of our securities by our company.

Corporate Responsibility and Sustainability

We believe responsible and sustainable business practices support our long-term success as a company. These practices help keep our communities and our environment vibrant and healthy. They also lead us to more efficient and resilient business operations, help us meet our customers’ efficiency targets, reduce risks of misconduct and legal liability, enhance the reliability of our supply chain and improve the health, well-being, engagement and productivity of our employees. We believe that being an industry leader is not just about having talented employees or innovative products. It is also about doing business the right way, every day. That is why our commitment to corporate responsibility is deeply embedded in all aspects of our business.

Oversight by Our Board of Directors

Sound corporate responsibility in all aspects of our business is a focus of our Board of Directors. The Governance Committee is responsible for assisting our Board in overseeing the development and maintenance of our corporate responsibility and sustainability policies, practices and programs, including our public sustainability reporting. The committee has specific responsibility for periodically reviewing our policies and practices related to human rights, environmental and climate change, political and lobbying activities and other topics designated by our Board from time to time. The committee receives updates from our sustainability group and management regularly, including progress towards our sustainability initiatives or established targets or goals, and reviews trends, priorities and implementation of new sustainability initiatives.

The Audit Committee is responsible for reviewing the implementation of legal or regulatory requirements regarding public disclosure of topics covered by our corporate responsibility and sustainability programs and management’s controls and procedures with respect to these disclosures.

In addition, the Compensation and Talent Committee periodically reviews our people policies and programs, including those focusing on talent attraction, engagement and retention, inclusion and other topics as may be designated by our Board from time to time.

22	Western Digital 2024 Proxy Statement

2023 Sustainability Report

Our 2023 Sustainability Report is located on our Corporate Responsibility–Overview page at www.westerndigital.com. The topics covered are selected based on detailed biennial materiality assessments completed by a third party, which incorporate input from investors, customers and other stakeholders, as well as our strategic priorities. Our reports are prepared in accordance with GRI standards: Core option, reference SASB standards and include disclosures aligned with UN SDGs and the TCFD recommendations. Below are highlights from our 2023 Sustainability Report, which covered fiscal 2023:

New Environmental Targets	Energy and Emissions	Lifecycle Impacts
In June 2023, we announced four new significant environmental sustainability commitments. The commitments closely align with the results of our materiality assessments, our customers’ expectations and our long-term sustainability strategy:
●By 2030:
●Achieve 100% renewable energy across our global operations
●Reduce water withdrawals by 20%
●Divert at least 95% of our operational waste from landfills
●By 2032, achieve net zero emissions in our operations (Scope 1 and 2)

We are ahead in our combined Scope 1 and 2 emission goals with regards to our science-based emissions reduction target trajectory.
●We achieved a 20.7% reduction in our combined Scope 1 and 2 emissions, versus our fiscal 2020 baseline.
●We secured renewable energy to support 100% of demand in three of our factories: two wafer factories (located in the United States) and one head and media factory (located in the Philippines).

Our Recycling Initiative seeks to understand how recycled content is used in our products and packaging to survey, understand, and help improve the results of our product Life Cycle Analysis and recycled content in our product components.
The Initiative:
●Completed third-party verification confirming 40-41% recycled content by weight in recent HDD products
●Enabled the diversion of over twelve metric tons of waste from landfills since the launch of our product takeback program in April 2020

Inclusion	Human Rights and Labor	Integrity
Our people are Western Digital’s most valuable resource. We believe we can achieve the best business outcomes by empowering our diverse and talented employees to make an impact, together.
In fiscal 2023:
●Expanded our annual pay equity assessment to cover 100% of our employee population globally. The review determined that women were paid 99.2 cents for every dollar earned by men.
Please see below in the section entitled “Our People Strategy” for additional information on our inclusion strategy.

Respecting human rights is a foundational aspect of how we do business. We proactively engage with internal and external stakeholders as we evaluate our impacts and work to improve the effectiveness of our human rights program, including by:
●Collaborating with other major electronics companies to launch supply chain capacity-building seminars and workshops, covering topics such as human rights, responsible hiring, foreign worker management, greenhouse gas emissions/carbon footprint, energy efficiency management, process chemical management and water stewardship.
●Actively participating in the Responsible Labor Initiative to discuss best practices and collaborate with peers to develop cross-industry standards for healthy and sustainable working conditions.

As a global company operating across a wide range of geographies, Western Digital is committed to doing business fairly and legally. We set a consistent tone across our organization to form our global culture of integrity.
As of the end of fiscal 2024:
●Recognized by Ethisphere Institute for the sixth consecutive year as one of the World’s Most Ethical Companies.
●100% of our operations assessed for risks related to corruption.

Corporate Governance Matters	23

Our People Strategy

Our people strategy supports our purpose of being the world’s iconic data storage company through thoughtful offerings and inclusive practices that aim to attract, develop and engage talent. At the end of fiscal 2024, we employed approximately 51,000 people worldwide, across 36 countries with approximately 85% of our people in Asia Pacific, 13% in the Americas and 2% in Europe, the Middle East and Africa.

Inclusion

To attract and retain the best talent, we strive to cultivate an inclusive environment where every individual can thrive through a sense of belonging, respect and contribution.

Racial/Ethnic Diversity(1)	Gender Diversity
U.S. Management	Management	Technical Staff
(1)	As of June 28, 2024. Racially/ethnically diverse U.S. Management group consists of members of Asian, Black/African American, Hispanic/Latino or other racially or ethnically diverse communities.

During fiscal 2024, we promoted an inclusive environment for our talent through the following achievements and initiatives:

●	Supported Employee Resource Groups (“ERGs”) designed to promote an inclusive culture that embraces the uniqueness of our employees, including groups that focus on women, LGBTQ+, racial and ethnic minorities, military veterans and people with disabilities
●	Launched unconscious bias education to all professional and technical employees
●	Conducted initiatives that focus on attracting talent and fostering our diverse representation across our global workforce, including diversity in personal characteristics, experience, skills, gender, race, ethnicity and membership in underrepresented communities
●	Fostered early talent through our intern and new college graduate recruitment programs, converting nearly half of our global intern population to employees in fiscal 2024
●	Launched our first-ever U.S. Department of Labor-approved apprenticeship program, serving as a career pathway for veterans and other underserved populations
●	Adopted data-driven tools as well as provided in-person and on-demand unconscious bias trainings to our recruiters and hiring managers

Talent Development and Engagement

We believe in supporting our people through learning and development opportunities and our pay for performance philosophy. To help our employees reach their full potential, we aim to cultivate an environment that encourages learning, development and career growth. In fiscal 2024, we continued to enhance our people strategy with the following achievements and initiatives:

●	Launched a new on-demand learning management system that offers learning activities and tools to help employees chart their career journey and track their progress
●	Advanced leadership development through our flagship program Leader Essentials, which received the bronze medal from the Brandon Hall Group HCM Excellence Awards for Leadership Development in fiscal 2024
●	Provided upskilling and reskilling opportunities to our factory employees through on-the-job training, technical classes, workshops and partnerships with universities and colleges

24	Western Digital 2024 Proxy Statement

●	Listened to employees through surveys to identify opportunities to strengthen employee engagement and influence our overall strategy
●	Partnered with our employees to participate in philanthropy to support the communities in which they work and live, leading to more than half of our employees participating in company-sponsored volunteer events

Compensation and Benefits

We believe that recognition is crucial for retaining and motivating our employees, and we are committed to rewarding performance with competitive compensation consisting of base salary and short-term and long-term incentives. Some achievements and initiatives of our compensation program during fiscal 2024 include:

●	Invested in our people through our dynamic Total Rewards program
●	Continued our multi-year journey to modernize our benefits portfolio to offer more choices to meet the unique needs of our diverse employees
●	Benchmarked our compensation and benefits programs using market data from third-party consultants
●	Hosted internal focus groups and administered employee surveys to inform programs and identify opportunities
●	Conducted an annual pay equity assessment covering 100% of our global employee population to promote equal pay for equal work regardless of gender
●	Furthered our pay equity efforts by engaging in a living wage analysis

Communication with Management

We have the following practices to promote clear, timely and regular communication between directors and management.

●	Business Updates. Between Board meetings, our Board receives updates from our CEO and management, including on key company developments.
●	Engagement with Management. Our Board regularly interacts with our CEO and management during and between Board meetings through meetings, presentations and informal gatherings of our Board and management.
●	Meeting Agendas and Presentations. Our Chair of the Board, Lead Independent Director and committee Chairs regularly communicate with management to discuss the development of meeting agendas and presentations.
●	Reference Materials. Directors also regularly receive securities analysts’ reports, investor communications, company publications, news articles and other reference materials.

Chief Executive Officer Evaluation and Succession Planning

Evaluation

The Compensation and Talent Committee reviews and approves our CEO’s goals and objectives in concert with the full Board of Directors. The Compensation and Talent Committee Chair leads the evaluation of our CEO’s performance against those goals and objectives by capturing input from our non-employee directors, which is then discussed with our Board. Following the evaluation of our CEO’s performance, the committee determines and approves our CEO’s compensation.

Succession Planning

The Compensation and Talent Committee oversees CEO and key management personnel succession planning. Directors engage with potential CEO and key management personnel successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Furthermore, our Board periodically reviews the overall composition of our key management personnel’s qualifications, tenure and experience. Our Board has been overseeing succession-related decisions and planning related to the Separation to work towards thoughtful leadership transitions at both post-Separation companies that reflect the strategic focus of both companies.

Corporate Governance Matters	25

Emergency Succession

Our Board of Directors has also adopted an emergency CEO succession plan. The plan will become effective in the event our CEO becomes unable to perform his or her duties to minimize potential disruption or loss of continuity to our business and operations. Our emergency CEO succession plan is reviewed annually by the Governance Committee and our Board.

Stockholder Engagement

Our Board of Directors and management are committed to regular engagement with our stockholders and soliciting their views and input on important performance, executive compensation, governance, environmental, social, human capital management and other matters. Stockholder feedback is shared regularly with our Board and serves as a critical input in our Board’s deliberations and decision-making process.

●	Transparency and Informed Compensation Decisions and Governance Enhancements. The Compensation and Talent and Governance Committees routinely review our executive compensation design and governance practices and policies, respectively, with an eye towards continual improvement and enhancements. Stockholder input is regularly shared with our Board, its committees and management, facilitating a dialogue that provides stockholders with transparency into our executive compensation design, compensation decisions under consideration and governance practices, and informs our company’s enhancement of those practices.
●	Board-Driven Engagement. In addition to the Governance Committee’s oversight of the stockholder engagement process and the periodic review and assessment of stockholder input, our directors also engage directly with our stockholders by periodically participating in stockholder outreach and engagement.
●	Year-Round Engagement and Board Reporting. Our management members and directors conduct outreach to stockholders throughout the year to obtain their input on key matters and keep our management and Board informed about the issues that our stockholders tell us matter most to them.

Year-Round Stockholder Engagement

Over the past year, we contacted over 25 of our stockholders representing approximately 50% of our shares of common stock outstanding and conducted calls with stockholders representing approximately 32% of our shares of common stock outstanding, and reflecting various investment styles and geographies.
Our Chair of the Compensation and Talent Committee, an independent director, led a number of these calls.

Summer 2024 Engagement and Feedback

In our recent summer 2024 stockholder engagement cycle, we discussed a variety of topics. Key areas of focus included the following topics:

●	Progress towards the Separation
●	Our approach to Board refreshment and composition, director onboarding and director education
●	Our executive compensation program design and considerations for fiscal 2025
●	Progress toward our environmental and social goals, including our efforts to minimize operational energy use and emissions in line with our science-based emissions reduction targets
●	Our Board and management’s role in overseeing emerging technologies, including AI, and their evolving role in our business strategy

We share all feedback received as part of our engagement program with our Board to help inform our Board’s deliberations and future decisions.

26	Western Digital 2024 Proxy Statement

Board Structure

Board Leadership Structure

Current Leadership Structure

DAVID V. GOECKELER	MATTHEW E. MASSENGILL	STEPHANIE A. STREETER
Chief Executive Officer and Director	Independent Chair of the Board	Lead Independent Director

Our Board of Directors does not have a policy with respect to whether the roles of Chair of the Board and CEO should be separate and, if they are to be separate, whether our Chair of the Board should be selected from our non-employee directors or should be an employee. Our Board believes the Board’s leadership structure at any point in time should be based upon an assessment of the needs of our Board and our company at the time after giving consideration to, among other things, our business plans, strategic opportunities and succession planning priorities. Our Board also considers the views of stockholders, including as it relates to director independence, as well as corporate governance and industry trends.

We currently separate the roles of CEO and Chair of the Board, with Mr. Massengill currently serving as Chair of the Board. Mr. Massengill has served as Chair of the Board since 2015. Our Board believes this is the appropriate leadership for our company at this time because it permits Mr. Goeckeler, as our CEO, to focus on setting our strategic direction, day-to-day leadership and our performance, while permitting our Chair of the Board to focus on providing guidance to our CEO and setting the agenda for Board meetings. Our Board also believes that the separation of our CEO and Chair of the Board roles assists our Board in providing robust discussion and evaluation of strategic goals and objectives. We believe that Mr. Massengill is best suited for the Chair of the Board position based on his many years of service to Western Digital as an executive and Board member, which provide him with a deep understanding of our operations and provides valuable knowledge to our Board on the issues we face to achieve our strategic objectives.

Our Corporate Governance Guidelines provide that our Board will appoint a Lead Independent Director if our Chair of the Board is not an independent director under the Nasdaq Stock Market listing standards or if our Board otherwise deems it appropriate. Although our Board has determined that Mr. Massengill is independent under the Nasdaq Stock Market listing standards, because he is a former executive Chair of the Board and President and CEO of our company, our Board believes that it is appropriate to annually appoint a Lead Independent Director. Our Lead Independent Director plays an important role in maintaining effective independent oversight of our company. The independent members of our Board have most recently appointed Ms. Streeter as our Lead Independent Director, a position she has held since 2021. Ms. Streeter’s strong leadership skills, significant public company board experience, contributions to successful CEO and director searches, financial expertise and service as the Governance Committee Chair, in addition to her skills and experience described in the section entitled “Election of Directors—Nominees for Election,” qualify her to serve as our Lead Independent Director.

Corporate Governance Matters	27

The responsibilities of our Chair of the Board and our Lead Independent Director are summarized in the table below.

CHAIR OF THE BOARD	LEAD INDEPENDENT DIRECTOR
●Leads our Board of Directors in overseeing the management and direction of our company
●Calls meetings of our Board and stockholders
●Chairs meetings of our Board and the annual meeting of stockholders
●Establishes Board meeting schedules and agendas
●Calls executive sessions of our independent directors
●Engages in discussions with members of our management and our Board, as appropriate
●Engages in discussions with our stockholders and other stakeholders on relevant matters, as appropriate
●Communicates with all directors on key issues and concerns outside of Board meetings

●Acts as a liaison between our independent directors and management
●Assists our Chair of the Board in establishing the agenda for Board meetings
●Presides at the meetings and executive sessions of our Board of Directors in the absence of our independent Chair of the Board
●Oversees our Board evaluation process
●Oversees our stockholder engagement efforts
●Represents our company from time to time in communications with our stockholders and other stakeholders, as appropriate
●Performs such other duties as may be specified by our Board of Directors from time to time

While our Chair of the Board and Lead Independent Director have authority to establish Board meeting agendas, propose actions for approval and represent the interests of our company and our Board in discussions with management and our stockholders, any specific actions taken in connection with these matters are exercised by our full Board or any Board committee to which authority has been delegated, and not by any individual director.

Executive Sessions

All members of our Board of Directors, other than our CEO, are independent. In order to assure that our independent directors are not inappropriately influenced by management, the independent directors meet without management in executive sessions led by our independent Chair of the Board or, in his absence, our Lead Independent Director, in conjunction with each regularly scheduled meeting of our Board, and otherwise as deemed necessary by our Chair of the Board or our other independent directors. At these executive sessions, our independent directors review, among other things, our strategy, financial performance, management effectiveness and succession planning. Our Chairs of each of the Board committees also lead regular executive sessions of each of the Board committees. These executive sessions allow independent directors to speak candidly on any matter of interest, without members of management present.

28	Western Digital 2024 Proxy Statement

Committees

Our Board of Directors has standing Audit, Compensation and Talent, Governance and Executive Committees. Each of the standing committees operates pursuant to a written charter that is available on our website under “Leadership & Governance” at investor.wdc.com. Our Board has affirmatively determined that all members of the Audit, Compensation and Talent and Governance Committees are independent as defined under the listing standards of the Nasdaq Stock Market and applicable SEC rules.

Audit Committee	Meetings Held in Fiscal 2024: 10 | Committee Report: page 86

COMMITTEE MEMBERS		KEY RESPONSIBILITIES

●Directly responsible for appointing, compensating and overseeing independent accountants, with input from management
●Pre-approves all audit and non-audit services provided by our independent accountants
●Reviews annual and quarterly financial statements
●Reviews adequacy of accounting and financial personnel resources
●Oversees and appoints our chief audit executive and reviews our internal audit plan and internal controls
●Reviews and discusses with management risk assessment and enterprise risk management policies, including risks related to financial reporting, accounting, internal controls, fraud, capital structure, legal and regulatory compliance and cybersecurity
●Reviews and discusses with management the implementation of legal and regulatory requirements regarding public disclosure of topics covered by our corporate responsibility and sustainability programs and related controls and procedures
●Oversees ethics and compliance program
Our Board has affirmatively determined that each member is an “audit committee financial expert” as defined by rules of the SEC.

Kimberly E. Alexy (Chair)	Martin I. Cole

Stephanie A. Streeter

Compensation and Talent Committee	Meetings Held in Fiscal 2024: 8 | Committee Report: page 38

COMMITTEE MEMBERS		KEY RESPONSIBILITIES

●Evaluates and approves executive officer compensation
●Reviews our people programs and initiatives, including talent attraction, engagement and retention and inclusion
●Reviews and makes recommendations on non-employee director compensation
●Reviews and approves corporate goals and objectives for our CEO’s compensation and evaluates our CEO’s performance in light of those goals and objectives
●Oversees incentive and equity-based compensation plans
●Reviews and recommends changes to benefit plans requiring Board approval
●Reviews, approves, oversees and administers our compensation recovery (clawback) policy applicable to executive officers
●Reviews and approves our stock ownership guidelines applicable to executive officers
●Oversees the CEO succession plan and senior leadership development program

Martin I. Cole (Chair)	Tunç Doluca

Stephanie A. Streeter

Corporate Governance Matters	29

Governance Committee	Meetings Held in Fiscal 2024: 10

COMMITTEE MEMBERS		KEY RESPONSIBILITIES

●Develops and recommends a set of corporate governance principles
●Evaluates and recommends the size and composition of our Board and committees and functions of committees
●Develops and recommends Board membership criteria
●Identifies, evaluates and recommends director candidates
●Reviews corporate governance issues and practices
●Reviews directorships in other companies held by or offered to directors and executive officers
●Manages the annual Board and committee evaluation process
●Assists our Board in overseeing corporate responsibility and sustainability policies and programs and public reporting
●Reviews and oversees responses regarding stockholder proposals relating to corporate governance, corporate responsibility or sustainability matters
●Oversees our political and lobbying strategy, activities and expenditures

Stephanie A. Streeter (Chair)	Thomas Caulfield

Miyuki Suzuki

Executive Committee	Meetings Held in Fiscal 2024: 0

COMMITTEE MEMBERS		KEY RESPONSIBILITIES

●Has powers of our Board in management of our business affairs in between meetings of our Board, subject to applicable law or the rules and regulations of the SEC or the Nasdaq Stock Market and specific directions given by our Board

David V. Goeckeler (Chair)	Kimberly E. Alexy

Matthew E. Massengill	Stephanie A. Streeter

30	Western Digital 2024 Proxy Statement

Employee Awards Committee

Our Board of Directors has also established an Employee Awards Committee as a Board committee with limited delegated authority to approve and establish the terms of equity and cash awards granted to eligible participants. Mr. Goeckeler is currently the sole director serving on the committee.

Board Processes and Policies

Corporate Governance Guidelines and Code of Business Ethics

Our Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for governance of our company and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to stockholders, including:

●	The role and responsibilities of our Lead Independent Director
●	Director nomination procedures and qualifications
●	Director independence
●	Policies related to board refreshment and limitations on other board service
●	Director orientation and continuing education
●	Annual performance evaluations of our Board and committees
●	Succession planning and management development

Our Board of Directors has also adopted a Code of Business Ethics that applies to all of our directors, employees and officers. The current versions of the Corporate Governance Guidelines and the Code of Business Ethics are available on our website under “Leadership & Governance” at investor.wdc.com.

We intend to promptly disclose future amendments to certain provisions of the Code of Business Ethics, or waivers of such provisions granted to executive officers and directors, on our website under “Leadership & Governance” at investor.wdc.com, to the extent required by applicable rules and regulations of the SEC or the Nasdaq Stock Market.

Director Overboarding Policy

Our Board of Directors encourages directors to limit the number of other boards on which they serve to ensure that they are able to devote sufficient time and effort to properly discharge their duties and responsibilities as a member of our Board. In determining the appropriate number of outside directorships, directors should consider potential board attendance, participation and effectiveness on these boards. The table below summarizes the limits on the number of outside directorships under our overboarding policy set forth in our Corporate Governance Guidelines.

Directors	CEO
A director may not simultaneously serve on the boards of more than 5 public companies (including Western Digital)	Our CEO may not simultaneously serve on the boards of more than 2 public companies (including Western Digital)

All incumbent directors are in compliance with our overboarding policy.

Before accepting an invitation to serve on another board, a director must notify our Chair of the Board and our Chair of the Governance Committee. The Governance Committee reviews whether the position would affect the director’s ability to serve on our Board (including potential conflicts of interest, independence, related person transactions and time commitments). The Governance Committee reviews outside directorship positions and other time commitments annually as part of its review of director nominees and reviews the overboarding policy annually as part of its review of our Corporate Governance Guidelines.

Corporate Governance Matters	31

Board and Committee Evaluations

Our Board of Directors engages in a comprehensive annual Board and Board committee evaluation process. Our Board believes that a thorough evaluation process that encourages director engagement will foster constructive feedback and enhance our Board’s overall effectiveness. Accordingly, the Governance Committee oversees an annual performance evaluation process that includes the following:

Thorough Evaluation Questionnaires
Each director completes a written questionnaire soliciting feedback on various topics, including:
●Board meetings and materials
●Board composition
●Board committee performance
●Relationships with management
●Communications among and between our Board and management
●Our Board’s strategic oversight role
●Management and Board succession planning
●Overall Board effectiveness

▼

Discussions with Each Director
An outside firm compiles and analyzes the results of each written evaluation and summarizes the results on an aggregated and anonymous basis, which our Governance Committee Chair discusses with each director to solicit further feedback.

▼

Results Discussed with the Full Board and Each Committee	The full Board and each respective committee discusses the performance evaluation results, and, if determined appropriate, acts on the feedback received.
▼

Individual Director Assessments
As part of the annual performance evaluation process, each director also completes a written self-evaluation covering various topics, including:
●Meeting attendance, preparation and participation
●Understanding of our business and strategy
●Relationships with management and other directors
Our Chair of the Board discusses individual self-evaluation responses with each director.

▼

Evaluation Results	The information collected during our Board evaluation process is utilized by our Board to make decisions regarding Board structure, Board committees and their responsibilities, agendas and meeting schedules, changes in the performance or function of our Board and continued service of individual directors. The Governance Committee oversees and monitors the actions taken as a result of the Board evaluations at each of its regular meetings.

32	Western Digital 2024 Proxy Statement

Communicating with Directors

Our Board of Directors provides a process for stockholders to send communications to our Board or to individual directors or groups of directors. In addition, interested parties may communicate with our Chair of the Board or Lead Independent Director or with our independent directors as a group. Our Board recommends that stockholders and other interested parties initiate any communications with our Board (or individual directors or groups of directors) in writing. These communications should be sent by mail to our Secretary (please see page 93 for contact information). The name of any specific intended Board recipient or recipients should be clearly noted in the communication (including whether the communication is intended only for our non-employee Chair of the Board, Lead Independent Director or our non-employee directors as a group). Our Board has instructed our Secretary to forward such correspondence to the intended recipients unless such correspondence is purely commercial or frivolous in nature (such as spam), or otherwise obviously inappropriate for consideration.

Transactions with Related Persons

Policies and Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a written Related Person Transactions Policy. The purpose of this policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which: (i) we were, are or will be a participant; (ii) the aggregate amount involved exceeds or is expected to exceed $120,000 in any fiscal year; and (iii) a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is: (i) any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become a director; (ii) any person who is known to be the beneficial owner of more than 5% of our common stock (or any other class of voting securities); or (iii) any immediate family member of any of the foregoing persons.

Under the policy, once a related person transaction has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related person transaction, the committee is to consider all relevant facts and circumstances of the related person transaction available to the committee. The committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the committee determines in good faith. No member of the committee will participate in any consideration of a related party transaction with respect to which that member or any member of his or her immediate family is a related person.

Certain Transactions with Related Persons

We have not had any related person transaction since the beginning of fiscal 2024.

Corporate Governance Matters	33

Director Compensation

Fiscal 2024 Director Compensation Program for Non-Employee Directors

We believe that it is important to attract and retain exceptional and experienced directors who understand our business, and to offer compensation opportunities that further align the interests of our non-employee directors with those of our stockholders. The Compensation and Talent Committee, with the assistance of its independent compensation consultant, regularly reviews our non-employee director compensation and market trends in director compensation (including non-employee director compensation practices at a group of peer companies) and evaluates the competitiveness and reasonableness of the compensation program in light of general trends and practices. The committee makes recommendations based on such review to our Board of Directors, which determines whether any changes should be made to our non-employee director compensation program.

We established a compensation program for fiscal 2024 for each of our non-employee directors that generally consisted of a combination of annual cash retainers and restricted stock units (“RSUs”). As a part of its most recent review of the non-employee director compensation program, the Compensation and Talent Committee reviewed an analysis of competitive market data and determined that our non-employee director compensation was near the median of our peers in terms of the average total direct compensation amount.

The following section describes the elements and other features of our director compensation program for fiscal 2024 for non-employee directors. We did not make any changes compared to the fiscal 2023 director compensation program and there are currently no planned changes to the non-employee director compensation program for fiscal 2025.

Non-Employee Director Cash Retainer Fees

Cash retainer fees are paid to our non-employee directors based on Board and committee service from annual meeting to annual meeting and are paid in a lump sum immediately following the annual meeting marking the start of the year. The following table sets forth the schedule of annual cash retainer and committee membership fees for our non-employee directors for fiscal 2024.

Type of Fee	Current Annual Fee ($)
Annual Retainer	85,000
Additional Non-Employee Chair of the Board Retainer	100,000
Additional Committee Member Retainers:
Audit Committee	15,000
Compensation and Talent Committee	12,500
Governance Committee	10,000
Additional Committee Chair Retainers:
Audit Committee	25,000
Compensation and Talent Committee	22,500
Governance Committee	15,000

A non-employee director serving as Chair of a Board committee receives both the Additional Committee Chair Retainer and the Additional Committee Member Retainer for that committee. Non-employee directors who are appointed to our Board, a Board committee, or to one of our Chair positions noted above during the year are paid a pro rata amount of the annual retainer fees for that position based on service to be rendered for the remaining part of the year after appointment.

Non-employee directors do not receive a separate fee for each Board or committee meeting they attend. We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred to attend each Board or committee meeting.

34	Western Digital 2024 Proxy Statement

Non-Employee Director Equity Awards

Under our Non-Employee Director Restricted Stock Unit Grant Program, each of our non-employee directors automatically received for fiscal 2024 an award of RSUs equal in value to $240,000 (or, in the case of our non-employee director serving as Chair of the Board, $290,000, or, in the case of our Lead Independent Director, $280,000). Non-employee directors receive the awards immediately following the annual meeting of stockholders if he or she has been re-elected as a director at that meeting. In the case of a non-employee director who is newly elected or appointed after the date of the annual meeting, we grant a prorated award of RSUs for the year in which he or she is elected or appointed. Pursuant to our Non-Employee Director Restricted Stock Unit Grant Program, a non-employee director who is serving on our Board pursuant to an investor’s contractual right (an “Investor Designated Director”) will receive a cash award in lieu of RSUs. The amount of a cash award granted in lieu of RSUs will be equal to the value of RSUs that the recipient would otherwise have been entitled to receive.

The RSUs and cash awards granted in fiscal 2024 vest 100% upon the earlier of: (i) November 15, 2024 (the first anniversary of the grant date); and (ii) immediately prior to the first annual meeting of stockholders held after the grant date.

Deferred Compensation Plan for Non-Employee Directors

We permit each non-employee director to defer payment of up to 80% of his or her annual cash compensation in accordance with our Deferred Compensation Plan. We also permit non-employee directors to defer payment of any RSUs awarded under our Non-Employee Director Restricted Stock Unit Grant Program beyond the vesting date of the award. RSUs and other amounts deferred in cash by a director are generally credited and payable in the same manner as amounts deferred by our executive officers and other participants in our Deferred Compensation Plan as further described in the “Fiscal 2024 Non-Qualified Deferred Compensation Table.”

Director Compensation Table for Fiscal 2024

The table below summarizes the compensation for fiscal 2024 for each of our non-employee directors serving on our Board of Directors in fiscal 2024. Mr. Goeckeler was a named executive officer for fiscal 2024 and did not receive any additional compensation for his services as a director during fiscal 2024. Information regarding his compensation for fiscal 2024 is presented in the “Fiscal 2022–2024 Summary Compensation Table” and the related explanatory tables.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Kimberly E. Alexy	125,000		239,954	364,954
Thomas Caulfield	95,000		239,954	334,954
Martin I. Cole	135,000		239,954	374,954
Tunç Doluca	97,500		239,954	337,454
Matthew E. Massengill(2)	185,000		289,989	474,989
Reed B. Rayman	325,000	(3)	—	325,000
Stephanie A. Streeter	137,500		279,954	417,454
Miyuki Suzuki	95,000		239,954	334,954
(1)	The amounts shown reflect the aggregate grant date fair value of equity awards granted in fiscal 2024 computed in accordance with Accounting Standards Codification 718 (“ASC 718”) using the closing price of our common stock on the grant date. With the exception of Mr. Rayman, who did not receive any equity grants, on the date of our 2023 Annual Meeting (November 15, 2023), each non-employee director was automatically granted 5,213 RSUs (6,300 RSUs for our Chair of the Board and 6,082 RSUs for our Lead Independent Director).

Corporate Governance Matters	35

The following table presents the aggregate number of shares of our common stock covered by unvested stock awards (and corresponding dividend equivalents that may be settled in stock) and deferred stock units held by each of our non-employee directors on June 28, 2024:

Name	Aggregate Number of Unvested Restricted Stock Units	Aggregate Number of Deferred Stock Units
Kimberly E. Alexy	5,213	—
Thomas Caulfield	5,213	—
Martin I. Cole	5,213	—
Tunç Doluca	5,213	—
Matthew E. Massengill	6,300	7,962
Reed B. Rayman	—	—
Stephanie A. Streeter	6,082	—
Miyuki Suzuki	5,213	—
(2)	Mr. Massengill elected to defer 50% of his cash compensation earned in calendar year 2023 and 100% of his fiscal 2024 RSU award.
(3)	Mr. Rayman is an Investor Designated Director and thus his cash compensation includes a cash award in the amount of $240,000 in lieu of RSUs, in accordance with our amended Non-Employee Director Restricted Stock Unit Grant Program, as described in the section above entitled “Non-Employee Director Equity Awards”. Pursuant to arrangements between Mr. Rayman and Apollo Global Management, Inc., Mr. Rayman’s cash compensation is paid to Apollo Management Holdings, L.P. Mr. Rayman has not been nominated for re-election at the Annual Meeting and his term in office will end immediately prior to the Annual Meeting.

Director Stock Ownership Guidelines

Under our director stock ownership guidelines, directors are generally prohibited from selling any shares of our common stock unless they own “qualifying shares” with a market value of at least $375,000, which include common stock, RSUs, deferred stock units and common stock beneficially owned by the director by virtue of being held in a trust, by a spouse or by the director’s minor children. Shares the director has a right to acquire through the exercise of stock options (whether or not vested) do not count towards the stock ownership requirement. All of our current non-employee directors comply with our director stock ownership guidelines.

36	Western Digital 2024 Proxy Statement

Executive Officers

Listed below are our current executive officers, followed by a brief account of their business experience. Executive officers are normally appointed annually by our Board of Directors at a meeting immediately following the annual meeting of stockholders. There are no family relationships among these officers nor any arrangements or understandings between any officer and any other person pursuant to which an officer was selected.

David V. Goeckeler

62, Chief Executive Officer

●Mr. Goeckeler has served as our CEO since March 2020. Biographical information regarding Mr. Goeckeler is set forth in the section entitled “Corporate Governance Matters—Proposal 1: Election of Directors.”

Wissam G. Jabre

54, Executive Vice President and Chief Financial Officer

●Mr. Jabre has served as our Executive Vice President and CFO since February 2022.
●Prior to that, Mr. Jabre served as senior vice president and chief financial officer of Dialog Semiconductor, PLC, a provider of semiconductor-based system solutions, from 2016 until it was acquired by Renesas Electronics Corporation in August 2021. Mr. Jabre previously served as corporate vice president of finance at Advanced Micro Devices, Inc., from 2014 to 2016. Prior to 2014, Mr. Jabre served in various finance positions of increasing responsibility at Freescale Semiconductor, Inc. (NXP Semiconductors N.V.), Motorola, Inc. and Schlumberger Ltd.

Robert W. Soderbery

58, Executive Vice President and General Manager, Flash Business

●Mr. Soderbery has served as our Executive Vice President and General Manager, Flash Business, since September 2020.
●Prior to that, Mr. Soderbery served as president and board member of UpLift, Inc., a travel finance company, from 2017 to September 2020. Mr. Soderbery previously served as senior vice president and general manager, enterprise products, and in other senior leadership roles at Cisco Systems from 2009 to 2016. Prior to that, he served as senior vice president, storage and availability management group, and in other leadership roles at Symantec Corporation. Mr. Soderbery currently serves on the board of directors of Rockwell Automation, Inc., and previously served as an advisor to such board from 2017 to 2022.

37

Executive Compensation

PROPOSAL 2
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation and Talent Committee designed an executive compensation program that provides:

●Strong linkage between management and stockholders’ interests
●Pay-for-performance alignment and rewards for long-term value creation
●Robust oversight by our Board and Compensation and Talent Committee
Our Board of Directors recommends a vote FOR this Proposal 2 to approve on an advisory basis the executive compensation program for our named executive officers

Proposal Details

You have the opportunity to cast a non-binding, advisory “Say-on-Pay” vote on the executive compensation of our named executive officers. Our current policy is to provide our stockholders with an advisory Say-on-Pay vote every year and we currently expect that our next advisory Say-on-Pay vote will be held at our 2025 Annual Meeting.

Please read the section entitled “Executive Compensation—Compensation Discussion and Analysis” (and the various compensation tables and narrative discussions accompanying those tables included under “Executive Compensation Tables and Narratives”) for information necessary to inform your vote on this Proposal 2.

Board Recommendation and Vote Required for Approval

Board Recommendation

Our Board of Directors recommends that you vote FOR approval, on a non-binding advisory basis, of our executive compensation program for our named executive officers as disclosed in this Proxy Statement: RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

Vote Required for Approval

The affirmative vote of a majority of the voting power of the shares of our Voting Stock (as described in the section entitled “Additional Information—General Information About the Annual Meeting—Who Can Vote”) represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve this Proposal 2. You may vote FOR, AGAINST or ABSTAIN on this proposal. Proxies received by our Board of Directors will be voted FOR this Proposal 2 unless specified otherwise.

While this vote is nonbinding on our company and our Board of Directors, our Board and Compensation and Talent Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers under our executive compensation program.

38	Western Digital 2024 Proxy Statement

Report of the Compensation and Talent Committee

The Compensation and Talent Committee, comprised entirely of independent directors, reviewed and discussed the following Compensation Discussion and Analysis with management. Based on that review and discussion, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for our 2024 annual meeting of stockholders and incorporated by reference into our 2024 Annual Report on Form 10-K.

THE COMPENSATION AND TALENT COMMITTEE

MARTIN I. COLE Chair	TUNÇ DOLUCA	STEPHANIE A. STREETER

Compensation and Talent Committee Interlocks and Insider Participation

Each of the committee members whose names appear on the Compensation and Talent Committee Report above were members of the committee during all of fiscal 2024. All members of the committee during fiscal 2024 were independent directors and none of them were our employees or former employees or had any relationship with us requiring disclosure of certain transactions with related persons under SEC rules. There are no compensation committee interlocks between us and other entities in which one of our executive officers served on the compensation committee (or equivalent body) or the board of directors of another entity whose executive officer(s) served on the committee or our Board.

Executive Compensation	39

Compensation Discussion and Analysis

Our Named Executive Officers

When we refer to our “named executive officers” for fiscal 2024 we mean:

DAVID V. GOECKELER Chief Executive Officer	WISSAM G. JABRE Executive Vice President and Chief Financial Officer	ROBERT W. SODERBERY Executive Vice President and General Manager, Flash Business

Srinivasan Sivaram, our former President, Technology and Strategy, who voluntarily terminated his employment in September 2023, and Michael C. Ray, our former Executive Vice President, Chief Legal Officer and Secretary, who voluntarily terminated his employment in January 2024, were also named executive officers for fiscal 2024. Because their terminations were voluntary, Mr. Ray and Dr. Sivaram did not receive any severance in connection with their terminations.

40	Western Digital 2024 Proxy Statement

Fiscal 2024 Overview

Business Highlights

Our executive team exceeded our fiscal 2024 targets by remaining disciplined around capital spending while driving efficiency across the business in an improving supply and demand environment. We continued to increase through-cycle profitability and dampen business cycles by focusing on our strategy of developing a diverse portfolio of industry-leading products. The charts below summarize our performance in key financial metrics incorporated into our executive incentive compensation plans.

OPERATING INCOME(1)	EPS(1)	REVENUE
($M)		($M)

$15,000
$12,500
$10,000
$0
$12,318
$13,003
FY23
FY24

(1)	See Appendix A to this Proxy Statement for a reconciliation of GAAP operating income to non-GAAP operating income and GAAP earnings per share (“EPS”) to non-GAAP EPS.

Paying for Performance: Fiscal 2024 Performance Results and Payouts

Payouts under our incentive compensation plans reflect our significantly improved financial performance in fiscal 2024 relative to fiscal 2023. The fiscal 2024 short-term incentive (“STI”) program paid out at 200% on average for our named executive officers, reflecting our strong profits and disciplined management of working capital during the fiscal year. The payout for the fiscal 2022-2024 performance stock units (“PSUs”) under our long-term incentive (“LTI”) program was 119%. The executive incentive compensation plan payouts align with the Compensation and Talent Committee’s pay-for-performance philosophy.

Award	Fiscal 2024 Payouts	Page
STI Payout for Fiscal 2024
Fiscal 2024 STI Average Payout %	200%	50
LTI Payout for Fiscal 2024
Fiscal 2022–2024 PSUs	119%	53

Executive Compensation	41

Executive Compensation Philosophy, Objectives and Process

The summary below provides the key objectives of our executive compensation program:

Attract, retain and motivate premier talent necessary to accelerate our growth and drive financial, operational and market performance	Provide competitive target compensation relative to the technology industry in which we compete for business and talent	Encourage accountability by tying a substantial portion of each executive officer’s target total direct compensation opportunity to individual, corporate and market-based performance objectives that we expect to create long-term value for our stockholders
Pay for performance by providing a substantial portion of compensation in the form of “at-risk,” variable incentive compensation awards that reward superior individual, corporate and market-based performance and that reduce pay for underperformance	Align the interests of our executive officers with our stockholders through our pay-for-performance compensation design and by granting long-term equity awards that include multi-year performance or service vesting requirements

Our Compensation Policies and Practices

WHAT WE DO	WHAT WE DON’T DO
✓Pay for performance by tying a substantial portion of executive compensation to the achievement of pre-established performance goals
✓Actively engage with our stockholders on an ongoing basis and consider their feedback in the future design of our executive compensation program
✓Link our executive compensation program to our long-term corporate strategy and sustainable stockholder value creation
✓Use a mix of performance measures, cash- and equity-based vehicles and short-and long-term incentive compensation opportunities that hold our executive officers accountable for executing on our long-term corporate strategy
✓Cap maximum vesting or payout levels under our incentive compensation awards, which are aligned with competitive market practices
✓Engage an independent compensation consultant to evaluate and advise the Compensation and Talent Committee on our executive compensation program design and pay decisions
✓Evaluate executive compensation data and practices of our proxy peer group companies as selected annually by the Compensation and Talent Committee with guidance from its independent compensation consultant
✓Limit payouts under our Change in Control Severance Plan to “double-trigger” events
✓Maintain and adhere to executive stock ownership guidelines
✓Maintain and adhere to our compensation recovery (“clawback”) policy
✓Provide limited executive perquisites

✕No tax gross-up payments in connection with severance or change in control payments
✕No repricing of stock options without stockholder approval (other than equitable adjustments permitted under our equity compensation plans)
✕No hedging, pledging or short-sale or derivative transactions by executive officers or directors
✕No dividend equivalent payments on equity awards until they are earned and vested

42	Western Digital 2024 Proxy Statement

Elements of Our Fiscal 2024 Executive Compensation Program

We believe our emphasis on variable compensation aligns with our focus on operating excellence and allows our executive compensation levels to reflect our performance. After evaluating our variable compensation plans with its independent compensation consultant, the Compensation and Talent Committee approved the incentive compensation design summarized below for fiscal 2024.

Our actual pay positioning for each named executive officer varies based upon the committee’s review of our proxy peer group and survey market data, competitive pay levels for comparable roles, and each executive officer’s role, past performance, scope of responsibility and expected future contributions.

In addition to the elements reflected below, we also provide our executive officers with limited perquisites and certain other indirect benefits, as described in the section below entitled “Other Program Features and Policies.”

Elements of Fiscal 2024 Target Total Direct Compensation
CEO	Other Named Executive Officers(1)	Characteristics	Purpose	Performance Link/ Key Benchmark
BASE SALARY		●Fixed compensation	●Attracts, retains and motivates premier executive talent ●Compensates executive officers for sustained individual performance	●Competitive with market and industry practices ●Adjusted for experience, responsibility, potential and performance

STI		●Annual performance-based cash incentive compensation	●Motivates executive officers to accelerate our annual growth and drive financial performance ●Encourages accountability by rewarding achievement of corporate and individual performance objectives
●Non-GAAP operating income (45% weighting)
●Cash Conversion Cycle (45% weighting)
●Emissions (10% weighting)
●Individual performance modifier (+/- 25%) tied to specific individual performance goals
●Individual performance modifier may not increase award payout if non-GAAP operating income is below minimum level

LTI PSUs
●Performance-based equity compensation
●3x1 annual performance targets; annual payouts averaged for a final three-year payout
●60% of our CEO’s LTI are PSUs; 50% of our other named executive officers’ LTI are PSUs

●Encourages accountability by rewarding achievement of long-term (over a three-year period) corporate and market-based performance objectives
●Focuses our named executive officers on value creation through annual financial objectives, while also encouraging long-term value creation

●Revenue and non-GAAP EPS goals are each weighted at 50%
●Three-year relative Total Shareholder Return (“TSR”) modifier (+/-10%)
●Relative TSR modifier may not increase payout if absolute TSR is negative

RSUs		●Variable long-term equity compensation ●Vests with respect to 25% after one year and 6.25% quarterly thereafter	●Provides alignment with stockholder interests by focusing executive officers on long-term value creation ●Provides retention value	●Value based on stock price performance

LTI MIX

*	Blue text indicates new for fiscal 2024
(1)	Includes only Named Executive Officers that were employed as of the end of fiscal 2024.

Executive Compensation	43

Process for Determining Executive Compensation

The Compensation and Talent Committee reviews and determines compensation for our executive officers. The committee reviews the performance and compensation of our executive officers on an annual basis and at the time of hiring, promotion or other change in responsibilities. The committee’s annual review typically occurs near the end of the prior fiscal year and beginning of the new fiscal year.

The committee considers the views and input received through our ongoing stockholder outreach and engagement efforts when making determinations regarding our executive compensation program. As discussed in the section entitled “Updates to Fiscal 2024 Executive Compensation Program” on page 45, the committee updated our executive compensation design to respond to stockholder feedback provided in our fiscal 2023 stockholder outreach and engagement.

In determining our fiscal 2024 executive compensation program design, the committee’s executive compensation decisions were informed by several factors, including:

EXTERNAL AND INTERNAL FACTORS
●Our compensation philosophy and objectives
●Our pay positioning relative to our proxy peer group and broad compensation survey market data
●The executive officer’s role, experience, performance and contributions
●Internal pay equity
●Our retention objectives
●Succession planning
●Current and historical company performance and strategic and financial goals
●Market performance and general economic conditions

COMPENSATION CONSULTANT
●Views from the committee’s independent compensation consultant
●Compensation survey and proxy peer group company market data prepared by the independent compensation consultant

MANAGEMENT
●Our CEO’s recommendations for our other executive officers (not including himself)
●Our CFO’s input on financial targets for our performance-based incentive compensation program, data regarding the impact of the program on our financial results and actual results against our pre-established performance targets
●Internal and external compensation data provided by our Chief People and Inclusion Officer and other staff

STOCKHOLDERS ●Feedback received during stockholder outreach and engagement efforts

The Compensation and Talent Committee engaged Compensia, Inc. (“Compensia”) as its independent compensation consultant in fiscal 2024. Compensia reported directly to the committee and communicated with management to gather information and review management proposals as needed. Compensia attended all regularly scheduled meetings of the committee during fiscal 2024 and its responsibilities for fiscal 2024 generally included:

●	Reviewing and advising on executive compensation, including the performance metrics used under the executive compensation program
●	Reviewing and advising on compensation design and amounts for non-employee members of our Board of Directors
●	Providing recommendations regarding the composition and selection of our proxy peer group companies
●	Analyzing proxy peer group and survey compensation data
●	Providing advice regarding executive compensation policies, practices and trends
●	Advising on the compensation-related items approved by the committee in connection with the strategic review of our business

The committee assessed the independence of Compensia pursuant to applicable rules and regulations of the SEC and the Nasdaq Stock Market and concluded that the engagement of Compensia did not raise any conflicts of interest during fiscal 2024 and currently does not raise any conflicts of interest.

44	Western Digital 2024 Proxy Statement

Comparative Market Data

The Compensation and Talent Committee determines the composition of our proxy peer group and reevaluates this group on an annual basis with input from its independent compensation consultant.

For fiscal 2024, market data was collected from the Radford Global Compensation Database, an independently published survey. The survey data was filtered to screen for companies in our proxy peer group that participate in the survey and, for executive roles in which such survey screen resulted an insufficient data, a broader screen of technology companies as adjusted for revenue size was used. With input from its independent compensation consultant, the committee considered such market data and industry practices during its annual review of the competitiveness of our compensation levels and the appropriate mix of compensation elements for our named executive officers. This market data provided the committee a reference point, which was one of several factors that it used to make compensation decisions during its fiscal 2024 annual compensation review.

Fiscal 2024 Proxy Peer Group Companies for Benchmarking Pay and Incentive Design

The proxy peer group companies that the Compensation and Talent Committee used for comparative pay and incentive design purposes for fiscal 2024 consisted of technology companies that compete with us for talent and have the size (primarily based on revenue) and business characteristics that we believe are comparable to ours. Like us, many companies included in our proxy peer group are included in the Dow Jones U.S. Technology Hardware & Equipment Index.

In choosing companies for our proxy peer group, the Compensation and Talent Committee focused primarily on industry, talent market and revenue size. Revenue is a commonly used proxy for organizational size and complexity and is typically stable from year-to-year, making it a valuable metric when selecting peers for executive compensation purposes. As part of its decision process, the committee also referenced other metrics for informational purposes, including comparative market capitalization and profitability metrics. Following its annual review, the committee changed the proxy peer group for fiscal 2024 as follows:

Removed: HP Inc. (due to its high revenue relative to Western Digital’s revenue)

Added: GlobalFoundries Inc.; KLA Corporation; Microchip Technology, Inc.; and NXP Semiconductors N.V. (industry peers with revenue and/or market capitalization that position Western Digital closer to the median of the fiscal 2023 peer group with respect to those financial screens)

WESTERN DIGITAL COMPARED TO PROXY PEER GROUP

Advanced Micro Devices, Inc. Analog Devices, Inc. Applied Materials, Inc. Broadcom Inc. Cisco Systems, Inc. GlobalFoundries Inc. Hewlett Packard Enterprise Company	KLA Corporation Lam Research Corporation Microchip Technology Inc. Micron Technology, Inc. Motorola Solutions, Inc. NetApp, Inc	NXP Semiconductors N.V. NVIDIA Corporation ON Semiconductor Corporation QUALCOMM Incorporated Seagate Technology plc Texas Instruments Incorporated
(1)	Represents annual revenue for the most recent fiscal year for which data was available through SEC filings as of August 30, 2024.

Executive Compensation	45

Updates to Fiscal 2024 Executive Compensation Program

Fiscal 2024 STI

As disclosed in last year’s proxy statement, the Compensation and Talent Committee implemented a number of enhancements to our STI design, beginning in fiscal 2024, which were directly responsive to perspectives and feedback shared by our stockholders during our year-round engagement efforts. During these meetings, stockholders raised questions concerning:

●	Inclusion of the exabytes shipped metrics, noting these metrics incentivize output and revenue instead of profitability and efficiency
●	The committee’s application of the individual performance metric, noting that individual metric payouts in fiscal 2022 for our named executive officers exceeded target, while our corporate performance was below target

After assessing our fiscal 2024 objectives, market conditions and considering stockholder feedback, the committee approved the following STI design for fiscal 2024:

Non-GAAP Operating Income 45% Weighting	+	Cash Conversion Cycle 45% Weighting	+	Emissions 10% Weighting	x	Individual Modifier* (+/-25%)	=	Payout (Capped at 250%)

0%-200% Performance Range for each Metric
*	The Individual Modifier may not increase award payout if our non-GAAP operating income is below the minimum performance level.

The committee eliminated the exabytes shipped metrics and the individual performance metric included in the fiscal 2023 STI and replaced them with a cash conversion cycle metric and an emissions metric. The cash conversion cycle metric measures the length of time it takes to convert our working capital investments into cash, which the committee believes complements non-GAAP operating income by focusing our executive officers on both profitability and managing working capital (inventory, receivables and payables) to generate cash. The emissions metric aligns our executive officers’ compensation to progress on our Scope 1 and Scope 2 emissions reduction targets.

The individual performance modifier in the fiscal 2024 STI includes execution and leadership goals for each executive and corporate ESG goals focused on inclusion and governance. The individual performance modifier may not increase award payout (but can still decrease the payout) if our non-GAAP operating income performance is below the minimum performance level for that metric.

Fiscal 2024-2026 PSUs

As previously disclosed, in evaluating the fiscal 2024-2026 PSU design and in direct response to stockholder feedback received, the Compensation and Talent Committee removed the upside incentive tied to our stock price compound annual growth rate (“CAGR”) and replaced it with a relative TSR modifier that modifies PSU payouts with a multiplier ranging from +/- 10% based on our performance relative to the S&P 500 Information Technology Index constituents as of the beginning of the performance period. The modifier compares our three-year TSR performance to the median company in the index based on three-year TSR performance. If our TSR performance exceeds the TSR of the median company by 50 percentage points or more, the PSU payout is modified by +10%; if our TSR performance is lower than the median company by 50 percentage points or more, the PSU payout is modified by -10%. Straight line interpolation will be used for performance between those points to determine the PSU payout modifier. In the event our absolute TSR performance is negative, the relative TSR modifier may not increase the PSU payout and can only be used to decrease such payout.

46	Western Digital 2024 Proxy Statement

The committee chose the S&P 500 Information Technology Index constituents for the relative TSR peer group because our company is a member of the index, and it also includes a majority of our proxy peers. The index includes companies that our stockholders review in comparing our relative performance and reflects input from our stockholders that they prefer that we use an industry peer set for relative TSR versus a broad-based index such as the S&P 500 Index.

*	The relative TSR modifier will not increase payout if our absolute TSR is negative over the measurement period.

2023 Say-on-Pay Results

We value the opinions of our stockholders regarding our executive compensation policies and practices. At our 2023 annual meeting of stockholders, approximately 93% of the votes cast in our advisory say-on-pay proposal were voted in favor of our executive compensation policies and practices. As such, in light of the changes described above made in response to our 2023 stockholder engagement efforts and the subsequent support received from our stockholders on our 2023 say-on-pay advisory vote, we did not make any further changes to our fiscal 2024 executive compensation program specifically in response to the 2023 say-on-pay advisory vote.

Fiscal 2024 Decisions and Outcomes

Base Salary

Named Executive Officer	Base Salary Level(1) ($)	Increase from Fiscal 2023
David V. Goeckeler	1,250,000	0%
Wissam G. Jabre	625,000	0%
Robert W. Soderbery	710,000	0%
Michael C. Ray	625,000	0%
Srinivasan Sivaram	750,000	0%
(1)	Table reflects annualized base salary in effect at the end of fiscal 2024 for each named executive officer, other than with respect to Mr. Ray and Dr. Sivaram, whose employment with our company terminated prior to the end of fiscal 2024.

Executive Compensation	47

Short-Term Incentives

Fiscal 2024 Target Incentive Award Opportunities

Named Executive Officer	Annual Target Incentive Award Opportunity(1) (as Percentage of Base Salary)	Increase from Fiscal 2023
David V. Goeckeler	175%	0%
Wissam G. Jabre	120%	0%
Robert W. Soderbery	120%	0%
Michael C. Ray	100%	0%
Srinivasan Sivaram	120%	0%
(1)	Table reflects annual target incentive opportunity at the end of fiscal 2024 for each named executive officer, other than with respect to Mr. Ray and Dr. Sivaram, whose employment with our company terminated prior to the end of fiscal 2024. Because Mr. Ray and Dr. Sivaram voluntarily terminated their employment, their fiscal 2024 annual incentive awards were forfeited upon their termination.

Fiscal 2024 STI Design and Performance

As discussed in more detail on page 45 in the section entitled “Updates to Fiscal 2024 Executive Compensation Program,” the Compensation and Talent Committee updated the STI design to reflect investor feedback during our prior stockholder outreach and engagement. Our fiscal 2024 STI design is reflected below. The individual modifier component for each named executive officer included goals tied to leadership, execution and ESG targets.

Non-GAAP Operating Income 45% Weighting	+	Cash Conversion Cycle 45% Weighting	+	Emissions 10% Weighting	x	Individual Modifier* (+/-25%)	=	Payout (Capped at 250%)

0%-200% Performance Range for each Metric
*	The Individual Modifier may not increase award payout if our non-GAAP operating income is below the minimum performance level.

Fiscal 2024 Corporate Performance

The Compensation and Talent Committee approved fiscal 2024 performance targets that incentivized our executive officers to improve our profitability and increase efficiency in converting working capital investments into cash. When the committee approved fiscal 2024 performance targets in August 2023, we were in the midst of a significant market downturn with uncertainty as to the timing and strength of a market recovery. In this context, the fiscal 2024 non-GAAP operating income metric still required improvement compared to actual fiscal 2023 results for our executive officers to receive any payout on this metric. The committee also approved a robust emissions target that aligns with our publicly disclosed commitments regarding our Scope 1 and Scope 2 emissions, which is an important factor for our largest customers that are seeking to mitigate emissions within their supply chains.

We exceeded expectations relative to our fiscal 2024 targets, resulting in a 173.5% STI payout on the corporate performance metrics.

48	Western Digital 2024 Proxy Statement

NON-GAAP OPERATING INCOME(1)
($M)

Non-GAAP Operating Income(1) (45% Weighting)
Performance Achievement	STI Payout (% Target)	Performance ($ millions)
Maximum	200%	66
Target	100%	(195)
Minimum	0%	(594)
Actual	200%	512
(1)	See Appendix A to this Proxy Statement for a reconciliation of GAAP operating income to non-GAAP operating income.

CASH CONVERSION CYCLE

Cash Conversion Cycle (45% Weighting)
Performance Achievement	STI Payout (% Target)	Performance (Days)
Maximum	200%	97
Target	100%	114
Minimum	0%	131
Actual	141%	107

SCOPE 1 AND SCOPE 2 EMISSIONS

Scope 1 and Scope 2 Emissions (10% Weighting)
Performance Achievement	STI Payout (% Target)	Performance (Metric Tons of Carbon Dioxide Equivalent ("CO2 e"))
Maximum	200%	721,000
Target	100%	752,730
Threshold	25%	773,000
Actual	200%	669,000

The weighted payout for the corporate metrics was 173.5% of the target performance levels:

Non-GAAP Operating Income Payout % (45% Weighting)	Cash Conversion Cycle Payout % (45% Weighting)	Scope 1 and Scope 2 Emissions Payout % (10% Weighting)	Aggregate Corporate Payout % (100%)
200%	141%	200%	173.5%

Executive Compensation	49

Fiscal 2024 Individual Performance Modifier

Performance Goal Setting
The individual performance modifier for each named executive officer’s target incentive award opportunity was split equally between leadership, execution and ESG goals. Our named executive officers (other than our CEO) worked with our CEO to establish individual performance goals, with input from the Compensation and Talent Committee. Our CEO separately submitted his fiscal 2024 performance goals for the committee’s review, with input from our Board of Directors.

Performance Assessment

David Goeckeler (+14% Individual Modifier)

●	Leadership Goals and Performance
●	Exceptional leadership for our company to deliver exceptional financial results and guiding the executive team through the Separation process
●	Clear communication of our strategic vision to investors and other stakeholders, including government officials, around the globe, especially in countries with major operations
●	Maintained an effective relationship with Kioxia Corporation (“Kioxia”), our flash joint venture partner

●	Execution Goals and Performance
●	Led our business through challenging down-cycle to improved business performance
●	Supported financial transactions that position our company for further financial success

●	ESG Goals and Performance
●	Year-over-year increase in underrepresented talent in new-hire graduates (achieved)
●	Year-over-year increase in intern conversions (not achieved)
●	Year-over-year increase in employee volunteer participation (achieved)
●	Ensure all employees complete ethics training on a timely basis (achieved)

Wissam Jabre (+19% Individual Modifier)

●	Leadership Goals and Performance
●	Clear communication of our strategy to key stakeholders to support our financial transactions
●	Started to build a team of finance professionals to support both flash and HDD businesses post-separation

●	Execution Goals and Performance
●	Materially overachieved annual operating plan targets
●	Achieved key milestones for planning and executing the Separation
●	Successfully executed our convertible debt issuance
●	Supported our planned sale of SanDisk Semiconductor (Shanghai) Co. Ltd

●	ESG Goals and Performance
●	Year-over-year increase in underrepresented talent in new-hire graduates (achieved)
●	Year-over-year increase in intern conversions (not achieved)
●	Year-over-year increase in employee volunteer participation (achieved)
●	Ensure all employees complete ethics training on a timely basis (achieved)

50	Western Digital 2024 Proxy Statement

Robert Soderbery (+13% Individual Modifier)

●	Leadership Goals and Performance
●	Demonstrated exceptional leadership with Kioxia and internal stakeholders to optimize production plan
●	Provided strong leadership in developing our “flash business cycle” capabilities, including the launch of “New Era of NAND”

●	Execution Goals and Performance
●	Exceeded business unit revenue and gross margin targets
●	Materially exceeded consumer solutions revenue and gross margin targets
●	Achieved product qualification targets with material operating expense savings

●	ESG Goals and Performance
●	Year-over-year increase in underrepresented talent in new-hire graduates (achieved)
●	Year-over-year increase in intern conversions (not achieved)
●	Year-over-year increase in employee volunteer participation (achieved)
●	Ensure all employees complete ethics training on a timely basis (achieved)

As a result of the committee’s individual performance determinations, our named executive officers received the following payout amounts under the executive STI plan:

Fiscal 2024 STI Payouts

Named Executive Officer	Corporate Payout % (100% Weighting)	Modifier % (+/-25% of Corporate Payout)	STI Payout (%)	STI Payout ($)
David V. Goeckeler	173.5%	+14%	198%	4,326,875
Wissam G. Jabre	173.5%	+19%	207%	1,552,391
Robert W. Soderbery	173.5%	+13%	196%	1,665,954

Average CEO STI Payout (Four Year Payout %)

The fiscal 2024 STI payout reflects our pay-for-performance philosophy in the context of our strong fiscal 2024 performance. The chart below reflects our CEO’s average STI payout during the past four fiscal years, which are the four full fiscal years that our CEO has led our company.

Executive Compensation	51

Long-Term Incentives: Fiscal 2024 Equity Awards

Fiscal 2024 LTI Awards

Our named executive officers received LTI awards in August 2023 consisting of a mix of PSUs and RSUs. The named executive officers’ RSUs are scheduled to vest with respect to 25% of the award on the first anniversary of the grant date and with respect to 6.25% of the award quarterly thereafter for three years. The vesting provisions of the PSUs are described below under the section entitled “Fiscal 2024-2026 PSU Awards”.

Named Executive Officer(1)	Total LTI Target Grant Value ($)(2)	LTI Vehicle Mix
		PSUs	RSUs
David V. Goeckeler	15,000,000	60%	40%
Wissam G. Jabre	3,750,000	50%	50%
Robert W. Soderbery	3,550,000	50%	50%
Michael C. Ray	2,500,000	50%	50%

(1)	Mr. Ray voluntarily terminated his employment with our company in January 2024 and forfeited the RSU portion of his fiscal 2024 LTI award. However, because Mr. Ray satisfied the requirements for a “qualified retiree” under our PSU awards, he received retirement treatment with respect to his PSU awards. Please see the section entitled “Michael C. Ray and Srinivasan Sivaram Voluntary Terminations” for a summary of the retirement benefits received by Mr. Ray. Dr. Sivaram did not receive any fiscal 2024 LTI awards prior to his voluntary termination date in September 2023.
(2)	The differences between the target grant values approved by the Compensation and Talent Committee (as reflected in the table above) and the grant date fair values of the awards as determined for financial reporting purposes (as reflected in the “Fiscal 2022-2024 Summary Compensation Table” and the “Fiscal 2024 Grants of Plan-Based Awards Table” below) are attributable to financial accounting rules, including the use of a Monte Carlo simulation to determine the grant date fair value of the PSUs. In addition, under financial accounting rules, the grant date fair value for a PSU award is not determined until the fiscal year in which the performance metrics are established. The performance metrics are determined annually by the committee for each of fiscal 2024, 2025 and 2026. Accordingly, only the grant date fair value for the portion attributable to fiscal 2024 is reflected in the “Fiscal 2022-2024 Summary Compensation Table” and the “Fiscal 2024 Grants of Plan-Based Awards Table” for this portion of the award.

Long-Term Incentives: PSU Design and Performance

Fiscal 2024–2026 PSU Awards

As discussed in more detail on page 45 in the section entitled “Updates to Fiscal 2024 Executive Compensation Program,” the Compensation and Talent Committee updated the fiscal 2024-2026 PSU design to add a three-year relative TSR modifier. Similar to the fiscal 2023-2025 PSUs, the awards include annual financial metrics with annual payouts that are averaged to determine a three-year payout percentage. Our executive officers generally must remain employed through the entire three-year performance period to earn and vest in the awards.

52	Western Digital 2024 Proxy Statement

Fiscal 2024-2026 PSU Performance (Year One of Three)

	Threshold	Target	Maximum	Actual
	(50%)	(100%)	(200%)	Performance	Achievement
Financial Metrics	($)	($)	($)	($)	Rate	Year One Payout %
One-Year Revenue (50%) (in millions)	11,135	13,100	15,065	13,003	99%	97%
One-Year Non-GAAP EPS (50%)(1)	(2.90)	(2.32)	(1.62)	(0.20)	191%	200%
Weighted Payout:						149%

(1)	See Appendix A to this Proxy Statement for a reconciliation of GAAP EPS to non-GAAP EPS.

Fiscal 2024 Payout %	Fiscal 2025 Payout %	Fiscal 2026 Payout %	Three-Year Average Payout %
149%	TBD	TBD	TBD

Fiscal 2023–2025 PSU Awards

The fiscal 2023-2025 PSUs included the same annual performance period design as the fiscal 2024-2026 PSUs, with a different modifier. The fiscal 2023-2025 PSU payouts may be increased by up to 50% if we achieve stock-price CAGR targets over the performance period. As discussed in more detail on page 45 in the section entitled “Updates to Fiscal 2024 Executive Compensation Program,” the Compensation and Talent Committee did not retain the absolute CAGR modifier in the fiscal 2024-2026 PSUs based on stockholder feedback.

Three-Year Stock Price CAGR	Upside Incentive %
5%	10%
10%	20%
15%	50%

Fiscal 2023-2025 PSU Performance (Year Two of Three)

Financial Metrics	Threshold (50%) ($)	Target (100%) ($)	Maximum (200%) ($)	Actual Performance ($)	Achievement Rate	Year Two Payout %
One-Year Revenue (50%) (in millions)	11,135	13,100	15,065	13,003	99%	97%
One-Year Non-GAAP EPS (50%)(1)	(2.90)	(2.32)	(1.62)	(0.20)	191%	200%
Weighted Payout:						149%

(1)	See Appendix A to this Proxy Statement for a reconciliation of GAAP EPS to non-GAAP EPS.

Fiscal 2023 Payout %	Fiscal 2024 Payout %	Fiscal 2025 Payout %	Three-Year Average Payout %
0%	149%	TBD	TBD

Executive Compensation	53

Fiscal 2022-2024 PSU Awards: Performance and Payout

The PSUs granted in fiscal 2022 reflected the following design:

●	Financial Performance Metrics (50% Weighting)
●	The fiscal 2022–2024 PSUs included three-year performance periods for the financial metrics (revenue and non-GAAP EPS) that were subject to a pre-established, objective adjustment at the end of the performance period in a relative proportion (up or down) by which the total market for our products (measured by revenue) during the period exceeded or fell short of the total market forecast approved by the committee at the time the goals were established, as reported by industry analysts. We refer to the relative market performance adjustment in this Proxy Statement as “relative MPA.” The relative MPA modifier helped ensure that we pay for performance relative to the market demand and opportunity available to us.
●	The actual market for our products was lower than forecast when the fiscal 2022–2024 PSU goals were established, and thus applying the relative MPA modifier resulted in a reduction in both revenue and non-GAAP EPS targets.

●	Relative TSR Metric (50% Weighting)
●	The fiscal 2022-2024 PSUs included a three-year TSR metric that measured our stock performance relative to a TSR peer group consisting of the constituents of the S&P 500 Index as of the beginning of the performance period.

FISCAL 2022-2024 PERFORMANCE PERIOD ACHIEVEMENT

●	Three-Year Financial Metrics

Financial Metrics (50% Weighting)	Threshold (50%) ($)	Original Target (100%) ($)	Maximum (200%) ($)	Target After Applying Relative MPA Modifier (100%) ($)	Actual Performance ($)	Achievement Rate	Payout %
Three-Year Revenue (25%) (in millions)	50,028	58,857	67,686	43,074	44,114	102%	116%
Three-Year Non-GAAP EPS (25%)(1)	13.19	17.58	22.85	3.44	4.61	134%	200%
Weighted Payout:							158%
(1)	See Appendix A to this Proxy Statement for a reconciliation of GAAP EPS to non-GAAP EPS.

●	Three-Year Relative TSR Metric

Relative TSR (50% Weighting)	S&P 500 Constituents Relative TSR	Relative TSR Units Payout %	WDC Three-Year Relative TSR	WDC Percentile Relative to S&P 500 Peer Group	Payout %
75th percentile	40.79%	200%
50th percentile	10.34%	100%	4.06%	43rd percentile	80%
25th percentile	(13.62)%	25%

54	Western Digital 2024 Proxy Statement

FISCAL 2022-2024 PSUs PAYOUTS

Fiscal 2022–2024 PSUs	Three-Year Financial Metrics	Three-Year Relative TSR	Aggregate Award Payout
Weighting	50%	50%	100%
Payout %	158%	80%	119%

NAMED EXECUTIVE OFFICER PAYOUTS FOR FISCAL 2022-2024 PSUs

Named Executive Officer(1)	Target Payout (100%) (# of Shares)	Actual Payout (# of Shares)
David V. Goeckeler	142,314	169,353
Robert W. Soderbery	28,066	33,398
(1)	Mr. Jabre joined our company in fiscal 2022 after the grant of our fiscal 2022-2024 PSUs to our other named executive officers and thus did not receive a fiscal 2022-2024 PSU. Mr. Ray and Dr. Sivaram satisfied the requirements for a “qualified retiree” under our 2022-2024 PSU awards; thus, a pro rata portion of their fiscal 2022-2024 PSUs remained outstanding and were earned at 17,411 and 25,715 shares, respectively. Please see the section entitled “Michael C. Ray and Srinivasan Sivaram Voluntary Terminations” below for a summary of their retirement benefits.

Fiscal 2025 Decisions

Fiscal 2025 Compensation Changes

In fiscal 2024, the Compensation and Talent Committee, in connection with its annual review of our executive officers’ compensation levels and input from its independent compensation consultant, approved fiscal 2025 compensation changes for our named executive officers effective on June 29, 2024 to reflect market compensation levels and to recognize strong performance by the executive team while continuing to align executive compensation with long-term stockholder interests.

Mr. Goeckeler’s base salary was increased to $1,300,000, and his target LTI award was increased to $16,250,000. Mr. Jabre’s base salary was increased to $725,000, and his target LTI award was increased to $4,350,000.Mr. Soderbery’s base salary was increased to $750,000, and his target LTI award was increased to $4,500,000.

Fiscal 2025 LTI Awards

The Compensation and Talent Committee granted the following LTI awards to our named executive officers in fiscal 2025, as part of our annual LTI program:

Named Executive Officer	Total LTI Target Grant Value ($)	LTI Vehicle Mix
		PSUs	RSUs
David V. Goeckeler	16,250,000	60%	40%
Wissam G. Jabre	4,350,000	50%	50%
Robert W. Soderbery	4,500,000	50%	50%

Executive Compensation	55

Other Program Features and Policies

Perquisites	We provide our executive officers with limited perquisites and other personal benefits, consisting principally of a $5,000 annual allowance for financial planning services (net of taxes) and, in very limited circumstances, tax gross-ups for certain payments. Any tax gross-ups paid to our named executive officers are disclosed in our “Fiscal 2022-2024 Summary Compensation Table.”
Company policy permits Mr. Goeckeler (in his capacity as our CEO) to use private aircraft, in which we have a fractional ownership interest, for personal travel to maximize his business availability and productivity. Mr. Goeckeler is required to reimburse our company for the aggregate incremental cost incurred by our company in connection with any such personal use in excess of $250,000 per fiscal year. He is fully responsible for all personal income taxes associated with such personal usage.

401(k) Plan Benefits	We provide retirement benefits to our executive officers and other eligible employees under the terms of our 401(k) Plan. Eligible employees may contribute up to 85% of their annual cash compensation up to a maximum amount allowed by the Internal Revenue Code, and are also eligible for any matching contributions, which were suspended in February 2023 in the context of a challenging market environment and resumed in January 2024. Our executive officers participate in our 401(k) Plan on substantially the same terms as our other participating employees. We do not maintain any defined benefit supplemental retirement plans for our executive officers.
Deferred Compensation Opportunities	Our executive officers and certain other key employees who are subject to U.S. federal income taxes are eligible to participate in our Deferred Compensation Plan. Participants can elect to defer certain compensation without regard to the tax code limitations applicable to tax-qualified plans. We did not make any company matching or discretionary contributions to our Deferred Compensation Plan on behalf of participants in fiscal 2024.
Severance Protections	Outside a change in control context, we view severance protections as only appropriate in the event the employment of an executive officer is involuntarily terminated without “cause.” These severance payments and benefits are appropriate considering severance protections available to executive officers in the companies in our proxy peer group and are an important component of each executive officer’s overall compensation.
Change in Control Protections
A transaction involving a change in control of our company creates uncertainty regarding the continued employment of our executive officers. To encourage our executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with additional severance protections under our Change in Control Severance Plan. We also provide these severance protections to help ensure that our executive officers can objectively evaluate change in control transactions that may be in the best interests of our stockholders despite the potential negative consequences such transactions may have on them personally. Benefits under our Change in Control Severance Plan require a “double-trigger” (qualifying termination in connection with a change in control) for payment and the plan does not provide any tax gross-up payments for participants.
Please see the section entitled “Executive Compensation Tables and Narratives—Potential Payments upon Termination or Change in Control” for a description and quantification of the potential payments that may be made to our named executive officers in connection with their termination of employment or a change in control of our company.

56	Western Digital 2024 Proxy Statement

Employment Agreements	None of our executive officers is currently party to an employment agreement with us.
Compensation Recovery (Clawback) Policy	Our Board of Directors has adopted a compensation recovery (clawback) policy consistent with the requirements of Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq listing standards, a copy of which is publicly filed with our 2024 Annual Report on Form 10-K.
Misconduct Policies	We maintain several policies relating to employee misconduct. In the event an executive officer’s employment is terminated for cause due to their misconduct or violation of company policy, among other reasons, they will forfeit all outstanding incentives, including unearned or unvested LTI and STI awards. In addition, the executive officer would not be eligible for severance payments or benefits.
Policies Prohibiting Hedging, Pledging and Short Sale or Derivative Transaction	Our insider trading policy prohibits our executive officers (as well as our other employees and members of our Board of Directors) from engaging in hedging transactions or speculative transactions involving our company’s securities and from pledging company securities. Prohibited transactions include hedging or monetization transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds that are designed to hedge or offset any decrease in the market value of our company’s securities, shorts sales, transactions in derivative securities, such as publicly traded options, related to our company’s securities and margining our company’s securities in a margin account or otherwise pledging company securities as collateral for a loan.
Executive Stock Ownership Guidelines	We maintain executive stock ownership guidelines covering our executive officers, including our named executive officers, to help link the interests of our stockholders with those of our executive officers. The guidelines provide that each executive officer must achieve ownership of a number of “qualifying shares” with a market value equal to the specified multiple of the officer’s base salary in effect upon the date he or she first becomes subject to the guidelines shown below.
	Position	Multiple
	CEO	6 x Salary
	CFO	3 x Salary
	Executive Vice Presidents	2 x Salary
	Senior Vice Presidents	1 x Salary
Each executive officer must achieve ownership of the required market value of shares within three years of becoming subject to the guidelines. Common stock, RSUs, PSUs, deferred stock units and common stock beneficially owned by the executive officer all count towards the requirement, but shares the officer has a right to acquire through exercising stock options (whether or not vested) are not counted. All of our current executive officers who are subject to these guidelines have achieved their required ownership level as of the date of this Proxy Statement.

Executive Compensation	57

Executive Compensation Tables and Narratives

Fiscal 2022-2024 Summary Compensation Table

The following table presents information regarding compensation earned for fiscal 2024, 2023 and 2022 by our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David V. Goeckeler Chief Executive Officer	2024	1,245,192	—	12,033,939	4,326,875	84,766	17,690,772
	2023	1,144,231	—	9,881,692	—	5,769	11,031,692
	2022	1,250,000	—	28,860,629	2,017,559	9,150	32,137,338
Wissam G. Jabre Executive Vice President and Chief Financial Officer	2024	622,596	—	3,254,203	1,552,391	10,154	5,439,344
	2023	572,115	250,000(5)	3,207,172	—	194,835	4,224,122
	2022	262,019	250,000(5)	8,499,981	279,994	20,295	9,312,289
Robert W. Soderbery Executive Vice President and General Manager, Flash Business	2024	707,269	—	2,965,053	1,665,954	10,350	5,348,626
	2023	649,923	—	2,530,139	—	3,277	3,183,339
	2022	710,000	—	4,750,802	705,456	9,150	6,175,408
Michael C. Ray Former Executive Vice President, Chief Legal Officer and Secretary	2024	346,154	—	2,087,989	—	1,082	2,435,225
	2023	572,115	500,000(6)	1,781,758	—	6,347	2,860,220
	2022	625,000	500,000(6)	5,311,230	615,156	23,612	7,074,998
Srinivasan Sivaram Former President, Technology and Strategy	2024	150,000	—	610,710	—	—	760,710
	2023	686,538	—	2,672,630	—	24,245	3,383,413
	2022	750,000	—	7,962,155	857,700	28,391	9,598,246
(1)	Mr. Ray’s and Dr. Sivaram’s salaries reflect salary paid through their respective dates of voluntary termination.
(2)	The amounts shown reflect the aggregate grant date fair value of stock awards granted in the applicable fiscal year computed in accordance with ASC Topic 718. These amounts were calculated based on the assumptions described in Note 12 in the Notes to Consolidated Financial Statements included in our 2024 Annual Report on Form 10-K. For PSU awards, amounts include the grant date fair value of the 2024-2026 PSUs and the 2023-2025 PSUs, in each case, as related to the fiscal 2024 performance period because only the annual targets for such performance periods were established in fiscal 2024, and thus, such portions of the awards are deemed granted for financial accounting purposes during fiscal 2024. The grant date fair value of the remaining PSUs under the 2024-2026 and 2023-2025 PSU awards will be reflected in the Summary Compensation Table in future fiscal years corresponding to when the associated annual targets are established and such portions are deemed granted for financial accounting purposes. Mr. Ray and Dr. Sivaram satisfied the requirements for a “qualified retiree” at the time of their voluntary termination of employment, which provided them with retirement benefits with respect to certain equity awards. Please see the section entitled “Michael C. Ray and Srinivasan Sivaram Voluntary Terminations” for additional information.

58	Western Digital 2024 Proxy Statement

The following amounts represent the grant date fair value of PSU awards granted to our named executive officers during fiscal 2022, 2023 and 2024 assuming the probable outcome of the awards on the grant date and assuming maximum performance under the awards deemed granted during fiscal 2024. We considered the probable outcome of the awards based on the target level of performance for PSUs except for PSUs that are subject to relative TSR or stock price CAGR conditions, which were determined using a Monte Carlo simulation. As stated above, for the 2024-2026 and 2023-2025 PSUs, the grant date fair values for the fiscal 2024 performance period of such PSUs have been included because such portions of the awards are deemed granted in fiscal 2024 for financial accounting purposes. The dollar value of the awards included in the Summary Compensation Table for the year of grant is based on the probable outcome of the awards on the grant date and do not reflect actual payouts.

	Grant Date Fair Value of PSU Awards Based on Probable Outcome on the Grant Date for:				Grant Date Fair Value of PSU Awards at Maximum Performance for:
	2022 ($)	2023 ($)	2024 ($)		2024 ($)
			2023-2025 PSUs	2024-2026 PSUs	2023-2025 PSUs	2024-2026 PSUs
Named Executive Officer			2024 Performance Period		2024 Performance Period
David V. Goeckeler	10,018,906	3,851,500	2,931,373	3,102,574	8,794,118	6,825,663
Wissam G. Jabre	—	957,196	732,843	646,375	2,198,529	1,422,024
Robert W. Soderbery	1,975,846	755,146	578,151	611,906	1,734,453	1,346,193
Michael C. Ray	1,217,498	531,802	407,109	430,903	1,221,328	947,986
Srinivasan Sivaram	2,087,219	797,673	610,710	—	1,832,131	—
(3)	Reflects each named executive officer’s STI payout for the corresponding fiscal year.
(4)	The table below summarizes the amounts reported in the “All Other Compensation” column for each of our named executive officers for fiscal 2024:
Name	Perquisites ($)	401(k) Plan Company Matching Contributions ($)
David V. Goeckeler	74,866(a)	9,900
Wissam G. Jabre	—	10,154
Robert W. Soderbery	—	10,350
Michael C. Ray	—	1,082
Srinivasan Sivaram	—	—
(a)	The amount shown reflects personal travel on an aircraft, in which our company has a fractional ownership interest, with the aggregate incremental cost incurred by our company of $74,866. Pursuant to company policy, as CEO, Mr. Goeckeler will reimburse our company for the amount of aggregate incremental cost in excess of $250,000 per fiscal year in connection with any personal use of such aircraft. Incremental cost for a personal flight is calculated based on the full amount of the direct variable operating cost charged to our company for the applicable flight. Variable operating cost covers fees and costs related to, if applicable, aircraft use, fuel, flight fees, landing fees, cleaning, catering and taxes. Mr. Goeckeler is responsible for all personal income taxes associated with such personal usage.
(5)	In connection with his appointment as Executive Vice President and CFO, in February 2022, Mr. Jabre received a sign-on cash award of $500,000, half of which was payable in fiscal 2022 and the other half payable in fiscal 2023.
(6)	To induce Mr. Ray to remain with our company after receiving an employment offer from another large technology company, Mr. Ray received a cash retention award in the amount of $2,000,000, payable with respect to $500,000 in each of fiscal 2020–2023.

Executive Compensation	59

Fiscal 2024 Grants of Plan-Based Awards Table

The following table presents information regarding all grants of plan-based awards made to our named executive officers during fiscal 2024.

Name	Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David V. Goeckeler	STI		54,688	2,187,500	5,468,750	—	—	—	—	—
	2023-2025 PSUs(2)	8/22/23	—	—	—	31,466	62,932	188,796	—	2,931,373
	2024-2026 PSUs(3)	8/25/23	—	—	—	37,985	75,969	167,132	—	3,102,574
	RSUs(4)	8/25/23	—	—	—	—	—	—	151,937	5,999,992
Wissam G. Jabre	STI		18,750	750,000	1,875,000	—	—	—	—	—
	2023-2025 PSUs(2)	8/22/23	—	—	—	7,867	15,733	47,199	—	732,843
	2024-2026 PSUs(3)	8/25/23	—	—	—	7,914	15,827	34,819	—	646,375
	RSUs(4)	8/25/23	—	—	—	—	—	—	47,480	1,874,985
Robert W. Soderbery	STI		21,300	852,000	2,130,000	—	—	—	—	—
	2023-2025 PSUs(2)	8/22/23	—	—	—	6,206	12,412	37,236	—	578,151
	2024-2026 PSUs(3)	8/25/23	—	—	—	7,492	14,983	32,963	—	611,906
	RSUs(4)	8/25/23	—	—	—	—	—	—	44,948	1,774,997
Michael C. Ray(5)	STI		15,625	625,000	1,562,500	—	—	—	—	—
	2023-2025 PSUs(2)	8/22/23	—	—	—	4,370	8,740	26,220	—	407,109
	2024-2026 PSUs(3)	8/25/23	—	—	—	5,276	10,551	23,212	—	430,903
	RSUs(4)	8/25/23	—	—	—	—	—	—	31,653	1,249,977
Srinivasan Sivaram(6)	STI		22,500	900,000	2,250,000	—	—	—	—	—
	2023-2025 PSUs(2)	8/22/23	—	—	—	6,556	13,111	39,333	—	610,710
(1)	The amounts shown reflect the grant date fair value of the award computed in accordance with ASC 718. These amounts were calculated based on the assumptions described in Note 12 in the Notes to Consolidated Financial Statements included in our 2024 Annual Report on Form 10-K. The grant date fair value for the PSU awards, at the probable outcome, is based on the value of our common stock on (i) August 22, 2023 for the 2024 performance period under the 2023-2025 PSUs using a Monte Carlo simulation, which resulted in a simulated award value of $46.58 per share, and (ii) August 25, 2023 for the 2024 performance period under the 2024-2026 PSUs using a Monte Carlo simulation, which resulted in a simulated award value of $40.84 per share based on certain assumptions.
(2)	Represents the 2024 annual performance period portion of the PSU award granted to the named executive officer for the three-year performance period covering fiscal 2023 through 2025, subject to cliff vesting on August 20, 2025, based on our achievement of specified revenue and non-GAAP EPS performance goals and absolute stock price CAGR that correspond to specific payout percentages ranging between 0% and 300% of the target number of stock units subject to the award. Under financial accounting rules, an award is not deemed granted and the grant date fair value for a PSU award is not determined until the fiscal year in which

60	Western Digital 2024 Proxy Statement

the performance metrics are established. The performance metrics are annually determined by the Compensation and Talent Committee for each of fiscal years 2023, 2024 and 2025. Accordingly, the grant date fair value for the portion attributable to fiscal 2024 annual targets of such award is reflected.
(3)	Represents the 2024 annual performance period portion of the LTI PSU award granted to the named executive officer for the three-year performance period covering fiscal 2024 through 2026, subject to cliff vesting on August 25, 2026, based on our achievement of specified revenue and non-GAAP EPS performance goals and relative TSR modifier that correspond to specific payout percentages ranging between 0% and 220% of the target number of stock units subject to the award. Under financial accounting rules, an award is not deemed granted and the grant date fair value for a PSU award is not determined until the fiscal year in which the performance metrics are established. The performance metrics are annually determined by the Compensation and Talent Committee for each of fiscal years 2024, 2025 and 2026. Accordingly, only the grant date fair value for the portion attributable to fiscal 2024 annual targets is reflected.
(4)	Represents an annual LTI RSU award granted to the named executive officer, which is scheduled to vest with respect to 25% on the first anniversary of the grant date and 6.25% quarterly thereafter for three years.
(5)	Mr. Ray voluntarily terminated employment with our company in January 2024 and satisfied the requirements for a “qualified retiree”, which provided him retirement benefits with respect to certain equity awards. The full amount of equity awards granted to him during fiscal 2024 prior to his termination are reflected above. However, only a portion of such awards remain outstanding pursuant to such retirement benefits, and he forfeited the remaining portion upon his termination. Please see the section entitled “Michael C. Ray and Srinivasan Sivaram Voluntary Terminations” for a summary of the retirement benefits received by Mr. Ray.
(6)	Dr. Sivaram voluntarily terminated employment with our company in September 2023 and satisfied the requirements for a “qualified retiree”, which provided him retirement benefits with respect to certain equity awards. Please see the section entitled “Michael C. Ray and Srinivasan Sivaram Voluntary Terminations” for a summary of the retirement benefits received by Dr. Sivaram. He did not receive the 2024-2026 PSUs or any RSUs in fiscal 2024 prior to his termination date, but a portion of his 2023-2025 PSUs remain outstanding pursuant to such retirement benefits.

Description of Compensation Arrangements for Named Executive Officers

Non-Equity Incentive Plan Compensation and Awards

Our named executive officers are eligible to receive cash incentive awards on an annual basis under the STI plan. See the section entitled “Executive Compensation—Compensation Discussion and Analysis” for a more detailed description of the STI plan.

Equity-Based Awards

Each RSU and PSU award reported in the “Fiscal 2024 Grants of Plan-Based Awards Table” was granted by the Compensation and Talent Committee under, and is subject to, the terms of our 2021 Long-Term Incentive Plan.

Our named executive officers are not entitled to voting rights with respect to their stock units (PSUs and RSUs). However, if we pay an ordinary cash dividend on our outstanding shares of common stock, the named executive officer will have the right to receive a dividend equivalent with respect to any unpaid stock unit (whether vested or not) held as of the record date for the dividend payment, which will not be payable until the award vests.

Additional information regarding the vesting acceleration provisions applicable to equity awards granted to our named executive officers is included in the section entitled “Potential Payments upon Termination or Change in Control” below.

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Outstanding Equity Awards at Fiscal 2024 Year-End Table

The following table presents information regarding the current holdings of stock options and stock awards (and corresponding dividend equivalents) held by each of our named executive officers as of June 28, 2024. The amount shown for the market value of the stock awards is based on the closing price of our common stock on June 28, 2024 ($75.77).

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David V. Goeckeler	9/3/2020	—	—	—	—	31,821	(1)	2,411,077	—		—
	8/27/2021	—	—	—	—	29,646	(2)	2,246,277	—		—
						169,353	(3)	12,831,877	—		—
	8/25/2022	—	—	—	—	70,797	(2)	5,364,289	188,797	(4)	14,305,149
	8/25/2023	—	—	—	—	151,937	(2)	11,512,266	501,389	(5)	37,990,245
Wissam G. Jabre	2/20/2022	—	—	—	—	27,012	(6)	2,046,699	—		—
	8/20/2022	—	—	—	—	26,549	(2)	2,011,618	47,199	(4)	3,576,268
	8/25/2023	—	—	—	—	47,480	(2)	3,597,560	104,455	(5)	7,914,555
Robert W. Soderbery	9/21/2020	—	—	—	—	12,295	(1)	931,592	—		—
	8/27/2021	—	—	—	—	8,770	(2)	664,503	—		—
						33,398	(3)	2,530,566	—		—
	8/20/2022	—	—	—	—	20,943	(2)	1,586,851	37,235	(4)	2,821,296
	8/25/2023	—	—	—	—	44,948	(2)	3,405,710	98,884	(5)	7,492,441
Michael C. Ray(7)	8/20/2022	—	—	—	—	—		—	13,446	(4)	1,018,803
	8/25/2023	—	—	—	—	—		—	12,418	(5)	940,912
Srinivasan Sivaram(8)	8/20/2022	—	—	—	—	—		—	15,559	(4)	1,178,905
(1)	These RSU awards are scheduled to vest in substantially equal annual installments over four years.
(2)	This RSU award is scheduled to vest as to 25% of the underlying shares on the first anniversary of the grant date, and as to an additional 6.25% of the underlying shares at the end of each three-month period thereafter until the award is fully vested on the fourth anniversary of the grant date.
(3)	Reflects the portion of a PSU award that has been credited based on achievement of the performance goals but remained subject to a service requirement through August 27, 2024.

62	Western Digital 2024 Proxy Statement

(4)	This PSU award is scheduled to vest on August 20, 2025 based on achievement of revenue and non-GAAP EPS annual targets set for the three-year performance period covering fiscal 2023 through 2025. The awards will be payable in shares of our common stock on the vesting date based on our achievement of the specified goals that correspond to specific payment percentages ranging between 0% and 300% of the target number of stock units subject to the awards. Although the fiscal 2025 performance targets were not set during or prior to fiscal 2024 (and thus such portion was not deemed granted yet as of the end of fiscal 2024), the stock units relating to such portions have been included above. The numbers above reflect payment at target level, which is 100% of the target number of stock units of the full award, based on the trending performance as of the end of fiscal 2024. Because the performance metrics for fiscal 2025 was not set as of the end of fiscal 2024, the numbers above reflect the trending performance based solely on achievement of the fiscal 2023 and 2024 targets.
(5)	This PSU award is scheduled to vest on August 25, 2026 based on achievement of revenue and non-GAAP EPS annual targets set for the three-year performance period covering fiscal 2024 through 2026. The awards will be payable in shares of our common stock on the vesting date based on our achievement of the specified goals that correspond to specific payment percentages ranging between 0% and 220% of the target number of stock units subject to the awards. Although the fiscal 2025 and 2026 performance targets were not set during fiscal 2024 (and thus such portions were not deemed granted during fiscal 2024), the stock units relating to such portions have been included above. The numbers above reflect payment at maximum performance, which is 220% of the target number of stock units of the full award, based on the trending performance as of the end of fiscal 2024. Because the performance metrics for fiscal 2025 and 2026 were not set during fiscal 2024, the numbers above reflect the trending performance based solely on achievement of the fiscal 2024 targets.
(6)	This RSU award is scheduled to vest in substantially equal annual installments over three years.
(7)	Mr. Ray voluntarily terminated employment with our company in January 2024 and satisfied the requirements for a “qualified retiree”, which provided him retirement benefits with respect to certain equity awards. Please see the section entitled “Michael C. Ray and Srinivasan Sivaram Voluntary Terminations” for a summary of the retirement benefits received by Mr. Ray. The awards included above reflect PSU awards which remain outstanding pursuant to such retirement benefits; he otherwise forfeited all other unvested awards upon termination.
(8)	Dr. Sivaram voluntarily terminated employment with our company in September 2023 and satisfied the requirements for a “qualified retiree”, which provided him retirement benefits with respect to certain equity awards. Please see the section entitled “Michael C. Ray and Srinivasan Sivaram Voluntary Terminations” for a summary of the retirement benefits received by Dr. Sivaram. The awards included above reflect PSU awards which remain outstanding pursuant to such retirement benefits; he otherwise forfeited all other unvested awards upon termination.

Fiscal 2024 Option Exercises and Stock Vested Table

The following table presents information regarding the amount realized upon the exercise of stock options and the vesting of stock unit awards for our named executive officers during fiscal 2024. There were no stock option award exercises in fiscal 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
David V. Goeckeler	272,326		15,062,728
Wissam G. Jabre	87,702		5,573,880
Robert W. Soderbery	69,220		3,573,630
Michael C. Ray	58,294	(2)	3,164,548
Srinivasan Sivaram	82,443	(2)	4,482,421
(1)	The value realized on the vesting of stock awards (and corresponding dividend equivalents) is based on the closing price of our common stock on the applicable vesting date (or, for PSUs, the applicable payment date) of the awards.
(2)	Includes RSUs that vested and PSU awards that were earned, as applicable, in fiscal 2024, but as to which settlement was made after the end of fiscal 2024. The value realized for these awards is based on the closing price of our common stock on the applicable named executive officer’s termination date for RSUs and fiscal year end for PSUs.

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Fiscal 2024 Non-Qualified Deferred Compensation Table

We permit our named executive officers and other key employees to elect to receive a portion of their compensation reported in the “Fiscal 2022–2024 Summary Compensation Table” on a deferred basis under our Deferred Compensation Plan. Under the plan, each participant may elect to defer up to 80% of his or her eligible compensation that may be earned during the following year. Amounts may be deferred until a specified date, retirement, disability or death. Emergency hardship withdrawals are also permitted under the plan.

The following table presents information regarding the contributions to, investment earnings, distributions and total value of our named executive officers’ balances under our Deferred Compensation Plan during fiscal 2024, including as to RSUs and PSUs that vested but as to which payment was deferred until after fiscal 2024.

Name	Executive Contributions in 2024 ($)		Registrant Contributions in 2024 ($)	Aggregate Earnings in 2024 ($)(1)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at June 28, 2024 ($)(2)
David V. Goeckeler	—		—	—		—	—
Wissam G. Jabre	—		—	—		—	—
Robert W. Soderbery	—		—	—		—	—
Michael C. Ray	1,448,644	(3)	—	66,680	(4)	—	1,515,324
Srinivasan Sivaram	1,948,426	(5)	—	175,330	(4)	284,611	3,387,198
(1)	The amounts reported are not considered to be at above-market rates under applicable SEC rules and were therefore not included in the “Fiscal 2022-2024 Summary Compensation Table” above.
(2)	The balances reported represent compensation already reported in the “Fiscal 2022-2024 Summary Compensation Table” above and its equivalent table in prior years’ proxy statements, except for the earnings on contributions that are not considered to be at above-market rates and for amounts earned while the individual was not a named executive officer.
(3)	The amount shown reflects the value, based on the closing price of our common stock on the applicable vesting date, of Mr. Ray’s PSUs earned in fiscal 2024, but as to which settlement was made after the end of fiscal 2024 in accordance with the terms of the award and Mr. Ray’s RSUs that vested during fiscal 2024, but as to which settlement was made after the end of fiscal 2024, in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”) requirements.
(4)	Reflects the change in value between the vesting date and the last day of fiscal 2024, based on the closing prices of our common stock on those dates, of Mr. Ray’s and Dr. Sivaram’s PSUs earned, and Mr. Ray’s RSUs that vested during fiscal 2024, but as to which settlement was made after the end of fiscal 2024, in accordance with the terms of the awards and Code Section 409A requirements. For Dr. Sivaram, this also reflects the aggregate earnings due to market fluctuations in his Deferred Compensation Plan account.
(5)	The amount shown reflects the value, based on the closing price of our common stock on the applicable vesting date, of Dr. Sivaram’s PSUs earned in fiscal 2024, but as to which settlement was made after the end of fiscal 2024 in accordance with the terms of the award.

Potential Payments upon Termination or Change in Control

Change in Control—Termination without Cause or For Good Reason

Our named executive officers may be entitled to severance benefits under our Change in Control Severance Plan. Generally, the severance benefits are payable if we terminate the named executive officer’s employment without “cause” or the named executive officer voluntarily terminates employment for “good reason” within 12 months after a change in control.

For these purposes:

●	“Change in control” generally means an acquisition by any person or group of more than one-third of our stock, certain majority changes in our Board of Directors over a period of not more than two years, mergers and similar transactions that result in a 50% or greater change in our ownership, and certain liquidations and dissolutions of our company

64	Western Digital 2024 Proxy Statement

●	“Cause” generally means the commission of certain crimes by the executive officer, the executive officer’s willful engagement in fraud or dishonest conduct, refusal or failure to perform certain duties, breach of fiduciary duty, or breach of certain other violations of company policy
●	“Good reason” generally means a material diminution in the executive officer’s authority, duties or responsibilities, a material diminution in the executive officer’s base compensation, certain relocations of the executive’s employment, or a material breach by us (or our successor) with respect to our obligations under our Change in Control Severance Plan

For each of our named executive officers, the severance benefits generally consist of the following as a “Tier 1” participant:

●	A lump sum payment equal to two times the sum of the executive officer’s annual base compensation plus the target STI as in effect immediately prior to the change in control or as in effect on the date of notice of termination of the executive officer’s employment with us, whichever is higher, plus any earned but not yet paid STI payments in respect of completed performance periods
●	100% vesting of any unvested outstanding equity awards granted to the executive officer by us, with any performance-based equity awards as to which the applicable performance period has not ended becoming vested at the target level (or, if more favorable, as otherwise provided in the agreement providing for a change in control)
●	A lump sum payment equal to the applicable COBRA premium payments for a period of 24 months following the executive officer’s termination

Involuntary Termination without Cause—No Change in Control

Our Executive Severance Plan, in conjunction with the terms and conditions of our equity awards, provides the following severance benefits to our named executive officers as Tier 1 participants in the event their employment is terminated without “cause” (generally as defined above).

●	A lump sum cash payment of the executive officer’s monthly base salary multiplied by 24 months
●	Any earned but not yet paid STI payments in respect of completed performance periods and a pro rata STI payment based on the number of days in the applicable performance period during which the executive officer was employed at target performance
●	For PSU awards, a prorated portion of the PSUs subject to the award will remain outstanding and vest, if at all, based on actual achievement of the performance goals over the entire performance period
●	For RSU awards, acceleration of vesting of a prorated amount of RSUs
●	Outplacement services at our expense for 12 months following the executive officer’s termination of employment
●	A lump sum payment equal to the applicable COBRA premium payments for a period of 18 months following the executive officer’s termination

Payment of severance benefits under our Change in Control Severance Plan and Executive Severance Plan is conditioned upon the executive officer’s execution of a valid and effective release of claims. In addition, no executive officer is entitled to a duplication of benefits under our Executive Severance Plan and any other severance plan, including our Change in Control Severance Plan.

Qualified Retirement

For RSUs granted prior to the fiscal 2022 annual grant, in the event an executive officer meets certain retirement criteria, the vesting of a pro rata portion of the RSUs will accelerate. RSUs granted beginning with the fiscal 2022 annual grant no longer contained the acceleration benefit for an eligible retirement.

A pro rata portion of the target number of PSUs will remain outstanding and eligible to vest based on actual achievement of the performance goals over the performance period.

To be eligible for retirement, the executive officer must have five years of credited service with us and must also be at least age 55 at the time of retirement and his or her age plus total years of credited service must be at least 70.

Executive Compensation	65

Death

In the event of an executive officer’s death, the vesting of a pro rata portion of the RSUs granted prior to our fiscal 2025 grant will accelerate and a pro rata portion of the target number of PSUs will remain outstanding and eligible to vest based on actual achievement of the performance goals over the performance period. For RSUs, beginning with our fiscal 2025 annual grant, 50% of the outstanding RSUs will accelerate upon an executive officer’s death. The executive officer would also be eligible for a pro rata STI payout based on the number of days in the applicable performance period during which the executive officer was employed, subject to actual corporate performance and no individual modification.

Termination for Cause/Misconduct

In the event an executive officer’s employment is terminated for cause due to, among other reasons, the executive officer’s misconduct or violation of company policy, the executive officer will forfeit all outstanding incentives, including unearned or unvested LTI and STI awards. In addition, the executive officer would not be eligible for severance benefits.

Calculation of Potential Payments upon Termination or Change in Control

The table below presents our estimate of the benefits payable to Messrs. Goeckeler, Jabre, and Soderbery (see “Michael C. Ray and Srinivasan Sivaram Voluntary Terminations” below for a summary of their actual termination benefits), under the arrangements described above based on the following assumptions:

●	Qualifying termination of employment and/or change in control occurred on June 28, 2024
●	The price per share of our common stock is equal to the closing price of our common stock on June 28, 2024 ($75.77), the last trading day in fiscal 2024
●	In the case of a change in control, our company does not survive the change in control, and all outstanding incentive awards are cashed out and terminated in the transaction
●	Not included in the table below are payments each named executive officer earned or accrued prior to termination, such as the balances under our Deferred Compensation Plan and previously vested equity and non-equity incentive awards, which are more fully described and quantified in the tables and narratives above

Name	Compensation Element	Change in Control-No Termination (Awards Not Assumed) ($)(1)	Change in Control-With Termination Without Cause or For Good Reason ($)	Involuntary Termination Without Cause-No Change in Control ($)(2)	Qualified Retirement ($)(3)	Death ($)(2)
David V. Goeckeler	Cash Severance	—	6,875,000	4,687,500	—	—
	RSU Acceleration(4)	21,533,910	21,533,910	4,797,945	—	4,797,945
	PSU Acceleration(5)	42,356,642	42,356,642	26,039,355	—	26,039,355
	Continuation of Benefits(6)	—	50,499	33,887	—	—
	Value of Outplacement Services	—	—	3,200	—	—
	TOTAL	63,890,552	70,816,051	35,561,887	—	30,837,300
Wissam G. Jabre	Cash Severance	—	2,750,000	2,000,000	—	—
	RSU Acceleration(4)	7,655,877	7,655,877	1,576,797	—	1,576,797
	PSU Acceleration(5)	7,173,828	7,173,828	3,575,727	—	3,575,727
	Continuation of Benefits(6)	—	40	27	—	—
	Value of Outplacement Services	—	—	3,200	—	—
	TOTAL	14,829,704	17,579,745	7,155,751	—	5,152,424
Robert W. Soderbery	Cash Severance	—	3,124,000	2,272,000	—	—
	RSU Acceleration(4)	6,588,656	6,588,656	1,556,896	—	1,556,896
	PSU Acceleration(5)	8,353,567	8,353,567	5,135,431	—	5,135,431
	Continuation of Benefits(6)	—	73,253	49,157	—	—
	Value of Outplacement Services	—	—	3,200	—	—
	TOTAL	14,942,223	18,139,476	9,016,684	—	6,692,327

66	Western Digital 2024 Proxy Statement

(1)	None of our named executive officers’ equity awards will automatically vest because a change in control event occurs. The amounts shown represent the estimated value of the acceleration of outstanding equity incentive compensation under our incentive compensation plans in connection with a change in control (regardless of whether a termination of employment also occurs) assuming that the awards were to be terminated in connection with the change in control and the Compensation and Talent Committee had not provided for the assumption, substitution or other continuation of the awards.
(2)	For the PSU awards, where applicable, the amounts are prorated and assume achievement at 100% of the target level of performance for the performance period or, if applicable, the credited amount.
(3)	As of June 28, 2024, none of our current named executive officers met the requirements for a “qualified retiree” with respect to RSUs or PSUs.
(4)	The amounts shown are based on the intrinsic value of the portion of the RSU award that would have accelerated as of June 28, 2024. These intrinsic values were based on the closing price of our common stock on June 28, 2024 ($75.77).
(5)	The amounts shown represent the target number of PSUs subject to the award that would have remained outstanding and eligible to vest in connection with the termination event and are based on the intrinsic value of those stock units as of June 28, 2024. These intrinsic values were calculated by multiplying (i) the closing price of our common stock on June 28, 2024 ($75.77), by (ii) the target number of PSUs or, if applicable, the credited amount, that would have remained outstanding and eligible to vest as of June 28, 2024.
(6)	For purposes of the calculation for these amounts, expected costs have not been adjusted for any actuarial assumptions related to mortality, likelihood that the named executive officer will find other employment or discount rates for determining present value.

Michael C. Ray and Srinivasan Sivaram Voluntary Terminations

Mr. Ray and Dr. Sivaram each voluntarily terminated employment with our company in January 2024 and September 2023, respectively. Neither received severance benefits in connection with their terminations. Mr. Ray and Dr. Sivaram each satisfied the age and service requirements to be a “qualified retiree” under their applicable equity award agreements. As such, in accordance with the benefits summarized in the section entitled “Qualified Retirement” above:

●
For Mr. Ray, his RSUs granted in fiscal 2021 accelerated on a pro-rata basis (but the settlement for such RSUs was delayed pursuant to Code Section 409A rules) and a pro-rata portion of his 2022-2024, 2023-2025 and 2024-2026 PSUs remain outstanding and eligible to vest based on actual achievement of the applicable performance metrics.

●
For Dr. Sivaram, his RSUs granted in fiscal 2021 accelerated on a pro-rata basis (but the settlement for such RSUs was delayed pursuant to Code Section 409A rules) and a pro-rata portion of his 2022-2024 and 2023-2025 PSUs remain outstanding and eligible to vest based on actual achievement of the applicable performance metrics. He did not receive any 2024-2026 PSUs.

Mr. Ray and Dr. Sivaram each forfeited all other unvested equity awards upon termination.

Compensation Recovery Determination

During fiscal 2024, we identified certain errors related to the reporting and recording of our interests in certain equity method investments. We evaluated these errors and determined the related impacts were not material to our financial statements for the prior periods when they occurred, but that correcting the cumulative errors in the period detected would have been material to our results of operations for that period. Accordingly, we revised our previously reported financial information for such immaterial errors. In accordance with our Compensation Recovery (Clawback) Policy (the “Clawback Policy”), the Compensation and Talent Committee reviewed the restated financials and concluded that there was no recovery of erroneously awarded compensation required under the Clawback Policy because the restated financial statements did not impact the amount of any incentive-based compensation (including cash and equity-based incentive compensation) received by our covered executives on or after October 2, 2023.

Executive Compensation	67

CEO Pay Ratio

SEC rules require us to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of the “median compensated” employee of all our employees (the “Median Compensated Employee”), other than our CEO.

This pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the Median Compensated Employee and calculating the CEO pay ratio based on the Median Compensated Employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions, the CEO pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have very different global workforce strategies, employment and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating and reporting their CEO pay ratio.

As permitted under SEC rules, we are using an employee whose compensation is substantially similar to our fiscal 2023 Median Compensated Employee for purposes of our fiscal 2024 CEO pay ratio, as the original identified median employee is no longer employed by us and there were no changes to our employee population and compensation that would have materially impacted our pay ratio disclosure. In identifying our Median Compensated Employee for our fiscal 2024 CEO pay ratio, we selected a group of approximately 20 employees who are similarly situated to the fiscal 2023 Median Compensated Employee based on “Target Total Cash,” which includes base salary or base wages and target cash incentives. In determining the Median Compensated Employee for fiscal 2023, for hourly employees, we calculated base wages based on a reasonable estimate of hours worked during fiscal 2023 and the relevant employee’s hourly wage rate as in effect on April 1, 2023. For salaried employees, we calculated base salary using the relevant employee’s annual salary level as in effect on April 1, 2023. We annualized Target Total Cash for all permanent employees who did not work the full fiscal 2023.

To identify our Median Compensated Employee for fiscal 2024, we reviewed fiscal 2024 compensation for the group of approximately 20 employees with Target Total Cash most similarly situated to our fiscal 2023 Median Compensated Employee and chose the median employee from that subset based on fiscal 2024 compensation. As of this date, 100% of this employee subset is based in Asia and most of our employees in Asia are employed in our factories.

The Median Compensated Employee for fiscal 2024 was a Technician 2, Engineering, in Thailand. We calculated the Median Compensated Employee’s annual total compensation in the same manner as our CEO’s total compensation is calculated and reported above in the “Fiscal 2022-2024 Summary Compensation Table.” The fiscal 2024 annual total compensation for the Median Compensated Employee was calculated at $10,726, and our CEO’s annual total compensation was $17,690,772. The resulting ratio of annual total compensation of our CEO to our Median Compensated Employee for fiscal 2024 was 1,649 to 1.

68	Western Digital 2024 Proxy Statement

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship between executive “compensation actually paid” (as computed in accordance with SEC rules) and certain financial performance measures. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, please see the section entitled “Compensation Discussion and Analysis” beginning on page 39.

The following tables and related disclosures provide information about (i) the total compensation of our principal executive officer (“PEO”) and our non-PEO named executive officers (collectively, the “Other NEOs”) as presented in the “Fiscal 2022-2024 Summary Compensation Table” above and its equivalent table in prior years’ proxy statements; (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to Item 402(v) of Regulation S-K under the Exchange Act; (iii) certain financial performance measures; and (iv) the relationship between the “compensation actually paid” to those financial performance measures.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table for Other NEOs(1)	Average Compensation Actually Paid to Other NEOs(2)	Western Digital TSR(3)	DJ US Technology, Hardware & Equipment Index TSR(4)	Net Income (in millions)(5)	Revenue (in millions)(6)
2024	$17,690,772	$55,036,294	$3,495,976	$6,888,700	$179	$316	($798)	$13,003
2023	$11,031,692	($3,260,510)	$3,412,774	$623,444	$89	$208	($1,684)	$12,318
2022	$32,137,338	($9,097,124)	$8,508,836	($79,686)	$102	$138	$1,546	$18,793
2021	$17,093,364	$54,954,119	$8,238,315	$15,461,336	$165	$157	$821	$16,922
(1)	The PEO was Mr. Goeckeler for all fiscal years in the table. The Other NEOs were: (i) for fiscal 2024 and fiscal 2023, Messrs. Jabre, Soderbery, Ray and Sivaram; (ii) for fiscal 2022, Messrs. Jabre, Sivaram, Soderbery and Ray and Robert Eulau (our former CFO); and (iii) for fiscal 2021, Messrs. Sivaram, Soderbery, Ray and Eulau. The dollar amounts reported are the amounts reported for the PEO, or the average of the amounts reported for the Other NEOs, for each of the corresponding fiscal years in the “Total” column in our applicable Summary Compensation Table.
(2)	The following table describes the adjustments, each of which is prescribed by the SEC rules, to calculate the “compensation actually paid” amounts from the Summary Compensation Table for each fiscal year. The Summary Compensation Table amounts and the “compensation actually paid” amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable fiscal years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act. As reflected in the table below, pursuant to the applicable rules, the amounts in the “Stock Awards” column in the applicable Summary Compensation Table are subtracted from the amounts in the “Total” column and the values reflected in the table below are added or subtracted, as applicable.

Executive Compensation	69

	Fiscal 2024
	PEO	Other NEOs
Adjustments to Summary Compensation Table Total ($)(a)	17,690,772	3,495,976
Adjustments for stock awards and option awards:
(Deduct): Stock awards and option awards totals as included in the Summary Compensation Table Total for the covered fiscal year	(12,033,939)	(2,229,489)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	24,056,798	3,327,951
Add/(Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	4,733,403	968,099
Add/(Deduct): Change as of the last day of the covered fiscal year (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	20,589,260	2,863,445
(Deduct): For awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year, the fair values as of the last day of the prior fiscal year	—	(1,537,282)
Add: Fair value as of the vesting date for awards granted and vested during the covered fiscal year	—	—
“Compensation Actually Paid” Amounts (as calculated)	55,036,294	6,888,700
(a)	Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant. The amounts shown with respect to our Other NEOs are the average amounts for such Other NEOs, as a group.
(3)	TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between our share price at the end of each fiscal year shown and the beginning of the measurement period by (b) our share price at the beginning of the measurement period.
(4)	The peer group used for this purpose is the Dow Jones U.S. Technology Hardware & Equipment Index.
(5)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable fiscal year. The net income amounts for fiscal years 2022 and 2023 have been updated to reflect the revised amounts, as a result of the restatement of previously reported financial information to certain errors we identified during fiscal 2024 as described in the section entitled “Compensation Recovery Determination” above.
(6)	The dollar amounts reported represent the amount of revenue reflected in our audited financial statements for the applicable fiscal year.

Financial Performance Measures

As described in greater detail under “Compensation Discussion and Analysis,” our executive compensation programs reflect a pay-for-performance philosophy. The metrics that we use for both our short- and long-term incentives are selected to incentivize our named executive officers to create value for our stockholders. The most important financial performance measures used to link executive compensation actually paid to our named executive officers to our company’s performance for the most recent fiscal year, are as follows:

●	Revenue
●	Non-GAAP EPS
●	Non-GAAP Operating Income

70	Western Digital 2024 Proxy Statement

Description of Certain Relationships between Information Presented in the Pay versus Performance Table

As described in greater detail under “Compensation Discussion and Analysis,” our executive compensation programs reflect a pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, all those measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular fiscal year. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

COMPENSATION ACTUALLY PAID VS TSR

COMPENSATION ACTUALLY PAID VS NET INCOME

COMPENSATION ACTUALLY PAID VS REVENUE

71

Equity Plan Proposal

PROPOSAL 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2021 LONG-TERM INCENTIVE PLAN TO INCREASE BY SIX MILLION THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THAT PLAN
At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of our 2021 Long-Term Incentive Plan (referred to in this proposal as the “Plan”). The amended and restated version of the Plan (the “Amended and Restated Plan”) was adopted, subject to stockholder approval, by our Board on August 22, 2024.
●We are seeking to increase shares available for issuance under the Plan by six million shares, to allow for continued use of equity incentives. There are no other changes to the Amended and Restated Plan.
●This is a broad-based equity incentive plan: approximately 92% of equity awards granted under the Plan in fiscal 2024 were to employees other than our currently employed named executive officers.
●The additional shares, together with the shares currently available for future grants, are expected to cover grants for approximately one year based on current grant practices and other factors.
Our Board of Directors recommends a vote FOR this Proposal 3 to approve the Amendment and Restatement of our 2021 Long-Term Incentive Plan

Competition for talent in our industry continues to significantly grow, and we believe that equity awards are critical to attracting and retaining the most talented employees in our industry. Stockholder approval of the proposed Amended and Restated Plan will allow us to continue to provide these important incentives to attract and retain talent.

In accordance with applicable listing rules, we may not increase the Plan’s share limit without stockholder approval.

Overview and Rationale

Equity incentives are a significant component of our compensation programs for our named executive officers and our broader employee population.

Broad-Based Equity Program Supports Talent Retention

Under the Plan, approximately 92% of equity awards in fiscal 2024 were granted to employees other than our currently employed named executive officers. Further, a majority of equity awards granted in fiscal 2024 were awarded to our engineers, who are integral to maintaining our market leadership and innovation. All of our full-time employees, all members of our Board of Directors and certain consultants and advisors to our company are eligible to receive equity awards under the Plan, as determined by the plan administrator. Equity incentives are a core component of our competitive compensation program and help us to retain key talent throughout our company.

72	Western Digital 2024 Proxy Statement

Alignment with Stockholder Interests

Equity awards represented approximately 81% of the target total direct compensation of our CEO in fiscal 2024, and 70% on average of the target total direct compensation of our other currently employed named executive officers in fiscal 2024. Under the annual fiscal 2024 LTI program for our currently employed named executive officers, 50% to 60% of the approved value of target awards were granted in PSUs contingent on the achievement of robust pre-established performance goals that help align management interests with those of our stockholders and reward long-term value creation. For additional information on our overarching pay-for-performance philosophy and the compensation arrangements in place for our named executive officers, please see the section entitled “Executive Compensation—Compensation Discussion and Analysis.”

Our Granting Practices Provide for Prudent Use of Equity

Consistent with the Plan, the Amended and Restated Plan authorizes the grant of equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, cash awards and other stock-based awards for the purpose of helping Western Digital secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of our company and any affiliate and provide a means by which the eligible award recipients may benefit from increases in the value of our common stock. Our Board of Directors monitors share usage to manage the dilutive impact of awards granted under our equity compensation plans. Consistent with the Plan, the Amended and Restated Plan incorporates a broad range of compensation and governance best practices, with some of the key features highlighted below. These highlights are qualified in their entirety by the full text of the Amended and Restated Plan, which has been filed as Appendix B to the version of this Proxy Statement filed with the SEC. As used below, references to the Plan also refer to the Amended and Restated Plan.

●	Director Compensation Limit. The compensation paid to any one non-employee director in any one grant year (which consists of both cash and stock compensation, with stock compensation based on the fair market value of the shares on the grant date of the applicable award, using such valuation principles as determined by the plan administrator) may not exceed $900,000. This limit does not apply as to any compensation paid to an individual for services in a capacity other than as a non-employee director, even if such individual is, was or becomes a non-employee director. For these purposes, a “grant year” means the annual period commencing on the date of our annual meeting of stockholders and concluding on the day immediately preceding the next annual meeting of stockholders, or such other annual period as the administrator may determine in its discretion.
●	No Repricing of Stock Options or Stock Appreciation Rights. Without stockholder approval, we may not reprice an outstanding stock option or stock appreciation right, except for equitable adjustments for certain corporate transactions, as further described below.
●	Dividends and Dividend Equivalents Not Payable on Awards until Vesting. Dividends and dividend equivalents payable in connection with unvested restricted stock and restricted stock unit awards will only be paid out to the extent that the vesting requirements are satisfied and the shares underlying such awards vest.
●	No In-the-Money Stock Option or Stock Appreciation Right Grants. Stock options and stock appreciation rights may not be granted with an exercise or base price less than the fair market value, generally the closing price of our common stock on the Nasdaq Stock Market on the grant date.
●	Clawback Policy. Awards granted under the Plan are subject to our compensation recovery (clawback) policy.
●	Minimum Vesting Requirements. Except in connection with certain limited circumstances as described below, the Plan provides that each award granted under the Plan will be subject to a minimum vesting period of one year. Awards may, however, be granted under the Plan with minimum vesting requirements of less than one year, or no vesting requirements, provided that the total number of shares of our common stock subject to such awards will not exceed 5% of the aggregate share limit.
●	Share Recycling. Shares that are reacquired, withheld by us or otherwise not issued in connection with the exercise of stock options, the settlement of stock appreciation rights or the payment of required withholding taxes related to the exercise or settlement of stock options or stock appreciation rights will not be available again for new award grants under the Plan. However, shares that are reacquired or withheld by us as payment in connection with a full-value award (such as RSUs and PSUs) under the Plan, the 2017 Performance Incentive Plan or SanDisk Corporation 2013 Incentive Plan (the “SanDisk Plan”, and together with the 2017 Performance Incentive Plan, the “Prior Plans”), as well as shares reacquired or withheld by us to satisfy the tax withholding obligations related to a full-value award under the Plan or the Prior Plans will be available for new award grants under the Plan.

Equity Plan Proposal	73

As of September 5, 2024, a total of 12,835,008 shares of our common stock were subject to outstanding awards granted under the Plan, a total of 855,353 shares of our common stock were subject to outstanding awards granted under the 2017 Performance Incentive Plan (which will be available for new grants under the Plan if they expire or are forfeited, terminated, cancelled or otherwise reacquired prior to being vested or exercised, as applicable), and a total of 4,125,830 shares of our common stock were available for new award grants under the Plan (before giving effect to the increase in the aggregate share limit being requested in this Proposal 3). No new awards may be granted under the Prior Plans.

Historical Equity Award Information

Outstanding Awards under the Plan

The table below presents the number of shares, including dividend equivalents, which were subject to various outstanding equity awards at September 5, 2024 under the Plan, Prior Plans and all other assumed plans:

Outstanding Awards	2021 Long-Term Incentive Plan	All Other Plans(1)	Totals
Stock options (number of shares)	—	—	—
Weighted-average exercise price of stock options	—	—	—
Weighted-average remaining term of stock options (years)	—	—	—
Full-value awards (including corresponding dividend equivalents)(2)	12,835,008	855,353	13,690,361
(1)	Reflects awards outstanding under our 2017 Performance Incentive Plan. We no longer have outstanding awards under the SanDisk Plan or any other assumed plans.
(2)	The PSU awards included in this number are based on actual performance with respect to awards for which the performance period has ended and target level of performance (with respect to awards for which the performance period has not ended).

Our equity award mix favors the granting of full-value awards, which vest on the basis of continued service or attainment of long-term performance goals. These types of awards enable us to reduce our gross burn rate and limit dilution by granting fewer shares relative to the number of stock options that had been granted in prior years. In addition, based on feedback heard during our stockholder engagement process, we introduced the use of cash awards primarily for employees below director level to manage our burn rate and dilution. As of September 5, 2024, there were outstanding under the Plan: 11,780,205 unvested RSUs (including PSUs credited based on actual performance for completed performance periods that remain subject to service-based vesting requirements), 1,046,841 PSUs with open performance-based vesting conditions (based upon the target level of performance) and 7,962 shares of our common stock subject to deferred stock units.

Potential Dilution and Award Burn Rate Metrics

The following section includes additional information to help you assess the potential dilutive impact of our equity awards and the proposed Amended and Restated Plan.

The following table shows how our dilution and burn rate have changed over the past three fiscal years under the Plan and our prior 2017 Performance Incentive Plan. “Dilution” refers to the number of shares of our common stock that are subject to outstanding awards or remain available for new award grants. “Burn rate” refers to how many shares are subject to awards that we grant over a particular period of time. As to the number of shares of our common stock subject to RSU and PSU awards outstanding on any particular date, the information presented includes the crediting of dividend equivalents on the awards through that date, to the extent the dividend equivalents are payable in shares of our common stock. For historical PSU awards, the information presented is based on the target number of shares subject to the award (while the final vesting of the awards may range from 0% to 300% of the target number of shares subject to these awards based on performance over the performance period applicable to the awards).

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Key Equity Metrics	Fiscal 2024	Fiscal 2023	Fiscal 2022	Three-Year Average (Fiscal 2022-2024)
Shares subject to awards granted during year(1)	6.6 million	6.6 million	6.9 million	6.7 million
Gross burn rate during year(2)	2.01%	2.08%	2.21%	2.10%
Net burn rate during year(3)	1.44%	1.40%	1.31%	1.38%
Dilution at end of year(4)	5.87%	6.90%	8.05%	6.94%
Full dilution at end of year(5)	5.54%	6.45%	7.45%	6.48%
Overhang at end of year(6)	3.80%	4.40%	5.20%	4.47%
(1)	Reflects total gross number of shares subject to equity awards granted during the fiscal year and does not reflect subsequent forfeitures or cancellations.
(2)	Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and does not reflect subsequent forfeitures or cancellations.
(3)	Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period, and takes into account any cancelled or forfeited equity awards.
(4)	Dilution is calculated by dividing the sum of (i) the number of shares subject to equity awards outstanding at the end of the fiscal year, plus (ii) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.
(5)	Full dilution is calculated by dividing (i) the sum of (a) the number of shares subject to equity awards outstanding at the end of the fiscal year, plus (b) the number of shares available for future grants by (ii) the sum of (a) the number of shares outstanding at the end of the fiscal year, plus (b) the number of shares subject to equity awards outstanding at the end of the fiscal year, plus (c) the number of shares available for future grants.
(6)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

The weighted-average number of shares of our common stock issued and outstanding in each of the last three fiscal years is reported in our Annual Report on Form 10-K for the respective fiscal year. The number of shares of our common stock issued and outstanding as of June 28, 2024 and September 5, 2024 was 343,409,464 shares and 345,576,555 shares, respectively.

We anticipate that the six million shares requested for the Amended and Restated Plan, together with the shares subject to outstanding awards under the Prior Plans as of the Amended and Restated Plan’s effective date that become available for grant under the Amended and Restated Plan (as a result of forfeiture, termination, expiration, lapse, reacquisition or withholding), will provide us with flexibility to continue to grant equity awards under the Amended and Restated Plan for approximately one year based on current grant practices and other factors. This estimate assumes the reserving of sufficient shares to cover potential payment of performance-based awards at maximum payment levels and covering dividend equivalents that may be credited with respect to the awards based on our prior dividend payments. However, this is only an estimate, in our judgment, based on current circumstances. The six million shares requested represents 1.7% of the number of shares of our common stock issued and outstanding as of September 5, 2024.

The total number of shares that are subject to our award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of our common stock (because higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in our common stock and the amount and frequency of our dividend payments, the type of awards we grant and how we choose to balance total compensation between cash and equity awards.

The closing price of our common stock on the Nasdaq Stock Market on September 5, 2024 was $62.61 per share.

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Summary Description of the Plan

The principal terms of the Amended and Restated Plan are summarized below. The following summary is qualified in its entirety by the full text of the Amended and Restated Plan, which has been included as Appendix B to the version of this Proxy Statement filed with the SEC. As used below, references to the Plan also refer to the Amended and Restated Plan.

Purpose

The Plan, through the granting of awards, is intended to help Western Digital secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of our company and any affiliate and provide a means by which the eligible award recipients may benefit from increases in the value of our common stock.

Administration

Our Board of Directors has the authority to administer the Plan, including the powers to: (i) determine who will be granted awards and what type of award, when and how each award will be granted, the provisions of each award (which need not be identical), the number of shares or cash value subject to an award and the fair market value applicable to an award; (ii) construe and interpret the Plan and awards granted thereunder and establish, amend and revoke rules and regulations for administration of the Plan and awards, including the ability to correct any defect, omission or inconsistency in the Plan or any award document; (iii) settle all controversies regarding the Plan and awards granted thereunder; (iv) accelerate or extend, in whole or in part, the time during which an award may be exercised or vested or at which cash or shares may be issued; (v) amend or terminate the Plan; (vi) submit any amendment to the Plan for stockholder approval; (vii) approve forms of award documents for use under the Plan and amend the terms of any one or more outstanding awards; (viii) generally exercise such powers and perform such acts as our Board may deem necessary or expedient to promote the best interests of our company and that are not in conflict with the provisions of the Plan or any award documents; and (ix) adopt procedures and sub-plans as are necessary or appropriate.

Subject to the provisions of the Plan, our Board may delegate all or some of the administration of the Plan to a committee of one or more directors and may delegate to one or more officers the authority to designate employees who are not officers to be recipients of options and stock appreciation rights (and, to the extent permitted by applicable law, other stock awards) and, to the extent permitted by applicable law, to determine the terms of such awards and the number of shares of common stock to be subject to such stock awards granted to such employees. Unless otherwise provided by our Board, delegation of authority by our Board to a committee or an officer will not limit the authority of our Board. All determinations, interpretations and constructions made by our Board (or another authorized committee or officer exercising powers delegated by our Board) in good faith will be final, binding and conclusive on all persons.

No Repricing

Neither an option nor a stock appreciation right may be modified to reduce the exercise price thereof nor may a new option, stock appreciation right or other award at a lower price be substituted or exchanged for a surrendered option or stock appreciation right (other than certain capitalization adjustments or substitutions in accordance with the Plan), unless such action is approved by our stockholders.

Eligibility

Persons eligible to receive awards under the Plan include officers and employees of our company or any of our subsidiaries, members of our Board of Directors and certain consultants and advisors. As of June 28, 2024, approximately 51,000 of our officers and employees (including all of our currently employed named executive officers), each of our eight non-employee directors and approximately 20 consultants, were considered eligible to receive awards under the Plan.

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Aggregate Share Limit

The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the Plan (without giving effect to the proposed share increase) as of September 5, 2024 was 21,885,832, which is calculated as follows: 9.5 million shares minus 274,948 shares granted under the Prior Plans between September 5, 2021 and November 21, 2021 (the Plan’s original effective date), plus 7,560,780, the number of shares under the Prior Plans that were forfeited, terminated, expired, lapsed without being exercised (to the extent applicable) or otherwise reacquired or withheld by Western Digital for tax withholding obligations between November 22, 2021 and September 5, 2024, plus 5.1 million, the number of shares added to the Plan as approved by our stockholders since 2022.

If stockholders approve this proposal, the number of shares available for award grant purposes under the Amended and Restated Plan from and after September 5, 2024 will be 27,885,832 shares (such total number of shares, the “share limit”), which is calculated as follows: 21,885,832 shares plus the proposed increase of six million shares.

This share limit will be adjusted to include any shares subject to outstanding awards under the Plan or the Prior Plans as of September 5, 2024 that on such date or thereafter are forfeited, terminated, expire, lapse without being exercised (to the extent applicable) or are otherwise reacquired or withheld by Western Digital for tax withholding obligations.

Additional Share Limits

The following other limits are also contained in the Plan. These limits are in addition to, and not in lieu of, the share limit for the Amended and Restated Plan described above.

●	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the Plan is 5 million. The maximum number of shares subject to stock options and stock appreciation rights that may be granted during any calendar year to any individual under the Plan is 1 million.
●	The value of the shares subject to awards granted under the Plan, together with any cash compensation awarded to any one non-employee director in any one “grant year” may not exceed $900,000. This limit would not apply as to any award granted to an individual for services in a capacity other than as a non-employee director, even if such individual is, was or becomes a non-employee director.

To the extent that an award granted under the Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the Plan. In the event that shares are delivered in respect of a dividend equivalent right granted under the Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise relates shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. Shares that are subject to or underlying awards granted under the Plan or options granted under the Prior Plans that are not paid or delivered (whether due to expiration, cancellation, termination, forfeiture, failure to vest or any other reason) will again be available for subsequent awards under the Plan. In addition, the Plan generally provides that shares issued in connection with awards that are granted by or become obligations of our company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Plan.

Shares that are reacquired or withheld by us as full or partial payment in connection with a full-value award under the Plan or the Prior Plans, as well as shares reacquired or withheld by us to satisfy the tax withholding obligations related to a full-value award under the Plan or the Prior Plans, will not count against the share limit of and will be available for new award grants under the Plan. Shares that are reacquired or withheld by us in connection with the exercise of stock options, the settlement of stock appreciation rights or the payment of required withholding taxes on stock options or stock appreciation rights are not, however, available for new award grants.

Types of Awards

The Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, cash awards and other stock-based awards. The Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

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Minimum Vesting Requirements

Except pursuant to any required accelerated vesting in connection with a change in control event or in connection with retirement, death or disability, or as described below, the Plan provides that each award granted under the Plan will be subject to a minimum vesting period of one year. Awards may, however, be granted under the Plan with minimum vesting requirements of less than one year, or no vesting requirements, provided that the total number of shares of our common stock subject to such awards will not exceed 5% of the aggregate share limit. This minimum vesting requirement under the Plan does not limit or restrict the administrator’s discretion to accelerate or provide for the acceleration of vesting of any award in any circumstances it determines to be appropriate.

Deferrals

The administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Change in Control

Unless provided otherwise in an award agreement or other agreement between a participant and Western Digital or a subsidiary or expressly provided by our Board of Directors at the time of grant, then in the event of a change in control, our Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the change in control:

●	Arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to our stockholders pursuant to the change in control)
●	Arrange for the assignment of any reacquisition or repurchase rights held by our company in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company)
●	Accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such change in control as determined by our Board, with such award terminating if not exercised (if applicable) at or prior to the effective time of the change in control, and with such accelerated vesting (and if applicable, such exercise) reversed if the change in control does not become effective
●	Arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by our company with respect to the award
●	Cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for such cash consideration, if any, as our Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled award
●	Cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for a payment equal to the excess, if any, of (A) the value in the change in control of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the change in control, over (B) any exercise price payable by such holder in connection with such exercise

Our Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

In the absence of any affirmative determination by our Board at the time of a change in control, each outstanding award will be assumed or an equivalent award will be substituted by such applicable successor corporation, unless the successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the vesting of such award will accelerate in its entirety (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such change in control as our Board will determine (or, if our Board does not determine such a date, to the date that is five days prior to the effective date of the change in control), with

78	Western Digital 2024 Proxy Statement

such award terminating if not exercised (if applicable) at or prior to the effective time of the change in control, and with such exercise reversed if the change in control does not become effective. However, the holder of a stock option or stock appreciation right will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested stock options and stock appreciation rights (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Transfer Restrictions

Subject to certain exceptions contained in the Plan, awards generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. In addition, the Plan provides that an award of restricted stock may not be transferred to any financial institution without prior stockholder approval.

Adjustments

Each share limit and the number and kind of shares available under the Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain corporate events. These events include reclassifications, recapitalizations, stock splits (including a stock split in the form of a stock dividend) or reverse stock split, mergers, combinations, consolidations, other reorganization, spin-off, split-up, similar extraordinary dividend distribution in respect of our common stock, exchange of common stock or other securities of our company, or other similar, unusual or extraordinary corporate events in respect of our common stock.

Termination of or Changes to the Plan

Our Board of Directors may amend or terminate the Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by our Board. No awards will be granted after the tenth anniversary of the Plan’s initial effective date, November 22, 2021. Outstanding awards, as well as the administrator’s authority with respect thereto, generally will continue following the expiration or termination of the Plan.

Material U.S. Federal Income Tax Consequences of Awards under the Plan

The material U.S. federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences. As used below, references to the Plan also refer to the Amended and Restated Plan.

With respect to nonqualified stock options, we generally are entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we generally are not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

Equity Plan Proposal	79

The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: stock appreciation rights generally are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate income recognition as of the grant date); bonuses, cash and stock-based performance awards, dividend equivalents, stock units and other types of awards generally are subject to tax at the time of payment; and compensation otherwise effectively deferred generally is taxed when paid or underlying shares are delivered. In each of the foregoing cases, we generally will have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation paid to certain of our covered executives attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

Furthermore, Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s CEO and certain current and former executive officers. There can be no assurance that any compensation we award or pay will be fully deductible, and we reserve the right to award compensation that does not qualify for deductibility in such circumstances as we may consider appropriate. Awards under the Plan will not always be structured so as to be deductible for tax purposes.

Specific Benefits under the Plan

We have not approved any awards that are conditioned upon stockholder approval of the Amended and Restated Plan. The number and type of awards that we may grant in the future under the Plan is not determinable. If the Amended and Restated Plan had been in effect in fiscal 2024, we expect that award grants for fiscal 2024 would not have been substantially different from those actually made in that year under the Plan.

We will grant RSUs under the Plan to each of our non-employee directors immediately following the Annual Meeting, with the exception of Investor Designated Directors, regardless of whether the Amended and Restated Plan is approved by stockholders. These annual grants are made under our Non-Employee Director Restricted Stock Unit Grant Program and determined based on the closing price of our common stock on the Nasdaq Stock Market on the grant date and are not contingent on stockholder approval of the Amended and Restated Plan at the Annual Meeting.

The actual number of shares that we may issue to our non-employee directors under our Non-Employee Director Restricted Stock Unit Grant Program depends on, among other future variables, the number of our non-employee directors from time to time, when a non-employee director serves as Chair of the Board or Lead Independent Director, the price of our common stock on the applicable grant date that is used to convert the applicable grant-date value into a number of shares, and whether our Board changes the applicable grant date values or other aspects of our non-employee director compensation program in the future.

Aggregate Past Grants under the Plan

As of September 5, 2024, awards covering 18,825,782 shares of our common stock had been granted under the Plan. This number of shares includes shares subject to awards under our prior 2017 Performance Incentive Plan and the expired SanDisk Plan that were cancelled or terminated without having been exercised and paid and became available for new award grants under the Plan. The closing price of our common stock on the Nasdaq Stock Market on September 5, 2024 was $62.61 per share.

80	Western Digital 2024 Proxy Statement

The following table shows information regarding the distribution of those awards among the persons and groups identified below, RSU and PSU vestings prior to that date, and option and unvested RSU and PSU holdings as of that date.

	Stock Options				Stock Awards(1)
	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Past Exercise	Number of Shares Underlying Options Outstanding as of September 5, 2024		Number of Shares or Units Subject to Past Grants	Number of Shares or Units Vested as of September 5, 2024	Number of Shares or Units Outstanding and Unvested as of September 5, 2024
Name and Position			Exercisable	Unexercisable
Named executive officers:
David V. Goeckeler Chief Executive Officer	—	—	—	—	1,044,487	201,020	843,467
Wissam G. Jabre Executive Vice President and Chief Financial Officer	—	—	—	—	417,367	169,576	247,791
Robert W. Soderbery Executive Vice President and General Manager, Flash Business	—	—	—	—	253,584	49,877	203,707
Michael C. Ray Former Executive Vice President, Chief Legal Officer and Secretary	—	—	—	—	175,808	38,225	19,091
Srinivasan Sivaram Former President, Technology and Strategy	—	—	—	—	158,744	49,874	15,559
All current executive officers (3 persons)	—	—	—	—	1,715,438	420,473	1,294,965
All non-employee directors (8 persons)(2)	—	—	—	—	87,042	48,595	38,447
Each other person who has received 5% or more of the options, warrants or rights under the Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	—	—	—	—	16,688,750	4,140,241	11,458,984
(1)	Amounts presented in the past grants column of the table above take PSU awards into account at the time of grant based on the applicable target level of performance. The number of shares or stock units vested or unvested as of September 5, 2024 in the table above is presented taking PSU awards into account based on the number of stock units actually credited based on performance as to completed performance periods and, as to awards that remain subject to performance-based vesting conditions, based on the applicable target level of performance.
(2)	Mr. Rayman is an Investor Designated Director and therefore not eligible to receive equity awards under our Non-Employee Director Restricted Stock Unit Grant Program.

Mr. Goeckeler and each of the non-employee directors included in the table above, with the exception of Mr. Rayman, is a nominee for re-election as a director at the Annual Meeting.

Equity Plan Proposal	81

Stockholder Approval Requirement

The provisions of the Amended and Restated Plan will become effective following stockholder approval of this Proposal 3 at the Annual Meeting. Unless and until our stockholders approve the Amended and Restated Plan, we will continue to grant awards under the terms of the current version of the Plan and from the shares currently available for issuance thereunder.

Our Board of Directors approved the additional share authority requested under the Amended and Restated Plan, based on a belief that the number of shares currently available under the Plan currently does not give us sufficient flexibility to adequately provide for future incentives based on current grant practices and the price of our common stock. If stockholders do not approve this Proposal 3, however, we will continue to have the authority to grant awards under the existing terms of the current Plan.

Board Recommendation and Vote Required for Approval

Board Recommendation

Our Board of Directors recommends a vote FOR this Proposal 3 to approve the Amended and Restated Plan.

Vote Required for Approval

The affirmative vote of a majority of the voting power of shares of our Voting Stock (as described in the section entitled “Additional Information—General Information About the Annual Meeting—Who Can Vote”) represented in person or by proxy at the Annual Meeting and entitled to vote on this Proposal 3 is required for approval of the Amended and Restated Plan. You may vote FOR, AGAINST or ABSTAIN on this proposal. Proxies received by our Board of Directors will be voted FOR this Proposal 3 unless specified otherwise.

Our Board of Directors believes that the Amended and Restated Plan will promote our interests and our stockholders’ interests and will help us continue to be able to attract, retain and reward persons important to our success.

All members of our Board of Directors and all of our executive officers would be eligible for awards under the Amended and Restated Plan and thus have a personal interest in the approval of the Amended and Restated Plan.

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Equity Compensation Plan Information

The following table gives information with respect to our equity compensation plans as of June 28, 2024. These plans include our 2021 Long-Term Incentive Plan, our prior 2017 Performance Incentive Plan and our 2005 Employee Stock Purchase Plan, each of which has or had been approved by our stockholders. We may not grant additional equity awards under our 2017 Performance Incentive Plan.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	14,529,671 (1)	—	11,732,286 (2)
Total	14,529,671	—	11,732,286
(1)	This amount includes: (i) 9,727,331 shares of our common stock subject to outstanding RSUs awarded under our 2021 Long-Term Incentive Plan and 2,528,232 shares of our common stock subject to outstanding RSUs awarded under our 2017 Performance Incentive Plan; (ii) a maximum of 2,225,815 PSUs (including a target number of 828,866 PSUs) subject to open performance-based vesting conditions under our 2021 Long-Term Incentive Plan; and (iii) 48,293 shares of our common stock subject to deferred stock units.
(2)	Of these shares, as of June 28, 2024, 7,101,311 remained available for future issuance under our 2021 Long-Term Incentive Plan (without including the potential effect of Proposal 3) and 4,630,975 remained available for future issuance under our 2005 Employee Stock Purchase Plan, including 1,553,483 shares subject to purchase during the purchase period in effect as of June 28, 2024. No new awards may be made under any other equity compensation plans.

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Stock Ownership Information

Security Ownership by Principal Stockholders and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of September 5, 2024, by: (i) each person known by us to own beneficially more than 5% of our outstanding common stock; (ii) each director and each nominee for election as a member of our Board of Directors; (iii) each of our named executive officers; and (iv) all current directors and executive officers as a group. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G or Schedule 13D filed with the SEC.

	Common Stock
Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Greater than 5% Stockholders:
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	38,579,938	11.9%
BlackRock, Inc.(4) 50 Hudson Yards, New York, NY 10001	27,712,800	8.5%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street, Baltimore, MD 21202	24,169,355	7.5%
Directors:
Kimberly E. Alexy(6)	20,509	*
Thomas Caulfield	12,765	*
Martin I. Cole	38,831	*
Tunç Doluca(7)	27,162	*
Matthew E. Massengill(8)	45,388	*
Reed B. Rayman(9)	—	—
Stephanie A. Streeter	27,940	*
Miyuki Suzuki	10,360	*
Named Executive Officers:
David V. Goeckeler	673,079	*
Wissam G. Jabre	93,338	*
Robert W. Soderbery(10)	78,319	*
Michael C. Ray(11)	17,220	*
Srinivasan Sivaram(12)	235,133	*
All Directors and Current Executive Officers as a group (11 persons)(13)	1,027,691	*
*	Represents less than 1% of the outstanding shares of our common stock.
(1)	Shares subject to RSU awards scheduled to vest within 60 days after September 5, 2024 are deemed outstanding for purposes of computing the share amount and the percentage ownership of the person holding such awards, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. We also deem shares representing deferred stock units credited to accounts in our Deferred Compensation Plan as of September 5, 2024 as outstanding for purposes of computing the share amount and the percentage ownership of the person to whose account those stock units are credited, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person. As of September 5, 2024, no director or executive officer held stock options.
(2)	Except as otherwise noted below, we determine applicable percentage ownership based on 345,576,555 shares of our common stock outstanding as of September 5, 2024. To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

84	Western Digital 2024 Proxy Statement

(3)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group. According to the schedule, as of December 29, 2023, Vanguard has shared voting power with respect to 399,706 shares of our common stock, sole dispositive power with respect to 37,220,133 shares of our common stock and shared dispositive power with respect to 1,359,805 shares of our common stock.
(4)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 25, 2024, by BlackRock, Inc. According to the schedule, as of December 31, 2023, BlackRock has sole voting power with respect to 25,595,776 shares of our common stock and sole dispositive power with respect to 27,712,800 shares of our common stock.
(5)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G filed with the SEC on February 14, 2024, by T. Rowe Price Associates, Inc. According to the schedule, as of December 31, 2023, T. Rowe Price has sole voting power with respect to 12,144,837 shares and sole dispositive power with respect to 24,169,355 shares.
(6)	Ms. Alexy’s shares are held in a family trust account in which Ms. Alexy has voting and/or investment power.
(7)	Mr. Doluca’s shares are held in a family trust account in which Mr. Doluca has voting and/or investment power.
(8)	Mr. Massengill’s shares are held in a family trust account in which Mr. Massengill has voting and/or investment power. Includes 7,962 shares representing deferred stock units credited to an account in our deferred compensation plan as of September 5, 2024. Deferred stock units are payable in an equivalent number of shares of our common stock in connection with the retirement or other separation from service of the director, or earlier in connection with the director’s deferral election.
(9)	Mr. Rayman has not been nominated for re-election at the Annual Meeting and his term in office will end immediately prior to the Annual Meeting.
(10)	Includes 12,295 shares of our common stock that may be acquired by Mr. Soderbery within 60 days after September 5, 2024 through the vesting of RSUs.
(11)	Mr. Ray voluntarily terminated employment with our company in January 2024 and the amount beneficially owned is based on information provided by Mr. Ray as of the end of fiscal 2024.
(12)	Dr. Sivaram voluntarily terminated employment with our company in September 2023 and the amount beneficially owned is based on information provided by Dr. Sivaram as of the end of fiscal 2024.
(13)	Includes 12,295 shares of our common stock that may be acquired within 60 days after September 5, 2024 through the vesting of RSUs by one of our current executive officers and 7,962 shares of our common stock representing deferred stock units as described in footnote 8 above.

As of September 5, 2024, there were 235,000 shares of our Series A Preferred Stock outstanding, all of which were beneficially owned by Elliott Investment Management L.P. through Devonian ICAV and Elliott Associates, L.P., which held 159,800 and 75,200 shares, respectively, as of September 5, 2024. Devonian ICAV is managed by Elliott Investment Management L.P., its investment advisor. Elliott Investment Management GP LLC is the General Partner of Elliott Investment Management L.P. Paul E. Singer is the Managing Member of Elliott Investment Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities held by Devonian ICAV. Mr. Singer disclaims any beneficial ownership of the securities reported by Devonian ICAV other than to the extent of any pecuniary interest Mr. Singer may have therein, directly or indirectly. Elliott Associates, L.P. is managed by Elliott Investment Management L.P., its investment advisor. Elliott Investment Management GP LLC is the General Partner of Elliott Investment Management L.P. Paul E. Singer is the Managing Member of Elliott Investment Management GP LLC and, as such, may be deemed to be the beneficial owner of the securities held by Elliott Associates, L.P. Mr. Singer disclaims any beneficial ownership of the securities reported by Elliott Associates, L.P. other than to the extent of any pecuniary interest Mr. Singer may have therein, directly or indirectly.

For additional information regarding the voting and conversion rights of the preferred stock, see the section entitled “Additional Information—General Information About the Annual Meeting—Who Can Vote.”

85

Audit Committee Matters

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
●Our Board of Directors is seeking stockholder ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2025
●We expect representatives of KPMG LLP to be present at the Annual Meeting, and they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions
Our Board of Directors recommends a vote FOR the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2025

KPMG LLP has served as our independent auditors since 1970. The Audit Committee has again appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending June 27, 2025. We are not required to submit the appointment of KPMG LLP for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by our stockholders. If a majority of the voting power of shares of our Voting Stock (as described in the section entitled “Additional Information—General Information About the Annual Meeting—Who Can Vote”) represented at the Annual Meeting and entitled to vote do not ratify this appointment, the committee will reconsider its appointment of KPMG LLP and will either continue to retain KPMG LLP or appoint a different firm. In addition, even if stockholders ratify the committee’s selection, the committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of our company and our stockholders.

Following are the fees paid by us to KPMG LLP for fiscal 2024 and 2023:

Description of Professional Service	Fiscal 2024 ($)	Fiscal 2023 ($)
Audit Fees — professional services rendered for the audit of our annual financial statements and the review of the financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements	9,818,851	9,188,352
Audit-Related Fees — assurance and related services reasonably related to the performance of the audit or review of our financial statements(1)	4,175,940	2,787,490
Tax Fees — professional services rendered for tax compliance, tax advice and tax planning(2)	1,916,184	1,845,498
All Other Fees — products and services other than those reported above	—	—
(1)	Audit-Related Fees for fiscal 2024 and 2023 consisted of assurance and review services related to strategic initiatives.
(2)	Tax Fees in fiscal 2024 and 2023 consisted of tax compliance assistance and related services and transfer pricing review.

The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. At least annually, KPMG LLP provides a description of all audit and permissible non-audit services expected to be performed during the year and specific fee estimates for each such service, which must be pre-approved by the committee. KPMG LLP periodically reports to the committee regarding the extent of services provided in accordance with this pre-approval and the fees for the services performed to date. The committee has also delegated to our Chair of the committee the authority to pre-approve audit and permissible non-audit services and associated fees that were not pre-approved by the committee, up to a maximum amount of fees per audit or permissible non-audit service. Our Chair is required to report any decisions to pre-approve such audit or non-audit services and fees to the full committee at its next regular meeting. All services performed by KPMG LLP during fiscal 2024 and 2023 were pre-approved by the committee in accordance with its pre-approval policy and as required by applicable SEC rules.

86	Western Digital 2024 Proxy Statement

Vote Required for Approval

The affirmative vote of a majority of the voting power of shares of our Voting Stock (as described in the section entitled “Additional Information—General Information About the Annual Meeting—Who Can Vote”) represented in person or by proxy at the Annual Meeting and entitled to vote on this Proposal 4 is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm. You may vote FOR, AGAINST or ABSTAIN on this proposal. Proxies received by our Board will be voted FOR this Proposal 4 unless specified otherwise.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended June 28, 2024. This report shall not be deemed soliciting material or to be filed with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to the liabilities of Section 18 of the Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Exchange Act.

Dear Fellow Stockholders,

The Audit Committee represents our Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of Western Digital and its subsidiaries, and has general responsibility for oversight and review of the accounting and financial reporting practices, internal controls and accounting and audit activities of Western Digital and its subsidiaries. The Audit Committee is also responsible for overseeing our Enterprise Risk Management process on behalf of our Board. Accordingly, the Audit Committee oversees certain risk topics and allocates oversight responsibility for other risk topics among our Board and its other committees. The Audit Committee acts pursuant to a written charter. Our Board originally adopted the Audit Committee Charter on September 6, 1995 and most recently approved an amendment of the charter on February 11, 2022. A copy of the amended charter is available on our website under “Leadership & Governance” at investor.wdc.com. Our Board has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined by the SEC and qualifies as an “independent” director under applicable rules of the Nasdaq Stock Market and the SEC.

Management is responsible for the preparation, presentation and integrity of Western Digital’s financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. KPMG LLP, Western Digital’s independent registered public accounting firm since 1970, is responsible for performing an independent audit of Western Digital’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), issuing reports thereon.

The Audit Committee is solely and directly responsible for the appointment, compensation, retention and oversight of Western Digital’s independent registered public accounting firm and regularly solicits and evaluates feedback from both management and the auditor in carrying out this responsibility. In conjunction with the rotation of the independent registered public accounting firm’s lead engagement partner, which occurs at least every five years, the Audit Committee is involved in the selection of KPMG LLP’s lead engagement partner. The next mandatory rotation for KPMG LLP’s lead engagement partner is scheduled to occur in fiscal 2025. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and thus, its oversight does not provide an independent basis to determine that management has applied U.S. generally accepted accounting principles appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Audit Committee Matters	87

During fiscal 2024, the Audit Committee met a total of 10 times. During fiscal 2024, the Audit Committee also met and held discussions with management and KPMG LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the overall scope and plan for its audit. The Audit Committee met regularly with KPMG LLP, with and without management present, to discuss the results of its audit, its evaluation of Western Digital’s internal control over financial reporting and the overall quality of Western Digital’s accounting practices. As part of these discussions, the Audit Committee reviewed and discussed the audited consolidated financial statements of Western Digital for the fiscal year ended June 28, 2024 with management and KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our Board, including the Audit Committee, received an opinion of KPMG LLP as to the conformity of such audited consolidated financial statements with GAAP and the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

The Audit Committee has also received the written disclosures and the letter from KPMG LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence. The Audit Committee reviewed and evaluated KPMG LLP’s lead engagement partner and also reviewed, among other things, the amount of fees paid to KPMG LLP for audit and non-audit services. Based upon such reviews and discussions, the Audit Committee has recommended to our Board that the audited financial statements be included in Western Digital’s Annual Report on Form 10-K for the fiscal year ended June 28, 2024, for filing with the SEC. The Audit Committee also appointed KPMG LLP to serve as Western Digital’s independent registered public accounting firm for the fiscal year ending June 27, 2025. The members of the Audit Committee believe that the continued retention of KPMG LLP to serve as the independent registered public accounting firm is in the best interests of Western Digital and its stockholders.

THE AUDIT COMMITTEE

KIMBERLY E. ALEXY	MARTIN I. COLE	STEPHANIE A. STREETER
Chair

88	Western Digital 2024 Proxy Statement

Additional Information

General Information About the Annual Meeting

Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/WDC2024.

Attendance and Participation at the Virtual Annual Meeting

●	We believe that the virtual annual meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world. In addition, the virtual annual meeting format increases our ability to engage with all stockholders, regardless of size, resources or physical location.
●	Attendance at the Annual Meeting is open to the public online at www.virtualshareholdermeeting.com/WDC2024, but only stockholders of record or beneficial owners as of September 23, 2024, the record date, or those holding a valid legal proxy for the Annual Meeting are entitled to vote or ask questions via the online virtual annual meeting platform.
●	To participate in the Annual Meeting by voting or asking questions, you will need the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
●	We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing or logging in to the Annual Meeting, please call the technical support number displayed on the login page of the online virtual annual meeting platform.

Questions at the Virtual Annual Meeting

During the Annual Meeting, we will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be published and answered on our website following the meeting with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Who Can Vote

Only holders of record of shares of our common stock and Series A Preferred Stock at the close of business on September 23, 2024, the record date, will be entitled to notice of and to vote at the Annual Meeting. Each holder of our common stock is entitled to one vote per share of common stock held as of the record date and each holder of our Series A Preferred Stock is entitled to a number of votes per share of Series A Preferred Stock equal to the largest number of whole shares of common stock into which all shares of the Series A Preferred Stock held as of the record date are convertible. At the close of business on the record date, 345,673,726 shares of our common stock were outstanding and 235,000 shares of our Series A Preferred Stock were outstanding.

The number of votes that can be cast by holders of our Series A Preferred Stock at the Annual Meeting is based on all shares of the Series A Preferred Stock held as of the record date that would be convertible into shares of common stock. The number of votes is calculated by dividing (i) the sum of the original stated value of the outstanding Series A

Additional Information	89

Preferred Stock (plus unpaid compounded dividends and accrued but unpaid dividends) up to, but excluding, the record date by (ii) a conversion price of $43.08. As of the record date, the number of votes represented by the outstanding Series A Preferred Stock was 6,040,858 shares of common stock, and therefore equals 25.71 votes per share of Series A Preferred Stock.

Our common stock together with our Series A Preferred Stock is referred to herein as “Voting Stock.” Our Voting Stock votes together as a single class on all of the proposals listed in the Notice of Annual Meeting of Stockholders and on any other matter except as otherwise provided in the Certificate of Designations for our Series A Preferred Stock. Shares of treasury stock are not entitled to vote at the Annual Meeting.

Voting Your Proxy

At the Annual Meeting

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the “stockholder of record” and you have the right to vote your shares electronically at the Annual Meeting. If you hold your shares through a broker, bank, trustee or other nominee (that is, in “street name”) rather than directly in your own name, you are a “beneficial stockholder” and you may also vote your shares electronically at the Annual Meeting. If you choose to do so, you can vote by following the instructions provided when you log in to the online virtual annual meeting platform. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Without Attending the Annual Meeting

You may also direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may submit a proxy to authorize how your shares are voted at the Annual Meeting. You can submit a proxy over the Internet by following the instructions provided in the “Notice of Internet Availability of Proxy Materials” (which we also refer to as the “Notice”), or, if you received a printed copy of the proxy materials, you can also submit a proxy by mail or telephone. If you are a beneficial stockholder, you may submit your voting instructions over the Internet by following the instructions provided in the Notice, or, if you received a printed copy of the proxy materials, you can also submit voting instructions by telephone or mail by following the instructions provided by your bank, broker, trustee or other nominee.

Submitting your proxy or voting instructions via the Internet, by telephone or by mail will not affect your right to vote electronically should you decide to attend the Annual Meeting.

If you submit a signed proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Voting Deadline

If you are a stockholder of record, please submit your proxy by telephone, the Internet or mail by 11:59 p.m. Eastern time on November 19, 2024 in order for your shares to be voted at the Annual Meeting. If you are a beneficial stockholder, please follow the voting instructions provided by the bank, broker, trustee or nominee who holds your shares.

Revoking Your Proxy

You have the power to revoke your proxy or voting instructions before your shares are voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by submitting a written notice of revocation to our Secretary (see page 93 for contact information), or, to change how your shares will be voted at the Annual Meeting, by mailing a duly executed written proxy bearing a date that is later than the date of your original proxy or by submitting a later dated proxy via the Internet or by telephone.

90	Western Digital 2024 Proxy Statement

A previously submitted proxy will not be voted if the stockholder of record who executed it attends the Annual Meeting and votes the shares represented by the proxy electronically at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee or by attending the Annual Meeting and voting electronically. Please note that attending the Annual Meeting will not by itself constitute revocation of a proxy. Any change to your proxy or voting instructions should be submitted by telephone, the Internet or mail by 11:59 p.m. Eastern time on November 19, 2024.

Quorum

The holders of a majority in voting power of the shares of Voting Stock outstanding on the record date and entitled to vote at the Annual Meeting, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any postponements or adjournments thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Abstentions and Broker Non-Votes

Abstentions

Shares voting “ABSTAIN” on any of the proposals at the Annual Meeting are treated differently depending on the specific proposal.

●	Proposal 1: Abstentions will be entirely excluded from the vote and will not be counted in determining the outcome of a director nominee’s election.
●	Proposals 2, 3 and 4: We treat abstentions as shares present or represented and entitled to vote on these proposals, so abstaining has the same effect as a vote “against” these proposals.

Broker Non-Votes

If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Proposal 4 (ratification of KPMG LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, all other proposals to be voted on at the Annual Meeting are considered non-routine matters. Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 4, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 4 in the manner directed by your broker, but your shares will constitute broker non-votes on each of the other proposals at the Annual Meeting and will not be counted for purposes of determining the outcome of each such proposal.

Voting Results

We intend to announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K to be filed with the SEC no later than four business days following the date of the Annual Meeting.

Additional Information	91

Costs of Proxy Solicitation

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials, this Proxy Statement and form of proxy and our 2024 Annual Report, the cost of making such materials available on the Internet and the cost of soliciting proxies will be paid by us. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile or other means of communication by certain of our directors, officers and regular employees who will not receive any additional compensation for such solicitation. We have also engaged Sodali & Co, 333 Ludlow Street, Fifth Floor, South Tower, Stamford, CT 06902, to assist us in connection with the solicitation of proxies for the Annual Meeting for a fee that we do not expect to exceed $17,000 plus a reasonable amount to cover expenses. We have agreed to indemnify Sodali & Co against certain liabilities arising out of or in connection with this engagement. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

Attending the Annual Meeting

Anyone may attend the Annual Meeting online at www.virtualshareholdermeeting.com/WDC2024, but you are only entitled to participate in the Annual Meeting, including asking questions and voting at the meeting, if you were a stockholder of record or a beneficial stockholder as of the close of business on September 23, 2024, the record date, or you hold a valid legal proxy for the Annual Meeting. To participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Submission of Stockholder Proposals and Director Nominations

Proposals for Inclusion in Proxy Materials

For your proposal to be considered for inclusion in the proxy statement and form of proxy for our 2025 Annual Meeting, your written proposal must be received by our Secretary at our principal executive offices no later than June 9, 2025 and must comply with Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2025 Annual Meeting by more than 30 days from the date of this year’s Annual Meeting, your written proposal must be received by our Secretary at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for our 2025 Annual Meeting.

Nomination of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials

If you intend to nominate an individual for election to our Board of Directors at our 2025 Annual Meeting or wish to present a proposal at the 2025 Annual Meeting but do not intend for such proposal to be included in the proxy statement for such meeting, our By-laws require that, among other things, stockholders give written notice of the nomination or proposal to our Secretary at our principal executive offices no earlier than the close of business on July 23, 2025 (the 120th day prior to the first anniversary of the Annual Meeting) and no later than the close of business on August 22, 2025 (the 90th day prior to the first anniversary of the Annual Meeting).

Notwithstanding the foregoing, in the event that we change the date of the 2025 Annual Meeting to a date that is more than 30 days before or more than 70 days after the anniversary of the Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2025 Annual Meeting and no later than the close of business on the later of 90 days prior to the date of the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is made.

Further, if you intend to solicit proxies in support of director nominees other than our Board’s nominees at our 2025 Annual Meeting, you must provide written notice setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive proxy statement

92	Western Digital 2024 Proxy Statement

previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than September 21, 2025. If we change the date of the 2025 Annual Meeting to a date that is more than 30 days from the anniversary date of the Annual Meeting, your written notice must be received by the later of 60 days prior to the date of the 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our By-laws as described above.

Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 2.11 of our By-laws will not be acted upon at the 2025 Annual Meeting.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our Board’s solicitation of proxies for our 2025 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments or supplements thereto) and other documents as and when they are filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

Nomination of Director Candidates for Inclusion in Proxy Materials (Proxy Access)

If you intend to nominate a director candidate pursuant to the proxy access process set forth in Section 2.14 of our By-laws, you, or a group of not more than 20 stockholders, must, among other requirements, have owned 3% or more of our outstanding common stock continuously for at least three years and give written notice of the nomination to our Secretary at our principal executive offices no earlier than the close of business on May 10, 2025 (the 150th day prior to the first anniversary of the date that proxy materials for the Annual Meeting were first released to stockholders) and no later than the close of business on June 9, 2025 (the 120th day prior to the first anniversary of the date that proxy materials for the Annual Meeting were first released to stockholders).

Notwithstanding the foregoing, in the event that we change the date of the 2025 Annual Meeting to a date that is more than 30 days before or more than 70 days after the anniversary of the Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 150 days prior to the date of the 2025 Annual Meeting and no later than the close of business on the later of 120 days prior to the date of the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is made.

Use of the proxy access process is subject to all eligibility, procedural and disclosure requirements set forth in Section 2.14 of our By-laws.

Eliminating Duplicative Proxy Materials

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and did not receive a Notice or otherwise receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095. If you are a beneficial stockholder, please contact your bank, broker, trustee or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

Additional Information	93

Availability of Annual Report

Our 2024 Annual Report has been posted on our corporate website at investor.wdc.com and on the Internet at www. proxyvote.com. For stockholders receiving a Notice of Internet Availability of Proxy Materials, the Notice will contain instructions on how to request a printed copy of our 2024 Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our 2024 Annual Report also will be included. In addition, we will provide, without charge, a copy of our 2024 Annual Report (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to our Secretary at our principal executive offices:

Secretary Western Digital Corporation 5601 Great Oaks Parkway San Jose, California 95119

Communication with our Company

Stockholders or other interested parties who wish to communicate with us may do so by mail to our Secretary at our principal executive offices. The name of any specific intended management or Board recipient(s) should be noted in the communication, including whether the communication is intended only for our Chair of the Board, Lead Independent Director or non-employee directors. See also the section entitled “Corporate Governance Matters—Board Processes and Policies—Communicating with Directors.”

Secretary Western Digital Corporation 5601 Great Oaks Parkway San Jose, California 95119

A-1	Western Digital 2024 Proxy Statement

Appendix A—Non-GAAP Financial Measures

We have disclosed in this Proxy Statement financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are not an alternative for measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. These measures should be considered in addition to financial measures prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. We believe the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring our performance and comparing it against prior periods. These non-GAAP measures are used by management for assessing our financial performance and as a measurement of our performance for incentive compensation purposes, but should not be considered a substitute for, or superior to, GAAP results.

The Compensation and Talent Committee used non-GAAP operating income as a pre-established performance goal under the STI plan for fiscal 2024 and non-GAAP diluted income per common share (which we also refer to as non-GAAP EPS) as a pre-established performance goal under the fiscal 2022-2024, fiscal 2023-2025 and fiscal 2024-2026 PSU awards. In accordance with the pre-established terms of the STI and PSU awards, these non-GAAP performance measures excluded certain material or unusual items that we believe are not indicative of the underlying performance of our business as detailed below.

Reconciliations of Non-GAAP Financial Measures

The following non-GAAP measures (namely, non-GAAP operating income or loss and non-GAAP diluted income or loss per common share) exclude certain expenses, gains and losses that we believe are not indicative of our core operating results or because they are consistent with the financial models and estimates published by many analysts who follow our company and our peers. As further detailed below, the expenses, gains and losses excluded from the following non-GAAP measures consist of stock-based compensation expense; litigation matter; employee termination, asset impairment and other charges; business separation costs; amortization of acquired intangible assets; contamination related charges; recovery from contamination incident; recovery related to a power outage incident; strategic review; non-cash economic interest and other; and income tax adjustments.

The following tables present reconciliations of our GAAP operating loss to our non-GAAP operating income/ (loss) and our GAAP diluted income/(loss) per common share to our non-GAAP diluted income/(loss) per common share:

(in millions, except per share information, unaudited)	Year Ended June 28, 2024	Year Ended June 30, 2023
Revenue	$13,003	$12,318
Reconciliation of non-GAAP operating income (loss)
GAAP operating loss	$(317)	$(1,285)
Stock-based compensation expense	295	318
Amortization of acquired intangible assets	3	133
Recovery from contamination incident	(37)	—
Litigation matter	291	—
Employee termination, asset impairment, and other charges	139	193
Strategic review	37	42
Business separation costs	97	—
Other	4	5
Non-GAAP operating income (loss)	$512	$(594)

Appendix A—Non-GAAP Financial Measures	A-2

	Year Ended June 28, 2024	Year Ended June 30, 2023	Year Ended July 1, 2022
Reconciliation of non-GAAP net income (loss) and earnings per share:
GAAP net income (loss)	$(798)	$(1,684)	$1,546
Stock-based compensation expense	295	318	326
Litigation matter	291	—	—
Employee termination, asset impairment and other charges	139	193	43
Business separation costs	97	—	—
Amortization of acquired intangible assets	3	133	221
Contamination related charges	—	—	207
Recovery from contamination incident	(37)	—	—
Recovery related to a power outage incident	—	—	(7)
Strategic review	37	42	—
Non-cash economic interest and Other	(57)	(8)	8
Income tax adjustments	19	(103)	301
Non-GAAP net income (loss)	(11)	(1,109)	2,645
Less: cumulative dividends allocated to preferred shareholders	54	24	—
Non-GAAP net income (loss) attributable to common shareholders	$(65)	$(1,133)	$2,645
Diluted weighted average shares outstanding
GAAP	326	318	316
Non-GAAP	326	318	316
Diluted income (loss) per common share:
GAAP	$(2.61)	$(5.37)	$4.89
Non-GAAP	$(0.20)	$(3.56)	$8.37

Explanations of Adjustments to Non-GAAP Measures

As detailed above, we exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside our control, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of our business over time and compare it against our peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Litigation matter. We accrued expenses in the fiscal fourth quarter associated with a recent judgment in a patent litigation matter, which is discussed more fully in our Annual Report on Form 10-K filed with the SEC on August 20, 2024. We believe these charges do not reflect our operating results and that they are not indicative of the underlying performance of our business.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign our operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, we may terminate employees and/or restructure our operations. From time-to-time, we may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, we may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. In addition, in fiscal 2024, we have taken actions to reduce the amount of capital invested in facilities, including the sale-leaseback of facilities. These charges or credits are inconsistent in amount and frequency, and we believe they are not indicative of the underlying performance of our business.

Business separation cost. We incurred expenses associated with the separation of our HDD and Flash business units to create two independent, public companies. We believe these charges do not reflect our operating results and that they are not indicative of the underlying performance of our business.

A-3	Western Digital 2024 Proxy Statement

Amortization of acquired intangible assets. We incur expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of our acquisitions and any related impairment charges.

Contamination related charges. In February 2022, a contamination of certain materials used in our manufacturing process occurred and affected production operation at the flash-based memory manufacturing facilities in Yokkaichi and Kitakami, Japan, which are operated through our joint business ventures with Kioxia. The contamination resulted in scrapped inventory and rework costs, decontamination and other costs needed to restore the facilities to normal capacity, and under absorption of overhead costs, which are expensed as incurred. These charges are inconsistent in amount and frequency, and we believe these charges are not part of the ongoing production operation of our business.

Recovery from contamination incident. In February 2022, a contamination of certain materials used in our manufacturing process occurred and affected production operations at the flash-based memory manufacturing facilities in Yokkaichi and Kitakami, Japan, which are operated through our joint business ventures with Kioxia. The contamination resulted in scrapped inventory and rework costs, decontamination and other costs needed to restore the facilities to normal capacity, and under absorption of overhead costs which were expensed as incurred. During the quarters ended December 29, 2023, and March 29, 2024, we received recoveries of these losses from other parties. The contamination charges and related recoveries were inconsistent in amount and frequency, and we believe they were not part of the ongoing production operation of our business.

Recovery related to a power outage incident. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through our joint venture with Kioxia in Yokkaichi, Japan. The power outage incident resulted in costs associated with the repair of damaged tools and the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. During fiscal 2021 and 2022, we received recoveries of these losses from other parties. The recoveries are inconsistent in amount and frequency, and we believe they are not part of the ongoing production operation of our business.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign our operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, we may terminate employees and/or restructure our operations. From time-to-time, we may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, we may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and we believe they are not indicative of the underlying performance of our business.

Strategic review. We incurred expenses associated with our ongoing review of strategic alternatives that resulted in the planned separation of our HDD and Flash business units to create two independent, public companies. We believe these charges do not reflect our operating results and that they are not indicative of the underlying performance of our business.

Non-cash economic interest. We have excluded non-cash economic interest expense associated with our convertible notes recognized in periods prior to our adoption of the Financial Accounting Standards Board Accounting Standards Update No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which we adopted at the beginning of our fiscal year ending June 30, 2023. The exclusion of such amounts from prior periods facilitates a comparison of our prior period results to the current period presentation.

Other adjustments. From time-to-time, we sell or impair investments or other assets which are not considered necessary to our business operations, or incur other charges or gains that we believe are not a part of the ongoing operation of our business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act and the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior periods, including interest. These adjustments are excluded because we believe that they are not indicative of the underlying performance of our ongoing business.

B-1

Appendix B—Amended and Restated 2021 Long-Term Incentive Plan

Effective Date: November 20, 2024

1.	GENERAL.
(a)
Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible award recipients may benefit from increases in the value of the Common Stock.

	(b)	Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(c)
Available Awards. This Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Substitute Awards; (v) Restricted Stock Awards; (vi) Restricted Stock Unit Awards; (vii) Performance Stock Awards; (viii) Cash Awards; and (ix) Other Stock-Based Awards.

2.	ADMINISTRATION.
(a)
Administration. This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or a Committee or Committees (or any subcommittee thereof) to which administration of this Plan has been delegated (within its delegated authority), as provided in Section 2(d).

	(b)	Powers of Administrator. The Administrator will have the power, subject to, and within the limitations of, the express provisions of this Plan:
(i)
To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)
To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of this Plan and Awards. The Administrator, in the exercise of these powers, may correct any defect, omission or inconsistency in this Plan or in any Award Document or in the written terms of a Cash Award, in a manner and to the extent it will deem necessary or expedient to make this Plan or Award fully effective.

		(iii)	To settle all controversies regarding this Plan and Awards granted under it.
		(iv)	To accelerate, in whole or in part, or to extend, in whole or in part, the time during which an Award may be exercised or vest, or at which cash or shares of Common Stock may be issued.
		(v)	To amend or terminate this Plan at any time, subject to Sections 10 and 11 of this Plan.
(vi)
To submit any amendment to this Plan for stockholder approval, including, but not limited to, amendments to this Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 of the Exchange Act or any successor rule, if applicable.

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	(vii)	To approve forms of Award Documents for use under this Plan and to amend the terms of any one or more outstanding Awards, subject to Section 10 of this Plan.
(viii)

To generally exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of this Plan and/or Award Documents.

(ix)

To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in this Plan by persons eligible to receive Awards under this Plan who are not citizens of, subject to taxation by, or employed outside, the United States or (B) to allow Awards to qualify for special tax treatment in a jurisdiction other than the United States. Administrator approval will not be necessary for immaterial modifications to this Plan or any Award Document that are required for compliance with the laws of the relevant jurisdiction.

(c)

Minimum Vesting Requirements. Notwithstanding any other provision of this Plan, Awards granted under this Plan may not become exercisable, vest or settle, in whole or in part, prior to the one-year anniversary of the date of grant, except (1) the Administrator may provide that Awards become exercisable, vest or settle in connection with a Change in Control, retirement, death or Disability or such other circumstances determined to be appropriate by the Administrator, (2) with respect to an Award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by grantees of the acquired business, and (3) annual Awards to Non-Employee Directors made in connection with the annual meeting of stockholders may vest on the Company’s next annual meeting of stockholders (provided that such annual meetings are at least 50 weeks apart). Notwithstanding the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 3(a)(1) hereof) may be issued without regard to the restrictions of the foregoing sentence.

(d)	Delegation to Committee.
(i)

General. The Board may delegate some or all of the administration of this Plan to a Committee or Committees. If administration of this Plan is delegated to a Committee, the Committee will have, in connection with the administration of this Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise. Any delegation of administrative powers will be reflected in the charter of the Committee to which the delegation is made, or resolutions, not inconsistent with the provisions of this Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer or employee pursuant to Section 2(e), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer this Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

	(ii)	Rule 16b-3 Compliance. If required for compliance with Rule 16b-3 of the Exchange Act, the Committee may consist solely of two or more Non-Employee Directors.
(e)

Delegation to an Officer. The Administrator may delegate to one or more Officers the authority to do one or both of the following, to the maximum extent permitted by applicable law: (i) designate Employees who are not Officers to be recipients of Stock Awards and the terms of such Stock Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board or Committee resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on a form that is substantially the same as the form of Stock Award Document approved by the Committee or the Board for use in connection with such Stock Awards, unless otherwise provided for in the resolutions approving the delegation authority.

Appendix B—Amended and Restated 2021 Long-Term Incentive Plan	B-3

	(f)	Effect of Administrator’s Decision. All determinations, interpretations and constructions made by the Administrator in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.	SHARES SUBJECT TO THIS PLAN.
	(a)	Share Reserve.
(i)
Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (a) 20,325,052 shares of Common Stock[1], plus (b) any shares of Common Stock subject to outstanding awards under the Prior Plans as of November 22, 2021 (the “Prior Plan Awards”) that on or after November 22, 2021 are forfeited, terminated, expire, lapse without being exercised (to the extent applicable), or are otherwise reacquired by the Company (the sum of (a) and (b), the “Share Reserve”). The maximum number of shares of Common Stock subject to Stock Options and SARs that may be granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(ii)
For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under this Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted. For the avoidance of doubt, the grant of a Cash Award, and its subsequent settlement, or Other Stock-Based Award settled in cash shall in no event reduce the number of shares of Common Stock available for issuance under this Plan.

(iii)
Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under this Plan.

(iv)
Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under this Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the shares of Common Stock authorized for issuance under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

(v)
Subject to Section 9(a) relating to Capitalization Adjustments, the total compensation paid to any one Non-Employee Director during any Grant Year shall not exceed $900,000, including the aggregate Fair Market Value on the date of grant of Shares subject to Awards granted under this Plan and any cash compensation paid or payable. The limitation described in this Section shall be determined without regard to amounts paid to a Non-Employee Director during or for any period in which such individual was an employee or consultant, and any severance and other payments paid to a Non-Employee Director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any

[1]	This amount is calculated as follows: 9.5 million shares, minus 274,948 shares granted between September 5, 2021 and November 22, 2021, plus 2.75 million additional shares and 2.35 million additional shares reserved on November 16, 2022 and November 15, 2023, respectively, by amendment of this Plan, plus an additional 6 million shares reserved by this amendment of this Plan (the “Additional Reserved Shares”).

B-4	Western Digital 2024 Proxy Statement

compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled. For this purpose, “Grant Year” means the annual period commencing on the date of the Company’s annual meeting of stockholders and concluding on the day immediately preceding the next annual meeting of stockholders, or such other annual period as the Committee may determine in its discretion.
	(b)	Reversion of Shares to the Share Reserve. The Share Reserve shall be subject to the following adjustments:
(i)
If a Stock Award (or Prior Plan Award) or any portion of a Stock Award (or Prior Plan Award) (A) expires, is cancelled or forfeited or otherwise terminates without all of the shares covered by the Stock Award having been issued or (B) is settled in cash or a form other than shares of Common Stock, such expiration, cancellation, forfeiture, termination or settlement shall result in the shares of Common Stock subject to such Stock Award (or Prior Plan Award) being added back to the shares of Common Stock available for Awards under this Plan.

(ii)
Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under this Plan, or any Prior Plan Award, and shares exchanged by a Participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any Award under this Plan or Prior Plan Award, shall be treated as follows: (A) to the extent that the exchange or withholding occurred with respect to an Option or SAR under this Plan (or stock option or stock appreciation right under a Prior Plan), such shares shall not be available for subsequent awards under this Plan and (B) to the extent that the exchange or withholding occurs with respect to an Award under this Plan other than an Option or SAR (or awards granted under a Prior Plan other than options or stock appreciation rights), such shares shall be added back to the shares of Common Stock available for Awards under this Plan.

(iii)
In the event that shares of Common Stock are delivered in respect of dividend equivalents granted under this Plan, only the actual number of shares delivered with respect to the award shall reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under this Plan.

(iv)
To the extent that shares of Common Stock are delivered pursuant to the exercise of an Option or SAR under this Plan (or a stock option or stock appreciation right under the Prior Plan), the entire number of shares subject to the award shall be counted against Share Reserve. Shares repurchased on the open market with the proceeds received by the Company upon the exercise of an Option or SAR under this Plan (or a stock option or stock appreciation right under the Prior Plan) shall not be added to the shares of Common Stock available for Awards under this Plan.

(c)
Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be 5,000,000 shares of Common Stock.

(d)
Source of Shares. The stock issuable under this Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

(e)
No Fractional Shares. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

4.	ELIGIBILITY.
(a)
Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

Appendix B—Amended and Restated 2021 Long-Term Incentive Plan	B-5

	(b)	Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Document will conform to (through incorporation of provisions hereof by reference in the applicable Award Document or otherwise) the substance of each of the following provisions:

(a)
Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Document.

(b)
Exercise Price. Subject to Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is a Substitute Award and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)
Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Administrator in its sole discretion, by any combination of the methods of payment set forth below. The Administrator will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The purchase price shall be denominated in U.S. dollars. The permitted methods of payment are as follows:

		(i)	a reduction in compensation otherwise payable to the Participant or for services rendered by the Participant;
		(ii)	by cash, check, bank draft or money order payable to the Company;
(iii)
pursuant to a program developed under Regulation T as promulgated by the United States Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of a Participant, that, prior to or contemporaneously with the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the proceeds of sale of such stock;

		(iv)	pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards, including through same-day sales;
		(v)	by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(vi)
by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

B-6	Western Digital 2024 Proxy Statement

	(vii)	in any other form of legal consideration that may be acceptable to the Administrator and specified in the applicable Award Document.
(d)
Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Award Document evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Administrator and contained in the Award Document evidencing such SAR.

(e)
Transferability of Options and SARs. The Administrator may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Administrator determines. In the absence of such a determination by the Administrator to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)
Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Administrator may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws (including, but not limited to, a transfer to the Company to the extent consistent with applicable tax and securities laws). Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii)
Domestic Relations Orders. Subject to the approval of the Administrator or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a qualified domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421–1(b)(2) or other applicable law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)
Beneficiary Designation. Subject to the approval of the Administrator or a duly authorized Officer, a Participant may, by delivering written notice to the Company or designated broker, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)
Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)
Termination of Continuous Service. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months

Appendix B—Amended and Restated 2021 Long-Term Incentive Plan	B-7

following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.
(h)
Extension of Termination Date. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. In addition, unless otherwise provided in a Participant’s applicable Award Document, or other agreement between the Participant and the Company, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, and the Company does not waive the potential violation of the policy or otherwise permit the sale, or allow the Participant to surrender shares of Common Stock to the Company in satisfaction of any exercise price and/or any withholding obligations under Section 8(g), then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document.

(i)
Disability of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)
Death of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in this Plan or the applicable Award Document, or other agreement between the Participant and the Company, for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 36 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Document. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k)
Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Document or other individual written agreement between the Company or any Subsidiary and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

B-8	Western Digital 2024 Proxy Statement

	(l)	No Repricing or Cash Buyout. Neither an Option nor SAR may be modified to reduce the exercise price thereof nor may a new Option, SAR or other Award at a lower price be substituted or exchanged for a surrendered Option or SAR nor may an outstanding Option or SAR with an exercise price per share that equals or exceeds the Fair Market Value of one share of Common Stock be exchanged or substituted for cash (including a Cash Award) (other than adjustments or substitutions in accordance with Section 9(a) relating to Capitalization Adjustments), unless such action is approved by the stockholders of the Company.
6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a)
Restricted Stock Awards. Each Restricted Stock Award Document will be in such form and will contain such terms and conditions as the Administrator deems appropriate. To the extent consistent with the Company’s bylaws, at the Administrator’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Administrator. The terms and conditions of Restricted Stock Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Award Documents need not be identical. Each Restricted Stock Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)
Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or a Subsidiary, or (C) any other form of legal consideration (including future services) that may be acceptable to the Administrator, in its sole discretion, and permissible under applicable law.

(ii)
Vesting. Shares of Common Stock awarded under the Restricted Stock Award Document may be subject to forfeiture to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Administrator.

(iii)
Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Document.

(iv)
Transferability. Common Stock issued pursuant to an Award, and rights to acquire shares of Common Stock under the Restricted Stock Award Document, will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Document, as the Administrator determines in its sole discretion, so long as such Common Stock remains subject to the terms of the Restricted Stock Award Document. Notwithstanding the foregoing or anything in this Plan or the Restricted Stock Award Document to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.

		(v)	Dividends. Any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b)
Restricted Stock Unit Awards. Each Restricted Stock Unit Award Document will be in such form and will contain such terms and conditions as the Administrator deems appropriate. The terms and conditions of Restricted Stock Unit Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Documents need not be identical. Each Restricted Stock Unit Award Document will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)
Consideration. At the time of grant of a Restricted Stock Unit Award, the Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Administrator, in its sole discretion, and permissible under applicable law.

Appendix B—Amended and Restated 2021 Long-Term Incentive Plan	B-9

	(ii)	Vesting. At the time of the grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)
Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Administrator and contained in the Restricted Stock Unit Award Document.

(iv)
Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Administrator, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)
Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Administrator and contained in the Restricted Stock Unit Award Document. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Administrator. Any dividend equivalents and/or additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Document to which they relate (including the same vesting and forfeiture restrictions).

(vi)
Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Document, or other agreement between the Participant and the Company, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)	Performance Stock Awards.
(i)
Performance Stock Awards. A Performance Stock Award is a Stock Award (including, but not limited to, in the form of Restricted Stock and Restricted Stock Units) that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of the achievement of certain performance goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee, the Administrator, or an authorized Officer, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Document, the Administrator may determine that cash may be used in payment of Performance Stock Awards.

(ii)
Dividends; Dividend Equivalents. Any dividends paid on a Performance Stock Award in the form of Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Performance Stock Award to which they relate. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Performance Stock Award in the form of Restricted Stock Units, as determined by the Administrator and contained in the Performance Stock Award Document. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional shares of Common Stock covered by such Performance Stock Award in such manner as determined by the Administrator. Any dividend equivalents and/or additional shares covered by such Performance Stock Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Performance Stock Award Document to which they relate (including the same vesting and forfeiture restrictions).

(iii)
Administrator Discretion. The Administrator or an authorized Officer, as the case may be, retains the discretion to define the manner of calculating the performance criteria it selects to use for a Performance Period.

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	(d)	Cash Awards. A Cash Award is an award of cash that is granted under this Plan. A Cash Award that may become payable contingent upon the attainment during a Performance Period of the achievement of certain performance goals is a Performance Cash Award. A Cash Award (including a Performance Cash Award) may require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the performance goals to be achieved during the Performance Period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Committee, the Administrator, or an authorized Officer, in its sole discretion. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property. The Administrator or an authorized Officer, as the case may be, retains the discretion to define the manner of calculating the performance criteria it selects to use for a Performance Period.
(e)
Other Stock-Based Awards. Other Stock-Based Awards will consist of other types of equity-based or equity-related awards not otherwise described by the terms of this Plan in such amounts and subject to such terms and conditions, as the Administrator or an authorized Officer shall determine. Such Awards may involve the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of Common Stock. Other Stock-Based Awards may include, but not be limited to, dividend equivalent rights granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with Options or SARs granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an Award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate in the event the applicable vesting requirements are not satisfied.

7.	COVENANTS OF THE COMPANY.
(a)
Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act this Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(b)
No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to, and does not undertake to, provide tax advice or to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.
	(a)	Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.
(b)
Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the latest date that all necessary corporate action has occurred and all material terms of the Award (including, in the case of stock options, the exercise price thereof) are fixed, unless otherwise determined by the Administrator, regardless of when the documentation evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board or Committee consents, resolutions or minutes) documenting the corporate

Appendix B—Amended and Restated 2021 Long-Term Incentive Plan	B-11

action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Document as a result of a clerical error in the papering of the Award Document, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Document.
(c)	Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.
(d)	No Employment or Other Service Rights or Rights to Awards. Nothing in this Plan, any Award Document or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or any other capacity or will interfere in any way with the right of the Company or Affiliate to change a Participant’s compensation or other benefits, or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the organizational documents of the Company or an Affiliate (including articles of incorporation and bylaws), and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be. In addition, no person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
(e)	Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds USD$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(f)	Withholding Obligations. Unless prohibited by the terms of an Award Document, the Company may, in its sole discretion, satisfy any national, state, local or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (only up to the amount permitted that will not cause an adverse accounting consequence or cost); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Document.
(g)	Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(h)	Deferrals. To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Administrator may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Administrator is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of this Plan and in accordance with applicable law.

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	(i)	Compliance with Section 409A. Unless otherwise expressly provided for in an Award Document, or other agreement between the Participant and the Company, this Plan and Award Documents will be interpreted to the greatest extent possible in a manner that makes this Plan and the Awards granted hereunder exempt from Section 409A of the Code, to the extent that Section 409A of the Code is applicable to an Award, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Administrator determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Document evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Document is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Document. Notwithstanding anything to the contrary in this Plan (and unless the Award Document specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code and the Participant is otherwise subject to Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
	(j)	Clawback/Recovery. All Awards granted under this Plan will be subject to recoupment in accordance with the Company’s compensation recovery (clawback) policy or policies then in effect. No recovery of compensation under any such policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary.
	(k)	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
	(a)	Capitalization Adjustments. In the event of a Capitalization Adjustment, the Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to this Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding Stock Awards. The Administrator will make such adjustments, and its determination will be final, binding and conclusive.
	(b)	Dissolution or Liquidation. Except as otherwise provided in the Stock Award Document, or other agreement between the Participant and the Company, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Administrator may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

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(c)	Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Subsidiary and the Participant or unless otherwise expressly provided by the Administrator at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of this Plan, the Administrator will take one or more of the following actions with respect to each outstanding Award, contingent upon the closing or completion of the Change in Control:
	(i)	arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Change in Control);
	(ii)	arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
	(iii)	accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Administrator will determine (or, if the Administrator will not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;
	(iv)	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;
	(v)	cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Administrator, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Award, taking into account the value of the Common Stock subject to the canceled Award, the possibility that the Award might not otherwise vest in full, and such other factors as the Administrator deems relevant; and
	(vi)	cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment, in such form as may be determined by the Administrator equal to the excess, if any, of (A) the value in the Change in Control of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise.

The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award.

In the absence of any affirmative determination by the Administrator at the time of a Change in Control, each outstanding Award will be assumed or an equivalent Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Award or to substitute an equivalent Award, in which case the vesting of such Award will accelerate in its entirety (along with, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Administrator will determine (or, if the Administrator will not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective; provided, that the holder of a Stock Option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested Stock Options and SARs (after giving effect to any accelerated vesting required in the

B-14	Western Digital 2024 Proxy Statement

circumstances) in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

	(d)	Acceleration of Awards upon a Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Document for such Award or as may be provided in any other written agreement between the Company or any Subsidiary and the Participant, but in the absence of such provision, no such acceleration will occur.
10.	AMENDMENT OF THIS PLAN AND OUTSTANDING AWARDS.
	(a)	Amendment to Plan. The Administrator may amend this Plan in any respect the Administrator deems necessary or advisable, subject to the limitations of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of this Plan that (a) materially increases the number of shares of Common Stock available for issuance under this Plan, (b) materially expands the class of individuals eligible to receive Awards under this Plan, (c) materially increases the benefits accruing to Participants under this Plan, (d) materially reduces the price at which shares of Common Stock may be issued or purchased under this Plan, (e) materially extends the term of this Plan, or (f) materially expands the types of Awards available for issuance under this Plan.
	(b)	Amendment to Outstanding Awards. The Administrator may also amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Documents for such Awards, subject to any specified limits in this Plan that are not subject to Administrator discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Administrator, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. Subject to the limitations of applicable law, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent (a) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (b) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (c) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (d) to comply with other applicable laws or listing requirements.
11.	EFFECTIVE DATE OF PLAN; TIMING OF FIRST GRANT OR EXERCISE; TERM; TERMINATION.
	(a)	Effective Date; Timing of First Grant or Exercise. This Plan initially came into existence on November 22, 2021 and was amended and restated on each of November 16, 2022 and November 15, 2023. This amended and restated Plan is effective as of November 20, 2024 (the “Effective Date”) and no Award may be granted under this Plan with respect to the Additional Reserved Shares prior to the Effective Date. In addition, no Stock Award may be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, or Performance Stock Award, may be granted) and no Cash Award may be settled unless and until this Plan has been approved by the stockholders of the Company, which approval will be within 12 months before or after the Adoption Date.
	(b)	Term; Termination. This Plan shall remain available for the grant of Awards until the 10th anniversary of November 22, 2021. Notwithstanding the foregoing, this Plan may be terminated at such earlier time as the Administrator may determine. No Awards may be granted under this Plan after it is terminated. Termination of this Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted.
12.	CHOICE OF LAW.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

Appendix B—Amended and Restated 2021 Long-Term Incentive Plan	B-15

13.	DEFINITIONS.
As used in this Plan, the following definitions will apply to the capitalized terms indicated below:
	(a)	“Adoption Date” means the date this Plan is originally adopted by the Board.
	(b)	“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Administrator will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
	(c)	“Award” means a Stock Award or a Cash Award.
	(d)	“Award Document” means a written agreement between the Company and a Participant, or a written notice issued by the Company to a Participant, evidencing the terms and conditions of an Award.
	(e)	“Beneficially Own” or “Beneficial Owner” (as the context may require) means a “beneficial owner” as defined in Rule 13d-3 of the Exchange Act, except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable.
	(f)	“Board” means the Board of Directors of the Company.
	(g)	“Business Combination” means the consummation of any merger, consolidation, reorganization or other extraordinary transaction (or series of related transactions) involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries.
	(h)	“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to this Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
	(i)	“Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d).
	(j)	“Cause” means the occurrence or existence of any of the following with respect to a Participant: (i) the Participant’s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or any felony punishable by imprisonment in the jurisdiction involved; (ii) the Participant’s willful engaging in dishonest or fraudulent actions or omissions; (iii) the Participant’s failure or refusal to perform his or her duties as reasonably required by the Company or any Subsidiary; (iv) negligence, insubordination, violation by the Participant of any duty (of loyalty or otherwise) owed to the Company or any Subsidiary, or any other material misconduct on the part of the Participant; (v) conduct by the Participant which, upon reasonable investigation, is determined by the Company to violate the Company’s or any Subsidiary’s anti-harassment, discrimination or retaliation policies; (vi) conduct endangering, or likely to endanger, the health or safety of another employee; (vii) falsifying or misrepresenting information on the records of the Company or any Subsidiary; (viii) the Participant’s physical destruction or theft of substantial property or assets of the Company or any Subsidiary; or (ix) breach of any policy of, or agreement with, the Company or any Subsidiary applicable to the Participant or to which the Participant is otherwise bound.
	(k)	“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Person, alone or together with its affiliates and associates, including any group of persons which is deemed a “person” under Section 13(d)(3) of the Exchange Act (other than the Employer or any employee benefit plan (or related trust) of the Employer, or any underwriter in connection with a firm commitment

B-16	Western Digital 2024 Proxy Statement

public offering of the Company’s capital stock), becomes the Beneficial Owner of: (i) thirty-three and one-third percent or more of the then Outstanding Company Common Stock; or (ii) securities representing thirty-three and one-third percent or more of the Outstanding Company Voting Securities (in each case above, other than an acquisition in the context of a merger, consolidation, reorganization, asset sale or other extraordinary transaction covered by, and which does not constitute a Change in Control under, clause (iii) below);
(ii)	a change, during any period of two consecutive years, of a majority of the Board as constituted as of the beginning of such period, unless the election, or nomination for election by the Company’s stockholders, of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the Incumbent Directors then in office;
(iii)	a Business Combination, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a Parent), (ii) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent, and excluding any underwriter in connection with a firm commitment public offering of the Company’s capital stock) Beneficially Owns, directly or indirectly, more than thirty-three and one-third percent of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination or a Parent were Incumbent Directors at the time of execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company (other than in the context of a merger, consolidation, reorganization, asset sale or other extraordinary transaction covered by, and which does not constitute a Change in Control under, clause (iii) above).

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Subsidiary and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Administrator may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(l)	“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(m)	“Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(d).
(n)	“Compensation Committee” means the Compensation and Talent Committee of the Board.
(o)	“Common Stock” means the common stock, $.01 par value per share, of the Company.

Appendix B—Amended and Restated 2021 Long-Term Incentive Plan	B-17

(p)	“Company” Western Digital Corporation, a Delaware corporation.
(q)	“Consultant” means any person, including an advisor, who is (i) engaged by the Company or a Subsidiary to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of a Subsidiary and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of this Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form Registration Statement on Form S-8 or a successor form under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(r)	“Continuous Service” means that the Participant’s service with the Company or a Subsidiary, whether as an Employee, Director or Consultant, is not interrupted or terminated. Unless the express policy of the Company or any Subsidiary, or the Administrator, otherwise provides, or except as otherwise required by applicable law, a Participant will not be deemed to have terminated Continuous Service in the case of (i) sick leave, (ii) military leave, (iii) transfer from one Affiliate to another Affiliate, or (iv) any other leave of absence authorized by the Company (or Subsidiary) or the Administrator, provided that such leave is for a period of not more than three months (unless the Administrator otherwise provides or reemployment or continued service is guaranteed by contract or law upon the expiration of such leave). In the case of any Participant of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of an Award while on leave from the service of the Company or one of its Subsidiaries may be suspended until the Participant returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary, a termination of Continuous Service shall be deemed to have occurred with respect to each Participant in respect of such Subsidiary who does not continue as an Employee, Director or Consultant in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(s)	“Director” means a member of the Board.
(t)	“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.
(u)	“Employee” means any person providing services as an employee of the Company or a Subsidiary. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of this Plan.
(v)	“Entity” means a corporation, partnership, limited liability company or other entity.
(w)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(x)	“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Administrator, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Administrator deems reliable.

B-18	Western Digital 2024 Proxy Statement

(ii) Unless otherwise provided by the Administrator, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Administrator in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(y)	“Incentive Stock Option” means an option granted pursuant to Section 5 of this Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(z)	“Incumbent Directors” means the directors holding office as of the Effective Date and any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the Incumbent Directors then in office.
(aa)	“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or a Subsidiary, does not receive compensation, either directly or indirectly, from the Company or a Subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.
(bb)	“Nonstatutory Stock Option” means any option granted pursuant to Section 5 of this Plan that does not qualify as an Incentive Stock Option.
(cc)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(dd)	“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to this Plan.
(ee)	“Option Agreement” means an Award Document evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of this Plan.
(ff)	“Other Stock-Based Awards” means an award granted pursuant to the terms and conditions of Section 6(e).
(gg)	“Outstanding Company Common Stock” means the outstanding shares of the Company’s common stock.
(hh)	“Outstanding Company Voting Securities” means the combined voting power of the Company’s then outstanding voting securities.
(ii)	“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(jj)	“Parent” means an entity that, as a result of a Business Combination, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries.
(kk)	“Participant” means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Stock Award.
(ll)	“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d).
(mm)	“Performance Period” means the period of time selected by the Administrator over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Administrator.

Appendix B—Amended and Restated 2021 Long-Term Incentive Plan	B-19

(nn)	“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(oo)	“Person” means a person as defined in Sections 13(d) and 14(d) of the Exchange Act.
(pp)	“Plan” means this 2021 Long-Term Incentive Plan of Western Digital Corporation, as amended and restated from time to time.
(qq)	“Prior Plans” means (i) the Amended and Restated Western Digital Corporation 2017 Performance Incentive Plan and (ii) the SanDisk Corporation 2013 Incentive Plan.
(rr)	“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(ss)	“Restricted Stock Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Document will be subject to the terms and conditions of this Plan.
(tt)	“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(uu)	“Restricted Stock Unit Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Document will be subject to the terms and conditions of this Plan.
(vv)	“Securities Act” means the U.S. Securities Act of 1933, as amended.
(ww)	“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(xx)	“Stock Appreciation Right Award Document” means an Award Document evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Award Document will be subject to the terms and conditions of this Plan.
(yy)	“Stock Award” means any right to receive Common Stock granted under this Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, or a Performance Stock Award.
(zz)	“Stock Award Document” means an Award Document evidencing the terms and conditions of a Stock Award grant. Each Stock Award Document will be subject to the terms and conditions of this Plan.
(aaa)	“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(bbb)	“Substitute Awards” means Awards granted or Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(ccc)	“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

Western Digital

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Principal Executive Offices
Western Digital Corporation
5601 Great Oaks Parkway
San Jose, CA 95119
Phone: 408.717.6000

Investor Relations
Website: investor.wdc.com
E-mail: investor@wdc.com
Phone: 800.695.6399

Worldwide Websites
westerndigital.com
wd.com
sandisk.com

Transfer Agent and Registrar
Equiniti Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, NY 11219
Website: equiniti.com/us/ast-access
Phone: 800.937.5449

Independent Registered Public Accounting Firm
KPMG LLP

Stock Exchange Listing
Western Digital's common stock trades on the Nasdaq Global Select Market® under the symbol WDC

Western Digital, the Western Digital design, the Western Digital logo, SanDisk, the SanDisk design, the SanDisk logo, SanDisk Professional, the SanDisk Professional logo, WD and WD_BLACK are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries. All other marks are the property of their respective owners. © 2024 Western Digital Corporation or its affiliates. All rights reserved.

5601 GREAT OAKS PARKWAY
SAN JOSE, CA 95119

You are urged to vote these shares by completing and returning this proxy card or transmitting your voting instructions electronically via the Internet or by telephone.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WDC2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed below in the box marked by the arrow available and follow the instructions when you log in to the virtual meeting platform.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 19, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by November 19, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V57218-P17600	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WESTERN DIGITAL CORPORATION

The Board of Directors recommends a vote FOR each of the following nominees:

1.	Election of Directors		For	Against	Abstain

	1a.	Kimberly E. Alexy	☐	☐	☐

	1b.	Thomas Caulfield	☐	☐	☐

	1c.	Martin I. Cole	☐	☐	☐

	1d.	Tunç Doluca	☐	☐	☐

	1e.	David V. Goeckeler	☐	☐	☐

	1f.	Matthew E. Massengill	☐	☐	☐

	1g.	Stephanie A. Streeter	☐	☐	☐

	1h.	Miyuki Suzuki	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4:		For	Against	Abstain

2.	Approval on an advisory basis of the named executive officer compensation disclosed in the Proxy Statement.	☐	☐	☐

3.	Approval of an amendment and restatement of our 2021 Long-Term Incentive Plan to increase by six million the number of shares of our common stock available for issuance under that plan.	☐	☐	☐

4.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2025.	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting and any postponement or adjournment of the meeting.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be held November 20, 2024:
The Notice and Proxy Statement and 2024 Annual Report are available at investor.wdc.com.
You can also view these materials at www.proxyvote.com by using the control number printed in the box marked by an arrow on the reverse side.

V57219-P17600

WESTERN DIGITAL CORPORATION
5601 Great Oaks Parkway
San Jose, CA 95119

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, hereby revoking any proxy previously given, appoints Matthew E. Massengill and Cynthia L. Tregillis, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote all the shares of common stock and Series A Convertible Perpetual Preferred Stock of Western Digital Corporation held of record by the undersigned on September 23, 2024, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Western Digital Corporation to be held on November 20, 2024, and at any postponements or adjournments thereof. The proposals of the Company referred to on the other side are described in the Proxy Statement for the Annual Meeting, which is being delivered herewith.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" each of the eight nominees named in Proposal 1 and "FOR" Proposals 2, 3 and 4. Whether or not direction is made, each of the Proxies is authorized to vote in his or her discretion on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE SHARES BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.

(Continued and to be marked, dated and signed, on the other side)